SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Preliminary Copy

Subject to Completion

October 3, 2007

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Merchants and Manufacturers Bancorporation, Inc. to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007, at 4:00 p.m., local time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger, dated as of July 9, 2007, which provides for the merger of a wholly-owned subsidiary of Harris Bankcorp, Inc. with and into Merchants. If the merger is completed, each outstanding share of our common stock will be converted into the right to receive $37.30 in cash, without interest and Merchants will become a wholly-owned subsidiary of Harris Bankcorp. You should carefully read the accompanying proxy statement, including the merger agreement, a copy of which is attached as Appendix A to the accompanying proxy statement. The affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting is necessary to adopt and approve the merger agreement. Holders of approximately 5.0% of these shares have already agreed with Harris Bankcorp to vote in favor of the adoption and approval of the merger agreement.

Our board of directors considered and evaluated potential strategic alternatives for our company, including the merger. Our board adopted and approved the merger agreement. Among the factors considered by our board in evaluating the merger agreement were the opinions, each dated July 9, 2007, of Stifel, Nicolaus & Company, Incorporated and Keefe, Bruyette & Woods, Inc. our company’s financial advisors, which provide that, as of that date and based upon and subject to the factors and assumptions set forth in the opinions, the cash consideration to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to those shareholders. The full text of the written opinions of Stifel, Nicolaus & Company and Keefe, Bruyette & Woods are attached as Appendix B and Appendix C, respectively, to the accompanying proxy statement and should be read carefully and in their entirety. Neither opinion is a recommendation as to how you should vote your shares of our common stock with respect to the merger agreement proposal.

The receipt of the merger consideration by our shareholders will be a taxable transaction for federal income tax purposes. See pages 54 through 55 of the accompanying proxy statement for additional information.

Our board of directors adopted and approved the merger agreement and determined that the merger agreement is advisable and that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of our shareholders, and accordingly recommends that our shareholders vote “FOR” the adoption and approval of the merger agreement.

The accompanying proxy statement provides you with a summary of the merger agreement and additional information about the parties involved and their interests. If the merger agreement is approved by the requisite holders of our common stock, the closing of the merger will occur as soon after the special meeting as all of the other conditions to the closing of the merger are satisfied or waived.

Please give all of this information your careful attention. Whether or not you plan to attend the special meeting, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. You may also vote your shares via telephone or the internet. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,

Michael J. Murry

Chairman and

Chief Executive Officer

IMPORTANT

Your vote is important, regardless of the number of shares you own. Please sign, date and mail your proxy card at your earliest convenience. You may also vote your shares via telephone or the internet. No postage is required if mailed in the United States.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

5445 South Westridge Drive

New Berlin, Wisconsin 53151

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On November 13, 2007

To the Shareholders of

Merchants and Manufacturers Bancorporation, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation, will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007, at 4:00 p.m., local time, for the following purposes:

1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 9, 2007, among Merchants, Harris Bankcorp, Inc. and Boundary Acquisition Corporation, a wholly-owned subsidiary of Harris Bankcorp, which provides for the merger of Boundary with and into Merchants, with Merchants being the surviving corporation and a wholly-owned subsidiary of Harris Bankcorp. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement;

2. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement proposal; and

3. To consider and act upon any other business as may properly come before the special meeting and any adjournments or postponements of that meeting.

Only holders of record of our common stock at the close of business on September 25, 2007, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of that meeting. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

Our shareholders may dissent from the merger and, upon complying with the requirements of Wisconsin law, receive cash equal to the fair value of their shares instead of the merger consideration. See “The Special Meeting—Dissenters’ Rights” in the accompanying proxy statement for additional information.

Your vote is important regardless of the number of shares of our common stock that you hold. To assure that your shares are represented at the special meeting, you are urged to complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, calling the toll-free number listed on the proxy card or accessing the internet as instructed on the proxy card, whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting. If you attend the special meeting, you may vote in person even if you have already returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Murry

Chairman and Chief Executive Officer

October 3, 2007

Please do not send your stock certificates at this time.

If the merger is completed, we will send you instructions regarding the surrender of your stock certificates.

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MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. 5445 South Westridge Drive

New Berlin, Wisconsin 53151

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

Special Meeting of Shareholders

To Be Held On November 13, 2007

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, you should carefully read this entire document, as well as the other documents to which we refer you, including the merger agreement attached as Appendix A. See “Where You Can Find More Information” on page 59. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. This proxy statement is first being mailed to our shareholders on or about October 3, 2007.

Parties to the Merger (Page 15)

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Merchants and Manufacturers Bancorporation, Inc. We are a Wisconsin corporation that is a registered bank holding company. We operate six bank subsidiaries in Wisconsin and one in Iowa. We have entered into an agreement to sell our Iowa bank subsidiary, Fortress Bank of Cresco, in a transaction separate from the proposed merger with Harris Bankcorp. In addition to traditional bank products, we offer our customers a broad range of residential mortgage services through Community Financial Group Mortgage, Inc., and a full range of investment, tax and life insurance products through Community Financial Group Financial Services, Inc. Each of these subsidiaries enable our member banks to provide a full range of financial products to their customers as well as contribute non-interest income to us. Our principal executive offices are located at 5445 South Westridge Drive, New Berlin, Wisconsin 53151, and the telephone number of our offices is (262) 827-6700.

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Harris Bankcorp, Inc. Harris Bankcorp, a Delaware corporation, is a registered bank holding company and financial holding company. Harris Bankcorp is an indirect wholly-owned subsidiary of Bank of Montreal, a chartered bank of Canada. The principal executive offices of Harris Bankcorp are located at 111 West Monroe Street, Chicago, Illinois 60603, and the telephone number of its offices is (312) 461-2121.

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Boundary Acquisition Corporation. Boundary Acquisition Corporation is a Wisconsin corporation recently formed by Harris Bankcorp for the purpose of completing the merger. Boundary will be merged out of existence at the effective time of the merger. The principal executive offices of Boundary are located at 111 West Monroe Street, Chicago, Illinois 60603, and the telephone number of its offices is (312) 461-2121.

The Merger and Related Transactions (Page 16)

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We signed a merger agreement with Harris Bankcorp and Boundary on July 9, 2007. The merger agreement provides for the merger of Boundary with and into Merchants, with Merchants being the surviving corporation. Following the merger, Merchants will be a wholly-owned subsidiary of Harris Bankcorp.

•	At the effective time of the merger, each outstanding share of our common stock will be converted automatically into the right to receive $37.30 in cash, without interest.

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After completion of the merger, the holders of our common stock will have no continuing equity interest in our company, and will not share in our future earnings, dividends or growth, if any. In addition, after the merger has been completed, our common stock will no longer be traded on the Over-the-Counter Bulletin Board or registered with the Securities and Exchange Commission.

Recommendation of Our Board of Directors and Reasons for the Merger (Page 19)

After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, at a meeting on July 9, 2007, our board of directors adopted and approved the merger agreement and declared the terms of the merger agreement fair to and in the best interests of our shareholders and voted to recommend that our shareholders adopt and approve the merger agreement.

Opinions of Financial Advisors (Page 21)

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Each of Stifel, Nicolaus & Company, Incorporated and Keefe, Bruyette & Woods, Inc., our financial advisors, delivered a written opinion to our board of directors that, as of July 9, 2007 and based upon and subject to the factors and assumptions set forth in each opinion, the $37.30 per share in cash to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to those shareholders.

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The full text of the written opinions of our financial advisors, each dated July 9, 2007, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with each opinion, are attached as Appendix B and Appendix C to this proxy statement. Each of our financial advisors provided its opinion for the information and assistance of our board in connection with its consideration of the merger agreement. Neither opinion is a recommendation as to how any holder of our common stock should vote with respect to the merger agreement.

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We agreed to pay Stifel, Nicolaus & Company a cash transaction fee of 1.00% of the consideration involved in the merger, including certain assumed debt, which equals approximately $1,890,000, which is payable contingent upon the completion of the merger. In addition, a nonrefundable fee of $350,000 was payable in connection with issuance of Stifel Nicolaus’ opinion on July 9, 2007, which amount will be credited against the transaction fee in the event it is payable.

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We agreed to pay Keefe, Bruyette & Woods a fee equal to 0.10% of the market value of the aggregate consideration offered in the merger transaction, which equals approximately $137,000, upon delivery of its opinion.

Nonsolicitation Agreements (Page 31)

In connection with the merger agreement, Harris Bankcorp required each of the following directors of Merchants to enter into a nonsolicitation agreement on July 9, 2007: Michael J. Murry, William L. Adamany Sr., Steven R. Blakeslee, Nicholas S. Logarakis, James A. Sass, Richard C. Bemis, Thomas J. Sheehan, J. Michael Bartels, Rodney T. Goodell and Donald A. Zellmer. Harris Bankcorp did not require Sister Joel Read to enter into a nonsolicitation agreement because she does not hold any shares of our common stock or any stock options. Pursuant to the nonsolicitation agreements, each director has agreed that:

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for a period of one year after the date of his nonsolicitation agreement, the director will not, directly or indirectly, serve as a director of, or own any capital stock or other equity interest in, any bank or other financial institution located in Wisconsin, except that (1) the director may own less than 5% of the capital stock of any such bank or other financial institution that is a public company and (2) the director may retain any capital stock or other equity interest in any such bank or other financial institution that was owned by the director as of the date of the nonsolicitation agreement; and

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for a period of two years after the date of his nonsolicitation agreement, the director will not (1) compete for or solicit any banking or other financial services from any customer of Merchants or any of its subsidiaries or affiliates, (2) use or disclose any confidential information of Merchants or any of its subsidiaries or affiliates or (3) solicit or offer employment to any officer or employee of Merchants or any of its subsidiaries or affiliates.

Financial Interests of Our Directors and Executive Officers in the Merger (Page 38)

Some of our directors and executive officers have financial interests in the merger that differ from, or are in addition to, your interests as a shareholder. Our board of directors was aware of these interests, which are summarized below, and considered them, among other matters, in adopting and approving the merger agreement.

Employment Agreements

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Merchants has entered into employment agreements with five of our executive officers which provide for severance benefits upon the termination of employment under certain circumstances within twelve months following the completion of a transaction, such as the merger with Harris Bankcorp, which constitutes a change of control of Merchants. If, under these employment agreements, the employment of all of these executive officers is terminated within twelve months after the merger under circumstances which trigger severance rights under their employment agreements, we estimate that they would be entitled to receive aggregate maximum cash severance payments, calculated based upon the present value of the total potential payments under such agreements if the change of control event and entitlement of these contractual rights occurred on July 31, 2007, of up to $2,716,176.

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Harris Bankcorp entered into an employment agreement on July 9, 2007 with each of James C. Mroczkowski, our Executive Vice President and Chief Operating Officer, and Charles Heffernan, our Executive Vice President and Chief Credit Officer, that is subject to and effective upon the closing of the merger. These employment agreements supersede any prior agreements between us and the executive officers, including any previously executed employment agreement, severance agreement and incentive or equity arrangements. Under the agreements, Mr. Mroczkowski is entitled to a base salary of $145,000 and a retention bonus of up to $230,000 and Mr. Heffernan is entitled to a base salary of $185,000 and a retention bonus of up to $200,000. The retention bonus is payable in four installments over a period of three years to Mr. Mroczkowski and in three installments over a period of two years to Mr. Heffernan, and is subject in each case to continued employment with Harris Bankcorp on the date of payment.

Supplemental Executive Retirement Agreement

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We have entered into a supplemental executive retirement agreement with John M. Krawczyk, our Executive Vice President, Corporate Secretary and General Counsel, that provides for the vesting of the executive officer’s benefits under the agreement in the event we terminate his employment with us in connection with a change of control. If his employment is terminated under certain circumstances within ninety days prior to a change in control of Merchants or within twelve months after a change in control, then the termination is deemed to be in connection with a change in control of Merchants. If the employment of the executive officer is terminated under the applicable circumstances, we estimate that he would be entitled to receive a maximum cash payment, calculated based upon the present value of the total potential payments under the agreement if the change of control event and entitlement occurred on July 31, 2007, equal to $420,000.

Aggregate Potential Change of Control Benefits to Employees

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We estimate that the aggregate maximum cash amount of potential benefits contingent on a change of control (in addition to the continuation of health and insurance benefits), calculated based upon the present value of the total potential payments under employment agreements, salary continuation agreements and supplemental executive retirement agreements providing such benefits if the change of control event and entitlement to these benefits occurred on July 31, 2007, to all of our employees who may be entitled to such benefits (including executive officers above under “—Employment Agreements” and “—Supplemental Executive Retirement Agreement”), net of the anticipated tax deduction, could equal approximately $4,500,000. This number is our maximum cash liability and assumes that the employment of all 18 employees entitled to these benefits terminates after the merger under circumstances which entitle these employees to change of control benefits in accordance with the provisions of their respective agreements, which in a number of cases requires an adverse change in employment status for a termination of employment by the employee to entitle the employee to these benefits. Moreover, all of the salary continuation agreements and supplemental executive retirement agreements that provide such benefits are informally linked to life insurance policies which insure the employees who are parties to such agreements. We are the owner and beneficiary of these life insurance policies, and the employees have no claim on the insurance policies, their cash surrender values or the proceeds of the policies.

Lease Agreement with an Affiliate of Three of our Directors

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We have entered into a lease agreement with 14000 LLC, which provides that upon a sale of Merchants, we are obligated, prior to the sale, to purchase from 14000 LLC the leased premises at its fair market value which will not be less than $1,270,000. 14000 LLC leases to us an office building which houses a Lincoln State Bank branch office located at 14000 West National Avenue, New Berlin, Wisconsin. 14000 LLC is a Wisconsin limited liability company in which three of our directors, J. Michael Bartels, Nicholas S. Logarakis and James Sass, each own approximately 9% of the outstanding ownership interests.

Stock Options

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The merger agreement requires that we cause all outstanding options to acquire our common stock to be canceled in exchange for the right to receive for each share of common stock underlying the options, a cash payment equal to the excess, if any, of the merger consideration over the applicable option exercise price. The cash payment will be net of any applicable federal or state withholding tax and will be treated as compensation. As a result, our directors and executive officers holding options will receive cash payments following the effective time of the merger in settlement of their stock options in an aggregate amount of approximately $149,650, before withholding.

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The following executive officers and directors will be entitled to receive the approximate settlement amounts listed for stock options that they held as of August 22, 2007 (before withholding): Michael J. Murry, $52,268; Conrad C. Kaminski, $5,796; James F. Bomberg, $24,794; James C. Mroczkowski, $33,396; and John M. Krawczyk, $33,396.

Voting Agreement (Page 37)

In connection with the merger agreement, Harris Bankcorp entered into a voting agreement with all of our directors. Pursuant to the voting agreement, each director has agreed, among other things:

•	to vote or take all actions necessary to cause to be voted, the shares of our common stock owned by the director in favor of the merger and the merger agreement; and

•	to not vote in favor of or for the approval of any transaction that relates to an acquisition proposal with a person or group other than Harris Bankcorp.

As of the record date, there were 180,609 shares of our common stock subject to the voting agreement, which represented approximately 5.0% of our outstanding common stock.

The Special Meeting (Page 32)

A special meeting of the holders of our common stock will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007, at 4:00 p.m., local time, to vote on the proposal to adopt and approve the merger agreement. If, at the time of the special meeting, there are not sufficient votes to adopt and approve the merger agreement, we may ask you to consider and vote upon a proposal to adjourn the special meeting so that we can solicit additional proxies.

Record Date and Voting Power (Page 32)

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Our board of directors has fixed the close of business on September 25, 2007, as the record date for determining shareholders entitled to notice of and to vote at the special meeting. On the record date, we had              outstanding shares of common stock held by approximately              shareholders of record. We have no other class of voting securities outstanding.

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Shareholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required (Page 32)

•	Our charter and by-laws and Wisconsin law require:

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the presence, in person or by duly executed proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting in order to constitute a quorum for the transaction of business; and

•	the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting in order to adopt and approve the merger agreement.

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On the record date, our directors and executive officers owned             shares of our common stock, or approximately     % of our outstanding shares. These shares include 180,609 shares of our common stock, or approximately 5.0% of our outstanding shares, which are subject to the voting agreement with Harris Bankcorp.

Proxies, Voting and Revocation (Page 33)

Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. Shareholders of record can also vote over the internet or by telephone. If internet and telephone voting are available to you, you can find voting instructions in the proxy card accompanying this proxy statement. The internet and telephone voting facilities will close at 11:59 p.m. (eastern time) on the day before the special meeting date. Please be aware that if you vote over the internet or by telephone, you may incur costs such as telephone and internet access charges for which you will be responsible. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “For” the adoption and approval of the merger agreement and, if necessary, “For” the approval of any adjournment of the special meeting to solicit additional proxies. Proxies are being solicited on behalf of our board of directors.

A proxy may be revoked by the person who executed it at or before the special meeting by:

•	delivering to our secretary a written notice of revocation bearing a later date than the proxy;

•	duly executing, dating and delivering to our secretary a subsequent proxy or submitting a subsequent vote via telephone or the internet; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Dissenters’ Rights (Page 34)

If you follow the procedural requirements under Wisconsin law, you may be entitled to receive cash in the amount of the fair value of your shares of our common stock instead of the merger consideration offered in the merger. The fair value of the shares of our common stock held by you will be determined under Wisconsin law and could be less than or greater than the amount to be received under the terms of the merger agreement.

If you want to exercise dissenters’ rights, you must not vote in favor of the merger agreement and must comply with all of the procedural requirements provided by Wisconsin law. A copy of the Wisconsin dissenters’ rights statutes are attached as Appendix E to this proxy statement. We encourage you to read the statutes carefully and to consult with legal counsel if you desire to exercise your dissenters’ rights.

Exchange of Certificates (Page 43)

•	Harris Bankcorp intends to designate Computershare Trust Company of New York to act as the paying agent in the merger.

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Promptly after the effective time of the merger, the paying agent will mail to each of our shareholders a letter of transmittal and instructions specifying the procedures to be followed in surrendering your shares of our common stock in exchange for the merger consideration. You should not submit your stock certificates for payment until you receive the letter of transmittal and instructions from the paying agent. After you surrender your stock certificates along with the properly completed letter of transmittal, you will receive the merger consideration that you are entitled to under the merger agreement.

Conditions to the Merger (Page 46)

We will not complete the merger unless a number of conditions are satisfied or waived, including:

•	the adoption and approval of the merger agreement by the requisite vote of our shareholders;

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the receipt of all required governmental consents or approvals and the expiration of all required waiting periods without such consents or approvals imposing a material condition which is not reasonably satisfactory to Harris Bankcorp;

•	the absence of any law, order or injunction which is in effect and which has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger;

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since the date of the merger agreement, there must not have occurred any effect, event or change that has had or would reasonably likely be expected to have a material adverse effect on our business, assets, results of operations, or financial condition;

•	Merchants and each of our subsidiary banks must each be considered “well capitalized” under applicable banking laws and regulations;

•	the holders of not more than 15% of the outstanding shares of our common stock give written demand for dissenters’ rights in accordance with Wisconsin law;

•	we must have obtained certain necessary third party consents; and

•	all required environmental reviews of our owned real property must be completed and the aggregate amount of all response estimates for each applicable property must have been determined.

Solicitation of Proposals from Other Parties (Page 48)

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We have agreed that, until the termination of the merger agreement or the effective time of the merger, we will not directly or indirectly: (1) solicit, initiate, knowingly encourage or take any action to facilitate or assist any acquisition proposal; (2) disclose or furnish nonpublic information in furtherance of an acquisition proposal; or (3) participate in any discussions or negotiations with, or provide any information to, any person or group (other than Harris Bankcorp) concerning an acquisition proposal. An acquisition proposal includes any of the following:

•	a merger, consolidation or similar transaction (other than the merger with Harris Bankcorp) involving us or one of our subsidiaries;

•	a purchase, lease or other acquisition of all or substantially all of our or one of our subsidiaries’ assets;

•	a purchase or other acquisition of beneficial ownership by any person or group of any equity securities or proprietary interests in any of our subsidiaries; or

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a purchase or other acquisition of beneficial ownership by any person or group of equity securities or other proprietary interests in us (1) representing ten percent (10%) or more of the voting power of Merchants or (2) which would cause the person or group to become the beneficial owner of equity securities representing fifty percent (50%) or more of our voting power.

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If we receive an unsolicited acquisition proposal, we may furnish non-public information and participate in discussions regarding that acquisition proposal if (1) our board determines in good faith, after consultation with our outside legal counsel and financial advisors, that it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law, (2) our board determines in good faith, after consultation with our outside legal counsel and financial advisors, that the acquisition proposal is reasonably likely to lead to a superior proposal (an acquisition proposal that is more favorable to our shareholders from a financial point of view than the proposed merger with Harris Bankcorp) and (3) prior to furnishing any information to such person or group enter into a confidentiality agreement with such person or group that is no less restrictive, in any material respect, than the confidentiality agreement we entered into with Harris Bankcorp.

•	We must promptly, and in any event within one business day, notify Harris Bankcorp of our first receipt of an acquisition proposal and the material terms and conditions of such acquisition proposal.

•	Under the merger agreement, we agreed that our board would not:

•	withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Harris Bankcorp, its approval or recommendation of the merger agreement;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any other acquisition proposal to our shareholders; or

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enter into any definitive agreement, letter of intent, arrangement or understanding relating to another acquisition proposal or requiring us to abandon, terminate or fail to consummate the merger, or compensating us or any of our subsidiaries under such circumstances.

However, prior to the receipt of shareholder approval, we may take the actions prohibited under the first two bullet points listed immediately above, as applicable, if either: (1) we receive an unsolicited acquisition proposal and (a) after consultation with our outside legal counsel and financial advisors, our board determines in good faith by a majority vote that (i) it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law and (ii) the other acquisition proposal is a superior proposal; (b) our board has given Harris Bankcorp three business days’ prior written notice of its intention to take any such action; (c) our board has considered any changes to the per share merger consideration and to the merger agreement (if any) proposed by Harris Bankcorp and (d) our board has determined in good faith by a majority vote, after consultation with our outside legal counsel and financial advisors, that the other acquisition proposal remains a superior proposal even after the changes proposed by Harris Bankcorp; or (2) other than in connection with another acquisition proposal, if, after consultation with our outside legal counsel, our board determines in good faith by a majority vote that it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law.

Termination of the Merger Agreement (Page 50)

Either Merchants or Harris Bankcorp may terminate the merger agreement if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

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any law, order or injunction which is in effect has the effect of making the merger illegal or otherwise prohibits the consummation of the merger, unless the failure to satisfy the foregoing condition is due to a breach of the merger agreement by the party seeking termination; or

•	the merger has not occurred on or before April 9, 2008, unless the failure of the merger to occur on or before such date is due to a breach of the merger agreement by the party seeking termination.

In addition, Harris Bankcorp has the right to terminate the merger agreement if:

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we fail to satisfy any condition to Harris Bankcorp’s obligation to consummate the merger and the satisfaction of the condition becomes impossible, unless our failure to satisfy the condition is due to a material breach of the merger agreement by Harris Bankcorp;

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we breach any of our representations, warranties, covenants or other agreements contained in the merger agreement, which breach results in the failure of a closing condition, and that breach is not cured within 30 days after written notice; or

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our board (1) fails to recommend approval of the merger agreement and the merger to our shareholders, (2) withdraws, modifies, changes, alters or qualifies its favorable recommendation of the merger agreement and the merger to our shareholders in any manner adverse to Harris Bankcorp or (3) approves, endorses or recommends, or proposes publicly to approve, endorse or recommend, any other acquisition proposal.

We have the right to terminate the merger agreement if:

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Harris Bankcorp fails to satisfy any condition to our obligation to consummate the merger and the satisfaction of the condition becomes impossible, unless Harris Bankcorp’s failure to satisfy the condition is due to a material breach of the merger agreement by us;

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Harris Bankcorp breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach results in the failure of a closing condition, and that breach is not cured within 30 days after written notice; or

•	our board approves a superior proposal, which is an acquisition proposal that is more favorable to our shareholders than the merger from a financial point of view.

Termination Fee; Expenses (Page 50)

As a condition to Harris Bankcorp’s willingness to enter into the merger agreement, we have agreed to pay Harris Bankcorp a termination fee of $4,500,000 if:

•

Harris Bankcorp terminates the merger agreement because our board (1) fails to recommend approval of the merger agreement and the merger to our shareholders, (2) withdraws, modifies, changes, alters or qualifies its favorable recommendation of the merger agreement and the merger to our shareholders in any manner adverse to Harris Bankcorp or (3) approves, endorses or recommends, or proposes publicly to approve, endorse or recommend, any other acquisition proposal;

•

Harris Bankcorp terminates the merger agreement because we breach our obligation to cause a meeting of our shareholders to be held for the purpose of adopting the merger agreement and approving the merger but only if we failed to call the shareholders meeting and mail the proxy statement to our shareholders within ten business days, or we fail to hold the shareholders meeting within 60 days, after the last to occur of (1) the final determination of the aggregate response estimate amount for responding to environmental conditions on our owned real properties and (2) the clearance of the proxy statement by the Securities and Exchange Commission;

•	Harris Bankcorp terminates the merger agreement because of a material breach of our obligations regarding solicitation of other acquisition proposals;

•

either Harris Bankcorp or Merchants terminates the merger agreement because our shareholders do not vote to adopt and approve the merger agreement and (1) prior to the termination of the merger agreement we have committed a material breach of our obligation to cause a meeting of our shareholders to be held for the purpose of adopting the merger agreement and the merger or our obligations regarding solicitation of other acquisition proposals or (2) at any time after the date of the merger agreement and prior to the termination of the merger agreement, another acquisition proposal has been announced (publicly or in a manner calculated to inform our shareholders generally) and prior to or within twelve months after the termination of the merger agreement (a) Merchants or one of our subsidiaries enters into a definitive agreement relating to another acquisition proposal or (b) a transaction relating to another acquisition proposal is consummated; or

•	we terminate the merger agreement because our board approves a superior proposal.

Generally, each party must pay all of its fees, costs and expenses incurred in connection with the merger agreement and the related transactions and if the merger agreement is terminated for any reason or the closing of the merger otherwise does not occur, no party will have any liability relating to the merger agreement except for (1) our obligation to pay the termination fee described above if and to the extent required by the merger agreement or (2) any liability or damage to the extent related to or arising from any knowing and willful breach of any provisions of the merger agreement.

Amendment and Waiver (Page 53)

•

The merger agreement may be amended by an instrument in writing signed by all of the parties to the merger agreement. Any term, provision or condition of the merger agreement may be waived by an instrument in writing by the party which is entitled to the benefits of the term, provision or condition:

•

Following the adoption and approval of the merger agreement by our shareholders, however, no amendment or waiver may be made without shareholder approval if the amendment or waiver requires further shareholder approval under applicable law.

Federal Income Tax Consequences (Page 54)

If the merger is completed, the exchange of common stock by our shareholders for the cash merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult with your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Regulatory and Other Approvals (Page 56)

•	Under the Bank Holding Company Act we cannot complete the merger until we have obtained the required approvals of the Federal Reserve Board.

•	The merger is also subject to the prior approval of the Wisconsin Department of Financial Institutions and we must file articles of merger with the Wisconsin Department of Financial Institutions.

•	The merger is also subject to the approval of the Office of the Superintendent of Financial Institutions (Canada) under the Bank Act.

INTRODUCTION

This proxy statement is being furnished to holders of shares of common stock of Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation, in connection with the solicitation of proxies by our board of directors for use at the special meeting of shareholders to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007, at 4:00 p.m., local time, and any adjournments or postponements of that meeting. The purpose of the special meeting is for our shareholders to consider and vote upon a proposal to adopt and approve the merger agreement which provides for the merger of Boundary Acquisition Corporation, a wholly-owned subsidiary of Harris Bankcorp, Inc., with and into our company. Our board has fixed the close of business on September 25, 2007, as the record date for the special meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the special meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What am I being asked to vote on?

A:	You are being asked to adopt and approve the merger agreement, which provides for the merger of Boundary with and into our company. After the merger, Merchants, as the surviving corporation, will be a wholly-owned subsidiary of Harris Bankcorp, and you will no longer own an equity interest in us. Our board has approved the merger agreement and recommends that you vote “For” the adoption and approval of the merger agreement and the merger at the special meeting. We also are asking you to authorize the named proxies to approve one or more adjournments of the special meeting in order to solicit additional proxies if there are not sufficient votes to adopt and approve the merger agreement at the time of the special meeting.

Q:	What will happen in the merger?

A:	Upon completion of the merger, Boundary will be merged with and into Merchants, with Merchants being the surviving corporation, and our shareholders will be entitled to receive a cash payment of $37.30, without interest, for each share of common stock held.

Q:	Why has the merger been proposed?

A:	Our board has proposed the merger because it believes that the merger represents the alternative that is in the best interests of our shareholders. Over the past few years, we have experienced challenges in creating shareholder value as represented by the trading price of our common stock. In addition, we have faced increasing costs associated with the development of a centralized operating environment to support our multi-bank organization and increased costs of operating as a public company. In light of these factors, we engaged Stifel, Nicolaus & Company to act as our financial advisor and to assist us in conducting a strategic alternatives process in which our board reviewed various alternatives available to our company. At the conclusion of this process, our board determined that the merger with Harris Bankcorp was the best alternative available to our shareholders.

Q:	Who will own Merchants after the merger?

A:	After the merger, we will be a wholly-owned subsidiary of Harris Bankcorp. Our common stock will no longer be traded on the Over-the-Counter Bulletin Board or registered with the Securities and Exchange Commission.

Q:	What vote is required to adopt and approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote on the matter, which requires the approval of holders of at least shares of our common stock. We urge you to complete, execute and return the enclosed proxy card or vote via telephone or the internet to assure the representation of your shares at the special meeting.

Q:	What rights do I have if I oppose the merger?

A:	You can vote against the adoption and approval of the merger agreement by signing and mailing your proxy card or by voting against the adoption and approval of the merger agreement via telephone or the internet or in person at the special meeting.

Q:	Am I entitled to dissenters’ rights in connection with the merger?

A:	Yes. You are entitled to assert dissenters’ rights under the Wisconsin Business Corporation Law if you do not vote in favor of the merger and you comply with the applicable procedural requirements for asserting dissenters’ rights under Wisconsin law. See “The Special Meeting—Dissenters’ Rights” beginning on page 34 for additional information.

Q:	What will I receive in the merger?

A:	As a shareholder of Merchants, you will receive $37.30 in cash, without interest, for each share of our common stock that you own. This is referred to as the merger consideration. For example, if you own 100 shares of our common stock, upon completion of the merger you will receive $3,730 in cash.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of common stock?

A:	Promptly after the merger is completed, you will receive detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. Harris Bankcorp will arrange for the payment of the merger consideration to be sent to you as promptly as practicable following receipt of your stock certificates and other required documents.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger during the fourth calendar quarter of 2007. We cannot, however, require Harris Bankcorp to complete the merger until twenty business days after all of the conditions to the merger described in the merger agreement that can be satisfied prior to the closing are satisfied or waived.

Q:	What are the tax consequences of the merger to me?

A:	Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see pages 54 through 55 of this proxy statement. Your tax consequences will depend on your personal situation. You should consult your personal tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	What will happen to my shares of common stock in Merchants after the merger?

A:	Following effectiveness of the merger, your shares of our common stock will represent solely the right to receive the merger consideration and trading in our common stock on the Over-the-Counter Bulletin Board will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934.

Q:	What do I need to do now?

A:	This proxy statement contains important information regarding the merger agreement and the merger, as well as information about our company and Harris Bankcorp. It also contains important information about what our board considered in adopting and approving the merger agreement. We urge you to read this proxy statement carefully, including its appendices. You also may want to review the documents referenced under “Where You Can Find More Information.”

Q:	How do I vote?

A:	Indicate on your proxy card how you want to vote, sign and date your proxy card and mail it in the enclosed, postage-paid envelope as soon as possible, so that your shares of common stock will be represented at the special meeting. Shareholders of record can also vote over the internet or by telephone. If internet and telephone voting are available to you, you can find voting instructions in the proxy card accompanying this proxy statement. The internet and telephone voting facilities will close at 11:59 p.m. (eastern time) on the day before the special meeting date. Please be aware that if you vote over the internet or by telephone, you may incur costs such as telephone and internet access charges for which you will be responsible. You may attend the special meeting and vote your shares of common stock in person, rather than voting by proxy. In addition, you may withdraw your proxy at any time up to and including the time the polls are closed on the vote on the merger agreement at the special meeting and either change your vote or attend the special meeting and vote in person. The failure to vote, an abstention from voting, or a broker non-vote will have the same effect as a vote against the proposal to adopt and approve the merger agreement. Your vote is important regardless of the number of shares that you own. Please sign, date and mail your proxy card or vote via telephone or the internet at your earliest convenience.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting is earlier than the expected completion date of the merger. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you may retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of common stock.

Q:	If my shares of common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not vote your shares of common stock unless you provide instructions on how to vote. You should instruct your broker how to vote your shares of common stock by following the directions your broker provides. If you do not provide instructions to your broker, your shares of common stock will not be voted, which will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. 5445 South Westridge Drive New Berlin, Wisconsin 53151 (262) 827-6700
Attention:	John Krawczyk,
Corporate Secretary

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of our operations, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including among others, under the headings “Summary” and “The Merger” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise.

Important factors currently known to management of Merchants that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the following:

•	the risk that we will be unable to satisfy all of the closing conditions set forth in the merger agreement;

•	the risk that our shareholders commence litigation which could prevent or delay the completion of the merger;

•	the possibility that we may not obtain the necessary governmental approvals to complete the merger;

•	disruptions to our business as a result of the announcement and pendency of the merger, including our ability to retain customer and other business relationships and key personnel; and

•	the other risks discussed elsewhere in this proxy statement.

Merchants undertakes no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

THE PARTIES TO THE MERGER

Merchants and Manufacturers Bancorporation, Inc.

We were incorporated under the laws of the state of Wisconsin in 1983 and are a bank holding company registered under the Bank Holding Company Act of 1956. As of June 30, 2007, we had total consolidated assets of $1.5 billion, consolidated loans of $1.1 billion and consolidated deposits of $1.1 billion. We are engaged in the community banking business through our Community Financial Group™, which includes our seven bank subsidiaries. We operate six bank subsidiaries in Wisconsin, including: Lincoln State Bank; Grafton State Bank; Community Bank Financial; Fortress Bank; The Reedsburg Bank and Wisconsin State Bank. We also operate one additional bank subsidiary, Fortress Bank of Cresco, which operates in Iowa. On June 7, 2007, we completed the sale of substantially all of the assets of Fortress Bank Minnesota, and following the sale we merged the Fortress Bank Minnesota charter and remaining assets into Lincoln State Bank. We have also entered into a stock purchase agreement for the sale of Fortress Bank of Cresco to a third party in a transaction separate from the proposed merger with Harris Bankcorp. Assuming satisfaction of all conditions to the sale of Fortress Bank of Cresco set forth in the stock purchase agreement, including receipt of all necessary government approvals, we anticipate that the sale of Fortress Bank of Cresco will occur during the fourth calendar quarter of this year.

Through our banks, we provide a broad range of services to individual and commercial customers. Collectively, our subsidiary banks enjoy the competitive advantages of being able to offer the products, services, operational capacity and the lending limit of a larger institution with the timely personal customer service typically offered by a community bank. In addition to traditional bank products, we offer our customers a broad range of residential mortgage services through Community Financial Group Mortgage, Inc., and a full range of investment, tax and life insurance products through Community Financial Group Financial Services, Inc. Each of these subsidiaries enable our member banks to provide a full range of financial products to their customers as well as contribute non-interest income to us.

We also operate three additional non-bank operating subsidiaries: Lincoln Neighborhood Redevelopment Corporation, which was organized in 1988 for the purpose of redeveloping and rehabilitating certain areas located primarily on the near south side of Milwaukee, Wisconsin; Merchants Merger Corp. which was formed in 1999 to facilitate bank acquisitions and Merchants New Merger Corp. which was formed to facilitate The Reedsburg Bank acquisition.

Our principal executive offices are located at 5445 South Westridge Drive, New Berlin, Wisconsin 53151, and the telephone number of our offices is (262) 827-6700.

Harris Bankcorp, Inc.

Harris Bankcorp is a Delaware corporation and an indirect wholly-owned subsidiary of Bank of Montreal, a chartered bank of Canada. Harris Bankcorp is a registered bank holding company and a registered financial holding company.

Harris Bankcorp’s principal executive officers are located at 111 West Monroe Street, Chicago, Illinois 60603, and the telephone number of its offices is (312) 461-2121.

Boundary Acquisition Corporation

Boundary Acquisition Corporation is a Wisconsin corporation recently formed by Harris Bankcorp as a wholly-owned subsidiary for the purpose of effecting the merger. Boundary will be merged out of existence at the effective time of the merger. The principal executive offices of Boundary are located at 111 West Monroe Street, Chicago, Illinois 60603, and the telephone number of its offices is (312) 461-2121.

THE MERGER AND RELATED TRANSACTIONS

General

The merger agreement provides for the merger of Boundary Acquisition Corporation with and into our company. We will be the surviving corporation in the merger and will continue our existence under the laws of the State of Wisconsin as a wholly-owned subsidiary of Harris Bankcorp. Following the completion of the merger, our common stock will no longer trade on the Over-the-Counter Bulletin Board. The merger will be completed when the articles of merger have been filed with the State of Wisconsin in accordance with the Wisconsin Business Corporation Law, which is expected to occur as soon as practicable after the special meeting and the satisfaction or waiver of all other conditions to closing. Harris Bankcorp will not be required under the merger agreement, however, to complete the merger until twenty business days after all of the conditions to the merger required to be satisfied prior to the closing are satisfied or waived.

As of the effective time of the merger, holders of shares of our common stock will have no further ownership interest in the surviving corporation. Instead, each holder of our common stock outstanding immediately prior to the effective time of the merger will be entitled to receive $37.30 in cash per share, without interest. The merger agreement requires that we cause all outstanding options to acquire our common stock to be canceled in exchange for the right to receive for each share of common stock underlying the options, a cash payment of the excess, if any, of the per share merger consideration over the applicable option exercise price, subject to any applicable federal or state withholding tax.

Background of the Merger

Our board of directors has from time to time engaged with senior management in strategic reviews and has considered ways to enhance our performance and prospects in light of competitive and other relevant developments. These strategic reviews have focused on, among other things, conditions and ongoing consolidation in the financial services industry. Our senior management has also had discussions with representatives of Stifel, Nicolaus & Company, Incorporated, a nationally recognized investment banking firm, over several years regarding our strategic positioning and various potential strategic options. Prior to 2007, we had not taken any action to actively seek a transaction to sell Merchants.

As of early 2006, we had completed the first two stages of our strategic plan to build a state-wide system of community banks and were poised to start the third stage, consisting of a return to an acquisition strategy. As part of the second stage, we had made a significant investment in developing a centralized operating environment to support our multi-bank organization. At the time of our 2006 annual meeting of shareholders on May 16, 2006, in response to a shareholder proposal submitted under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 regarding a sale of Merchants, we stated our belief that it was premature to consider such a sale in view of our progress in completing the first two stages of our strategic plan.

However, during a series of strategic planning meetings held by our board of directors during the second half of 2006, the board determined that Merchants faced numerous challenges to increasing shareholder value, including difficult operating trends in the banking industry such as the weakening of asset quality and increased competition and customer shifts to higher cost deposit products and lower yielding loans which is compressing net interest margins. The board believed that the outlook of small and mid-cap public financial institutions is particularly affected by this compression of net interest margins because of their greater dependence on net interest income as compared to their large cap competition. As a smaller cap public company, we also face a disproportionate effect of the significantly greater costs of operating as a public company after the Sarbanes-Oxley Act.

These factors, in addition to others, led our board to consider additional strategic initiatives to enhance shareholder value in early 2007. A number of these initiatives, including selling Fortress Bank Minnesota and combining Franklin State Bank with Lincoln State Bank, were announced on January 9, 2007. In late

January 2007, our board also began to consider a potential sale of Merchants as an alternative. The board believed that a sale of Merchants could enhance shareholder value and provide liquidity for shareholders in the near term and also allow us to serve a larger customer base through enhanced lending capacity. At a meeting held on January 25, 2007, the board decided to initiate a process of reviewing strategic alternatives for Merchants, including opportunities for the sale of Merchants. Following this meeting, we verbally requested Stifel Nicolaus’ assistance in consideration of such strategic alternatives

Beginning in late January 2007, Stifel Nicolaus contacted several potential acquirors known to have an interest in expanding within the Midwestern United States. During this period, Stifel Nicolaus contacted 14 potential strategic partners to gauge their interest in a combination with Merchants and offer the opportunity to meet with our management team. Six of the entities contacted by Stifel Nicolaus received, at their request, a confidential information memorandum prepared by Stifel Nicolaus and our management disclosing key information about our business. Four of those entities, including Harris Bankcorp, elected to pursue the opportunity to meet one-on-one with management.

Harris Bankcorp had met informally with management on January 9, 2007, after which Stifel Nicolaus provided Harris Bankcorp with information regarding Merchants, including the confidential information memorandum. Between this initial meeting and early February, Merchants and Harris Bankcorp continued discussions regarding a possible strategic combination and the possible benefits that could result from such a transaction. On February 15, 2007, representatives of Harris Bankcorp again met with our Chief Executive Officer to discuss each company’s strategic plans and the possibility for a strategic combination. Following this meeting, Merchants and Stifel Nicolaus engaged in regular telephone conferences and meetings to review preliminary discussions with Harris Bankcorp regarding the strategic objectives and possible terms of a strategic transaction.

During the course of discussions with Harris Bankcorp and the other three entities that elected to meet one-on-one with management, Stifel Nicolaus invited each of those entities to submit a non-binding written bid for an acquisition of Merchants. Harris Bankcorp was the only potential acquiror contacted by Stifel Nicolaus to submit a bid. On March 23, 2007, Harris Bankcorp delivered its initial, non-binding bid proposing a total purchase price for Merchants of between $137 million and $147 million in cash for all outstanding shares and stock options of Merchants, subject to the completion of Harris Bankcorp’s due diligence. Following discussions with our board of directors, Stifel Nicolaus informed Harris Bankcorp that, based on its initial bid, it could begin conducting a due diligence review of Merchants on a non-exclusive basis.

Discussions between representatives of Merchants and Harris Bankcorp continued regarding a potential business combination and the benefits for each company that could result from such a transaction. As a result of these continuing discussions, the parties discussed structuring a potential acquisition as a 100% cash transaction in which a wholly owned subsidiary of Harris Bankcorp would merge with and into Merchants. Harris Bankcorp’s proposal was structured as an all cash transaction to make use of its highly capitalized position and to allow our shareholders to gain a liquidity event for their illiquid shares without exposing them to the added risk of a possible deterioration of value after the merger. As Harris Bankcorp progressed in its due diligence review of Merchants, the parties also discussed the total amount of the consideration in the proposed transaction, and based on the due diligence done at that time Harris Bankcorp proposed total consideration of $137 million.

On April 5, 2007, we entered into a formal engagement letter with Stifel Nicolaus to confirm its role and fees in connection with the potential sale of Merchants, including delivering, at the request of the board, an opinion as to the fairness to our shareholders from a financial point of view of the consideration to be paid to our shareholders in connection with a sale of Merchants. On June 4, 2007, we engaged Keefe, Bruyette & Woods, another nationally recognized investment banking firm, to also issue an opinion as to the fairness to our shareholders from a financial point of view of the consideration to be paid to our shareholders in connection with a sale of Merchants. Stifel Nicolaus had assisted us in our discussions with potential acquirors, including Harris Bankcorp, during the sale process in 2007, would receive a fee conditioned on the completion of a transaction and had provided other investment banking services to us in the past. The Board wished to obtain an opinion both from Stifel Nicolaus and from an investment bank which did not have these relationships with us, for which it selected Keefe Bruyette & Woods.

On June 2, 2007, we received a draft of the definitive merger agreement from legal counsel to Harris Bankcorp. We subsequently began internal discussions among our board of directors, management and outside legal counsel on the terms reflected in the draft merger agreement. The substantive issues that we had with the terms of the June 2, 2007 draft merger agreement included a number of the closing conditions proposed by Harris Bankcorp, the amount of the termination fee and the circumstances under which it would be payable by Merchants to Harris Bankcorp, the conditions under which we could respond to an unsolicited competing acquisition proposal and terminate the merger agreement if we receive a superior competing acquisition proposal, the circumstances under which our board of directors could withdraw its recommendation that our shareholders approve the merger agreement and the merger, and the scope of the title and environmental review of our real properties and the effect of adverse environmental conditions that may be found on our real properties. Our legal counsel then engaged in discussions with legal counsel for Harris Bankcorp over a number of weeks to resolve many of the substantive issues in the merger agreement.

On June 26, 2007, we presented a draft of the merger agreement for review by our board. At this board meeting, our legal counsel summarized the key terms of the merger agreement and the open issues with Harris Bankcorp for our board and responded to questions from our directors on the proposed transaction and the merger agreement. Each of Stifel Nicolaus and Keefe, Bruyette & Woods also made a presentation reviewing potential strategic alternatives available to Merchants and current market conditions in the banking industry and for bank merger and acquisition transactions. Following these presentations, our board by a unanimous vote of the members present authorized management and legal counsel to continue negotiating the terms of the merger agreement with Harris Bankcorp and its counsel based on the proposed merger consideration of $137 million.

Our legal counsel continued negotiations with legal counsel for Harris Bankcorp and resolved the major open issues on the merger agreement by July 7, 2007. The open issues that were resolved on the merger agreement included the scope of the environmental review of our real properties by an environmental consultant acceptable to both Merchants and Harris Bankcorp, and the terms for a potential reduction of the merger consideration to the extent that environmental conditions are identified that require response. Harris Bankcorp agreed that any reduction to the merger consideration relating to adverse environmental conditions would need to be finally determined before we would be obligated to mail this proxy statement to our shareholders.

On July 9, 2007, our board of directors met to consider and approve the merger agreement and the transactions contemplated by the merger agreement. At that meeting, each of Stifel Nicolaus and Keefe, Bruyette & Woods delivered its oral opinion (later confirmed in writing that same day), as described under “Opinions of Financial Advisors”, that, as of the date of the opinions, and subject to and based on the qualifications set forth in the opinions, the per share merger consideration of $37.30 as provided in the merger agreement was fair, from a financial point of view, to our shareholders. Our legal counsel discussed with the board the legal standards applicable to its decisions and actions with respect to its consideration of the proposed transaction, and summarized for the board the changes to the merger agreement since the draft reviewed at the June 26, 2007 meeting, including the final merger consideration of approximately $137.2 million, or $37.30 per share. Our legal counsel also discussed with the board the shareholder and regulatory approvals that would be required to complete the proposed transaction, the likely process and timetable of the transaction including for obtaining the required shareholder and regulatory approvals and compensation and benefits matters in connection with the transaction. Our board discussed at length the terms of the proposed merger, other possible alternatives that might be available to Merchants and a variety of positive and negative considerations concerning the proposed merger. The factors considered are described in more detail below under the heading “Recommendation of Our Board of Directors and Reasons for the Merger.” Our board then, by a unanimous vote of the directors present, approved the merger agreement and the merger and recommended that our shareholders approve the merger agreement at a special shareholders meeting. At the board meeting nine of our eleven directors were present. Following the board meeting, after the close of the stock markets on July 9, 2007, Merchants, Harris Bankcorp and Boundary Acquisition Corporation executed the merger agreement and announced the execution of the merger agreement before the opening of the stock markets on July 10, 2007.

Recommendation of Our Board of Directors and Reasons for the Merger

Our board reviewed and evaluated potential strategic alternatives for our company. The board determined that the merger agreement was advisable and that the terms of the merger agreement and the transactions contemplated by the merger agreement were fair to and in the best interests of our company and our shareholders and recommended that our shareholders adopt and approve the merger agreement. In connection with the foregoing, our board considered the opinions of Stifel, Nicolaus & Company, Incorporated and Keefe, Bruyette & Woods, Inc., our company’s financial advisors, in making its recommendation. See below under the heading “Opinions of Financial Advisors.” Our board recommends that our shareholders vote “For” the adoption and approval of the merger agreement.

In reaching its determination, our board consulted with our financial and legal advisors, drew on their business knowledge and considered the following factors, each of which our board deemed favorable:

•

The merger consideration of $37.30 per share of our common stock, payable in cash, as compared to our net income and tangible book value per share and historical sales prices for shares of our common stock. The consideration to be received by our shareholders in the merger represents:

•	a premium of 33% over the closing price of our common stock of $28.00 on July 9, 2007, which was the last trading day prior to the announcement of the merger agreement;

•	a multiple of 32.2x our earnings per share for the twelve months ended March 31, 2007; and

•	229% of our tangible book value per share as of March 31, 2007.

•

Following the multi-step process described under the heading “Background of the Merger” pursuant to which we and Stifel Nicolaus, our financial advisor, contacted 14 potential acquirors and engaged in discussions regarding a potential transaction with a number of them, Harris Bankcorp was the only potential acquiror to make a proposal.

•	The business, operations, competitive position, financial condition, operating results, management, objectives and prospects of Merchants.

•

The difficult operating trends in the banking industry, such as declining net interest margins and the weakening of asset quality, and the increased costs to Merchants of operating as a public company.

•	Information concerning the business, financial condition, operating results and competitive position of Harris Bankcorp.

•	Its belief that the resources and expertise of Harris Bankcorp as a larger organization will benefit the customers and employees of Merchants.

•	Harris Bankcorp’s commitment to community banking and to maintaining local management and decision-making at its subsidiary banks.

•

The opinions of Stifel Nicolaus and Keefe, Bruyette & Woods that the merger consideration was fair, from a financial point of view, to our shareholders as of the date of the issuance of the opinions and subject to the assumptions made, matters considered and qualifications and limitations on the review by Stifel Nicolaus and Keefe, Bruyette & Woods.

•

The merger agreement permits our board to continue to receive unsolicited inquiries and proposals regarding other acquisition proposals, subject to the satisfaction of certain conditions, negotiate and give information to third parties, and subject to the satisfaction of certain conditions, in the exercise of its fiduciary duties, withdraw or modify its recommendation to our shareholders regarding the merger agreement and terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, subject to the payment of a termination fee to Harris Bankcorp in the amount of $4,500,000.

•

The advantages of a cash transaction as compared to a stock transaction, including the possibility of a future increase in the income tax rate applicable to capital gains and the fact that a stock transaction would expose our shareholders to a possible deterioration in value after the merger.

•	Our board believes that the requirement to submit the merger agreement to our shareholders for approval permits our shareholders to make an informed vote on the merits of the transaction.

Our board also considered the following potential adverse factors in their deliberations concerning the approval of the merger agreement:

•	Our board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the future growth of our assets.

•

Our board acknowledged that the merger is a taxable transaction and, as a result, some holders of our common stock may be required to pay taxes on any recognized gain as a result of the receipt of the merger consideration.

•

Our board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger, and the related disruption to our operations. They also considered the potential consequences to our company if the merger was not to be completed for any reason.

•	The possibility that the agreements by us not to solicit third-party offers and to pay a termination fee to Harris Bankcorp in some circumstances could inhibit or preclude competing purchase offers.

•	The risks associated with possible delays in obtaining necessary approvals and the terms of such approvals.

Our board also considered potential benefits to our directors and executive officers discussed in the section entitled “Interests of Certain Persons in the Merger,” including the severance rights of certain executive officers following the merger. Our board also considered the fact that Harris Bankcorp required each director to enter into a voting agreement to support the merger and that the voting agreement would terminate if the merger agreement was terminated for any reason.

In the opinion of our board, the above factors represent the material potential adverse consequences which could occur as a result of the merger. In considering the merger agreement, our board considered the impact of these factors on our shareholders.

In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed their positions and recommendations as being based on the totality of the information presented to and considered by them. After taking into consideration all of the factors set forth above, our board determined that the potential benefits of the proposed merger outweighed the potential detriments associated with the merger.

In the event that the merger is not completed for any reason, we will continue to pursue our existing business strategy. In addition, we may continue to evaluate, and may seek to enter into, other strategic alternatives.

After careful consideration, our board has determined that the merger agreement is advisable and fair to and in the best interests of our shareholders. Accordingly, our board has adopted and approved the merger agreement and recommends that our shareholders vote “For” the adoption and approval of the merger agreement.

Opinions of Financial Advisors

Each of Stifel, Nicolaus & Company, Incorporated and Keefe, Bruyette & Woods provided a written opinion to our board of directors that, as of July 9, 2007 and based upon and subject to the factors and assumptions set forth in the opinions, the $37.30 per share in cash to be received by the holders of our common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

The full text of the written opinions of Stifel, Nicolaus & Company and Keefe, Bruyette & Woods, each dated July 9, 2007, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached as Appendix B and Appendix C to this proxy statement. Each of the financial advisors provided its opinion for the information and assistance of our board in connection with its consideration of the transaction contemplated by the merger agreement. Neither opinion is a recommendation as to how any of our shareholders should vote with respect to the merger agreement.

Opinion of Stifel, Nicolaus & Company

Stifel, Nicolaus & Company, Incorporated acted as our financial advisor in connection with the merger. Stifel Nicolaus is a nationally recognized investment banking and securities firm with membership on all the principal United States’ securities exchanges and substantial expertise in transactions similar to the merger. As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On July 9, 2007, Stifel Nicolaus rendered its oral opinion, which was confirmed in writing on the same date, to our board of directors that, as of such date, the per share consideration to be received by our shareholders (other than holders of shares who properly exercise dissenters’ rights under Wisconsin law or shares cancelled pursuant to the terms of the merger agreement) from Harris Bankcorp in the merger pursuant to the merger agreement was fair to such holders, from a financial point of view.

The full text of Stifel Nicolaus’ written opinion dated July 9, 2007, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Holders of our common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement. The summary of the opinion of Stifel Nicolaus set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel Nicolaus does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Stifel Nicolaus has no obligation to update, revise or reaffirm its opinion and we do not currently expect that we will request an updated opinion from Stifel Nicolaus.

No limitations were imposed by Merchants on the scope of Stifel Nicolaus’ investigation or the procedures to be followed by Stifel Nicolaus in rendering its opinion. In arriving at its opinion, Stifel Nicolaus did not ascribe a specific range of values to Merchants. Its opinion is based on the financial and comparative analyses described below. Stifel Nicolaus’ opinion was directed to our board for its use in connection with its consideration of the financial terms of the merger. Stifel Nicolaus’ opinion addressed only the fairness of the per share consideration to the holders of our common stock from a financial point of view and did not address any other aspect of the merger. Stifel Nicolaus’ opinion was not intended to be and does not constitute a recommendation to our board or any of our shareholders as to how the board or any shareholder should vote with respect to the merger, or whether or not any shareholder of Merchants should enter into a voting or shareholder’s agreement or exercise any dissenter’s or appraisal rights that may be available to such shareholder. In addition, Stifel Nicolaus’ opinion is limited to whether the per share merger consideration is fair to our shareholders, from a financial point of view. Stifel Nicolaus’ opinion does not consider, include or address: (1) any other strategic alternatives currently (or which have been or may be) contemplated by our board of directors or Merchants including, without limitation, the proposed divestiture of certain assets, businesses and operations of

Merchants based in Minnesota and/or Iowa; (2) the legal, tax or accounting consequences of the merger on Merchants or our shareholders; (3) any non-solicit, non-compete, employment, severance or similar agreements to which Merchants is subject or which are entered into in connection with the merger as contemplated by the merger agreement, or the fairness to Merchants or our shareholders of any payments made in connection with such agreements; (4) any advice or opinions provided by Keefe, Bruyette & Woods, Inc. or any other advisor to Merchants or Harris Bankcorp; or (5) any environmental liabilities or response costs incurred by Merchants. Furthermore, Stifel Nicolaus is not expressing any opinion herein as to the prices, trading range or volume at which Merchants’ or Harris Bankcorp’s securities will trade following public announcement or consummation of the merger.

In connection with its opinion, Stifel Nicolaus, among other things:

•	reviewed and analyzed a draft copy of the merger agreement provided to us on July 2, 2007;

•

reviewed and analyzed the audited consolidated financial statements of Merchants for the five years ended December 31, 2006 and unaudited consolidated financial statements of Merchants contained in its quarterly report for the quarter ended March 31, 2007;

•	reviewed and analyzed certain other publicly available information concerning Merchants and Harris Bankcorp;

•	held discussions with Harris Bankcorp’s senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact on Harris Bankcorp;

•

reviewed certain non-publicly available information concerning Merchants, including internal financial analyses and forecasts prepared by our management and held discussions with our senior management regarding recent developments;

•	participated in certain discussions and negotiations between representatives of Merchants and Harris Bankcorp;

•	reviewed the reported prices and trading activity of the publicly traded equity securities of Merchants;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel Nicolaus considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel Nicolaus deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as Stifel Nicolaus deemed necessary or appropriate for purposes of its opinion; and

•

took into account Stifel Nicolaus’ assessment of general economic, market and financial conditions and its experience in other transactions, as well as Stifel Nicolaus’ experience in securities valuations and its knowledge of the banking industry generally.

In rendering its opinion, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it, by or on behalf of Merchants, or that was otherwise reviewed by Stifel Nicolaus and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel Nicolaus by Merchants (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), Stifel Nicolaus has assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of our management as to the future operating and financial performance of Merchants and that they provided a reasonable basis upon which Stifel Nicolaus could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Merchants since the date of the last financial statements made available to Stifel Nicolaus. Stifel Nicolaus has also assumed, without independent verification and with our consent, that the aggregate allowances for loan losses set forth in our financial statements are in the aggregate adequate to cover all such losses. Stifel Nicolaus did not make or obtain any independent evaluation, appraisal or physical inspection of our assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did Stifel Nicolaus review our loan or credit files. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. Stifel Nicolaus relied on advice of our counsel as to certain legal matters with respect to Merchants, the merger agreement and the merger and other transactions and other matters contained or contemplated therein. Stifel Nicolaus assumed, with our consent, that there were no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. In addition, Stifel Nicolaus assumed that the definitive merger agreement would not differ materially from the draft Stifel Nicolaus reviewed. Stifel Nicolaus also assumed that the merger would be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by us or Harris Bankcorp, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on us or Harris Bankcorp.

Stifel Nicolaus’ opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It is understood that subsequent developments may affect the conclusions reached in Stifel Nicolaus’ opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm its opinion.

In connection with rendering its opinion, Stifel Nicolaus performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel Nicolaus believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel Nicolaus’ view of the actual value of Merchants. In its analyses, Stifel Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Merchants or Harris Bankcorp. Any estimates contained in Stifel Nicolaus’ analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. No company or transaction utilized in Stifel Nicolaus’ analyses was identical to Merchants or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which our common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel Nicolaus employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel Nicolaus used in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel Nicolaus more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel Nicolaus made its determination as to the fairness to our shareholders of the per share merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Merchants should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

In connection with rendering its opinion and based upon the terms of the draft merger agreement reviewed by it, Stifel Nicolaus assumed the aggregate consideration to be $137.16 million and the per share consideration to be $37.30.

Analysis of Bank Merger Transactions. Stifel Nicolaus analyzed certain information relating to recent transactions in the banking industry, consisting of (1) 201 U.S. bank and thrift acquisitions announced between June 18, 2006 and June 17, 2007, with announced transaction values and excluding merger of equals transactions, referred to below as Group A, (2) 43 selected U.S. bank and thrift acquisitions announced between June 18, 2006 and June 17, 2007, involving sellers headquartered in the Midwestern United States, with announced transaction values and excluding merger of equals transactions, referred to below as Group B, and (3) ten selected Wisconsin bank and thrift acquisitions announced since January 1, 2004, with announced transaction values and excluding merger of equals transactions, referred to below as Group C. Stifel Nicolaus calculated the following ratios with respect to the merger and the selected transactions:

Harris Bankcorp / Merchants	Median Statistics for Selected Transactions
Ratios	Group A	Group B	Group C
Price Per Share/Book Value Per Share	145%	225%	200%	205%
Price Per Share/Tangible Book Value Per Share	229%	240%	208%	205%
Adjusted Deal Price/6.50% Equity	143%	269%	225%	210%
Price Per Share/Last 12 Months Earnings Per Share	32.2	x	22.6	x	19.1	x
Price Per Share/Current EPS	28.9	x	NA	20.9	x	20.1	x
Price Per Share/Forward EPS	17.6	x	NA	19.5	x	18.7	x
Premium over Tangible Book Value/Deposits	6.5%	14.4%	10.4%	8.8%
Premium over Tangible Book Value/Core Deposits	9.8%	19.4%	12.5%	11.7%
Premium to Market Price (One Day)	34.4%	26.3%	37.6%	26.6%

Present Value Analysis. Applying present value analysis to the theoretical future earnings and dividends of Merchants, Stifel Nicolaus compared the per share consideration to the calculated present value of one share of our common stock on a stand-alone basis. The analysis was based upon our management’s projected earnings growth, a range of assumed price/earnings ratios, and a 13.9%, 16.5% and 18.4% discount rate. Stifel Nicolaus selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly-traded comparable banks. The stand-alone present value of our common stock calculated on this basis ranged from $24.40 to $36.70 per share.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Stifel Nicolaus estimated the net present value of the future streams of after-tax cash flow that Merchants could produce for dividends to a potential acquiror, referred to below as dividendable net income. In this analysis, Stifel Nicolaus assumed that we would perform in accordance with our management’s estimates and calculated assumed after-tax distributions to a potential acquiror such that our tangible common equity ratio would vary from 5.75% to 6.50% of assets. Stifel Nicolaus calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2007 discounted to present values at assumed discount rates ranging from 11.0% to 15.0%, reflecting the general range of large financial services institutions within the bank industry based on Stifel Nicolaus’ historical experience, and based upon estimated cost savings of 20.0% of Merchants’ non-interest expense. This discounted cash flow analysis indicated an implied equity value reference range of $19.62 to $47.15 per share of our common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of our common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and operating synergies, earnings growth rates, dividend payout rates and discount rates.

Comparison of Selected Companies. Stifel Nicolaus reviewed and compared certain multiples and ratios for the merger with a peer group of 58 selected banks of similar size, profitability, geography and growth characteristics. In order to calculate a range of imputed values for a share of our common stock, Stifel Nicolaus compared the resulting theoretical offer price to each of the following categories: book value, tangible book value, adjusted 6.5% equity, latest 12 months earnings, estimated 2007 earnings as provided by First Call, estimated 2008 earnings as provided by First Call, tangible book value to deposits and tangible book value to core deposits. Stifel Nicolaus then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of Merchants.

Additionally, Stifel Nicolaus calculated the following ratios with respect to the 58 selected comparable companies without application of the control premium:

	Harris Bankcorp / Merchants		Trading Multiples for Selected Peer Group Without Control Premium Applied(1)
Ratios			10th Percentile		Median		90th Percentile
Price Per Share/Book Value Per Share	145%		112%		156%		220%
Price Per Share/Tangible Book Value Per Share	229%		134%		195%		267%
Adjusted Deal Price/6.50% Equity	143%		116%		185%		254%
Price Per Share/Last 12 Months Earnings Per Share	32.2	x	11.9	x	15.5%		33.7	x
Price Per Share/Current EPS	28.9	x	11.3	x	15.4	x	28.6	x
Price Per Share/Forward EPS	17.6	x	10.7	x	13.9	x	20.5	x
Premium over Tangible Book Value/Deposits	6.5%		3.9%		8.65%		14.4%
Premium over Tangible Book Value/Core Deposits	9.8%		5.3%		12.4%		19.4%

(1)	Based on prices as of market close on July 5, 2007.
(2)	Projected EPS estimates based on First Call consensus.

Also, Stifel Nicolaus reviewed and compared certain multiples and ratios for the merger with the same peer group of 58 selected banks of similar size, profitability, geography and growth characteristics after applying a control premium of 30.6% to the trading prices of the selected group of comparable companies. Stifel Nicolaus then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of Merchants. The 30.6% control premium selected by Stifel Nicolaus was based on a 5 year analysis of one month market premiums paid in bank and thrift merger transactions.

Additionally, Stifel Nicolaus calculated the following ratios with respect to the 58 selected comparable companies after application of the 30.6% control premium:

	Harris Bankcorp / Merchants		Trading Multiples for Selected Peer Group With Control Premium Applied(1)
Ratios			10th Percentile		Median		90th Percentile
Price Per Share/Book Value Per Share	145%		146%		204%		287%
Price Per Share/Tangible Book Value Per Share	229%		175%		254%		349%
Adjusted Deal Price/6.50% Equity	143%		163%		254%		339%
Price Per Share/Last 12 Months Earnings Per Share	32.2	x	15.6	x	20.3%		44.0	x
Price Per Share/Current EPS	28.9	x	14.8	x	20.2	x	37.3	x
Price Per Share/Forward EPS	17.6	x	14.0	x	18.2	x	26.8	x
Premium over Tangible Book Value/Deposits	6.5%		7.8%		14.8%		24.6%
Premium over Tangible Book Value/Core Deposits	9.8%		10.3%		19.9%		30.8%

(1)	Based on prices as of market close on July 5, 2007.
(2)	Projected EPS estimates based on First Call consensus.

As described above, Stifel Nicolaus’ opinion was among the many factors taken into consideration by our board of directors in making its determination to approve the merger.

Stifel Nicolaus has acted as our financial advisor in connection with the merger and will receive a transaction fee for its services equal to 1.00% of the consideration involved in the merger, including certain assumed debt, which equals approximately $1,890,000, which is payable contingent upon the completion of the merger. In addition, a nonrefundable fee of $350,000 was payable in connection with issuance of Stifel Nicolaus’ opinion on July 9, 2007, which amount will be credited against the transaction fee in the event the transaction fee is payable. We have also agreed to reimburse Stifel Nicolaus for certain out-of-pocket expenses and have agreed to indemnify Stifel Nicolaus, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. In the ordinary course of business, Stifel Nicolaus actively trades equity securities of Bank of Montreal (the indirect parent company of Harris Bankcorp) for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Stifel Nicolaus has provided investment banking services to Merchants from time-to-time for which Stifel Nicolaus received customary fees for its services. Investment banking services provided by Stifel Nicolaus to Merchants during the two years prior to the date of this proxy statement for which Stifel Nicolaus received remuneration consisted of financial advisory services in connection with the sale of Fortress Bank Minnesota and the pending sale of Fortress Bank of Cresco, for which Stifel Nicolaus received a fee of $30,000 in December 2006, and services in connection with our private placement of $7 million of trust preferred securities, for which Stifel Nicolaus received a fee of $35,000 in November 2006. Stifel Nicolaus may seek to provide investment banking and other brokerage services to Bank of Montreal or Harris Bankcorp in the future.

Opinion of Keefe, Bruyette & Woods, Inc.

In June 2007, our board of directors retained Keefe Bruyette to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by our shareholders in connection with our consideration of a possible merger transaction with a third party. On July 9, 2007, Keefe Bruyette delivered its oral opinion, to our board of directors, subsequently confirmed in writing, that, as of July 9, 2007, and based upon and subject to various matters set forth in that opinion, the merger consideration was fair to our shareholders from a financial point of view.

With Keefe Bruyette’s consent, the full text of Keefe Bruyette’s opinion, dated July 9, 2007, which sets forth a description of the procedures followed, assumptions made, matters considered and limits on the review undertaken in connection with the opinion, is attached to this document as Appendix C and is incorporated herein by reference. Our shareholders are urged to read the opinion in its entirety. Keefe Bruyette’s opinion is directed to our board of directors and relates only to the fairness of the consideration provided in the merger agreement from a financial point of view and does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any shareholder as to how the shareholder should vote with respect to the merger or any other matter. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion. This summary does not purport to be a complete description of the analysis performed by Keefe Bruyette and should not be construed independent of the other information considered by Keefe Bruyette in rendering its opinion. Selecting portions of Keefe Bruyette’s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

In rendering its opinion, Keefe Bruyette reviewed, analyzed and relied upon the following material relating to the financial and operating condition of Merchants and Harris Bankcorp:

•	a draft of the merger agreement;

•

historical financial and other information concerning Merchants, including annual reports to shareholders and annual reports on Form 10-K for the three fiscal years ended December 31, 2004, 2005, and 2006, and certain quarterly reports on Form 10-Q;

•	discussions with our senior management and our advisors with respect to our past and current business operations, regulatory matters, financial condition and future prospects;

•	earnings per share estimates for Merchants for the years ending December 31, 2007 and 2008, as prepared by our management;

•	historical stock prices and trading volumes of our common stock;

•

the pro forma financial impact of the merger on Harris Bankcorp, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by our senior management and our advisors;

•

certain publicly available information of other financial institutions that Keefe Bruyette deemed comparable or otherwise relevant to its inquiry, and which Keefe Bruyette used to compare Merchants, from a financial point of view, with those other institutions;

•	financial terms of certain recent business combinations in the banking industry that Keefe Bruyette deemed comparable or otherwise relevant to its inquiry; and

•	other financial studies, analyses and investigations and such other information as Keefe Bruyette deemed appropriate to enable it to render its opinion.

Keefe Bruyette also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks, bank holding companies, thrifts and other financial services companies generally. Keefe Bruyette’s opinion was based upon conditions as they existed on the date of the opinion and could only be evaluated as of that date. In addition, the opinion was based upon information made available to Keefe Bruyette through the date of its opinion. The analyses performed by Keefe Bruyette are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe Bruyette did not attempt to verify such information independently. Keefe Bruyette relied upon our management as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases of such information) provided to Keefe Bruyette, and assumed that the forecasts reflected the best available estimates and judgments of our management and that the forecasts would be realized in the amounts and in the time periods estimated by our management. Keefe Bruyette also assumed, without independent verification, that Merchants’ aggregate allowance for loan losses is adequate to cover such losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of Merchants or Harris Bankcorp, nor did Keefe Bruyette examine any individual loan credit files.

For purposes of rendering its opinion, Keefe Bruyette assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by those parties under those documents;

•	all conditions to the completion of the merger will be satisfied without any waivers; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of Merchants, Harris Bankcorp or the combined entity, as the case may be, or the contemplated benefits of the merger.

The following summary contains the material financial analyses employed by Keefe Bruyette in connection with providing its opinion, including summaries relating to the consideration, structure and transaction overview, a pro forma merger analysis, selected merger transactions comparison and discounted cash flow analysis. For purposes of these analyses, the financial information used by Keefe Bruyette for Merchants was as of, and for the quarter and twelve months, ended March 31, 2007, and market price information was as of July 3, 2007, unless otherwise noted. This summary does not purport to be a complete description of all analyses employed by Keefe Bruyette.

Transaction Overview. Keefe Bruyette provided an overview of the financial terms of the proposed transaction. As defined by the merger agreement, each of our shareholders will receive $37.30 per share or an implied total consideration of $137.2 million (based on the number of Merchants diluted shares outstanding on July 9, 2007 of 3,677,174).

Keefe Bruyette calculated the following multiples:

Transaction Multiples Merchants (data as of March 31, 2007)
Price/Last twelve months earnings per share ($1.16)	32.2	x
Price/2007 estimated earnings per share ($1.29)	28.9	x
Price/Book value per share ($25.88)	144%
Price/Tangible book value per share ($16.38)	228%
Tangible premium/Core deposits	8.6%
Premium/Market price	34.4	%(1)

(1)	Based on Merchants’ closing stock price as reported on the Over-the-Counter Bulletin Board as of July 3, 2007.

Pro Forma Merger Analysis. Keefe Bruyette performed a pro forma financial analysis for the merger. Assumptions regarding the core deposit intangible amortization, fair market value amortization and cost savings were used to calculate the projected financial impact. Keefe Bruyette analyzed the pro forma capital impact to Harris Bankcorp arising from the merger transaction, while including purchase accounting fair market value adjustments estimated by our management. In addition, the following assumptions were made:

•	$137.2 million in cash consideration would be paid by Harris Bankcorp to our shareholders;

•	financing provided by $137.2 million in senior debentures.

Keefe Bruyette’s analysis indicated that Harris Bankcorp would remain well-capitalized upon completion of the merger.

Comparable Acquisition Analysis. Keefe Bruyette analyzed two groups of select bank merger transactions—a recent Midwest bank transaction group and a National public bank transaction group. The analysis compared the announced acquisition price of these transactions relative to the last twelve months earnings, stated book value, stated tangible book value, core deposit premium, and one month market premium. The information analyzed was compiled by Keefe Bruyette from internal sources as well as from a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry.

The recent Midwest bank transaction group included 19 bank acquisitions in which the bank acquiree was located in the Midwest, had a deal value size ranging from approximately $50 million to $300 million and was announced between January 1, 2005 and July 3, 2007.

Recent Midwest Bank Transactions

Acquiror	Bank Acquiree
First Citizens Banc Corp	Futura Banc Corporation (OH)
Central Bancompany	Mecalf Bancshares, Inc. (KS)
Midwest Banc Holdings, Inc.	Northwest Suburban Bancorp, Inc. (IL)
1st Source Corporation	Fina Bancorp, Incorporated (IN)
Marshall & Ilsley Corporation	Excel Bank Corporation (MN)
First National of Nebraska, Inc.	First Marengo Financial Corp. (IL)
Associated Banc-Corp	Charter 95 Corporation (MN)
BancorpSouth, Inc.	City Bancorp (MO)
Royal Bank of Scotland Group plc	GreatBanc, Inc. (IL)
Old National Bancorp	St. Joseph Capital Corporation (IN)
Integra Bank Corporation	Prairie Financial Corporation (IL)
BMO Financial Group	First National Bank & Trust Co. (IN)
Dearborn Bancorp, Inc.	Fidelity Financial Corporation of MI (MI)
Inland Bancorp Holding Company	Cambank, Inc. (IL)
Castle Creek Capital III LLC	BB&T Bancshares Corp. (IL)
Commerce Bancshares, Inc.	West Pointe Bancorp, Inc. (IL)
National Bancshares, Inc.	Metrocorp, Inc. (IL)
Midwest Banc Holdings, Inc.	Royal American Corporation (IL)
First Place Financial Corp.	Northern Savings & Loan Co. (OH)

The select National public bank transaction group included 15 acquisitions, in which the acquiree was publicly traded, announced between January 1, 2007 and July 3, 2007.

National Public Bank Transactions

Acquiror	Acquiree
National Penn Bancshares, Inc.	Christiana Bank & Trust Company (DE)
First Citizens Banc Corp	Futura Ban Corporation (OH)
Chittenden Corporation	Community Bank & Trust Company (NH)
BancTrust Financial Group, Inc.	Peoples BancTrust Company, Inc. (AL)
Harleysville National Corporation	East Penn Financial Corporation (PA)
Berkshire Hills Bancorp, Inc.	Factory Point Bancorp, Inc. (VT)
East West Bancorp, Inc.	Desert Community Bank (CA)
Sterling Financial Corporation	North Valley Bancorp (CA)
Renasant Corporation	Capital Bancorp, Inc. (TN)
United Bankshares, Inc.	Premier Community Bankshares, Inc. (VA)
Green County Bancshares, Inc.	Civitas BankGroup, Inc. (TN)
Chittenden Corporation	Merrill Merchants Banchshares, Inc. (ME)
Umpqua Holdings Corporation	North Bay Bancorp (CA)
Gateway Financial Holdings, Inc.	Bank of Richmond, N.A. (VA)

The following table compares information derived by Keefe Bruyette with respect to the selected transactions and transaction multiples as of their announcement dates. For purposes of this analysis, transaction multiples from the merger were derived using the transaction price of $37.30 per share of our stock and from other financial data primarily determined as of March 31, 2007.

	Merchants and Manufacturers / Harris Bankcorp		Recent Midwest Bank Median		National Public Bank Median
Transaction Price to:
Last 12 months earnings per share	32.2	x	24.1	x	21.3	x
Book value per share	144%		264%		270%
Tangible book value per share	228%		269%		282%
Tangible Transaction Premium to:
Core deposits	8.6%		21.7%		24.5%
Stock price (30 days prior to announcement)	34.4	%(1)	43.7%		35.2%

(1)	As of July 3, 2007.

Keefe Bruyette considered the information derived from these comparable groups to be statistically significant for the purposes of comparison, based on the above criteria producing 34 transactions with reported pricing metrics in the comparable groups. Keefe Bruyette viewed the five referenced metrics from the comparable transaction groups on a median basis, as the key metrics used to evaluate the fairness of the transaction from a financial point of view.

No company or transaction used as a comparison in the above analysis is identical to Merchants or the merger. Accordingly, a review of these results is not solely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and transactions examined.

Discounted Cash Flow Analysis. Keefe Bruyette estimated the present value of our common stock based on continued independence and control sale scenarios by calculating the present value of our projected cash flows. Keefe Bruyette’s analysis assumes that excess capital above a 5.75% tangible equity/tangible assets ratio represents free cash flow available for dividends. For purposes of this analysis, Keefe Bruyette applied discount rates ranging from 12% to 16%. Keefe Bruyette relied on financial projections provided by our management and assumed a range of terminal multiples of 13 to 17 times projected forward earnings representing a remain independent scenario to a control sale scenario. The analysis resulted in values ranging from $22.28 to $34.67 per share.

Keefe Bruyette stated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of our common stock.

Keefe Bruyette was selected to issue a fairness opinion for our board of directors based upon its qualifications, expertise and reputation. Keefe Bruyette specializes in rendering a range of investment banking services to financial services companies and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, Merchants and Harris Bankcorp. As a market maker in securities, Keefe Bruyette may from time to time have a long or short position in, and buy or sell, equity securities of Merchants and Bank of Montreal for Keefe Bruyette’s own account and for the accounts of its customers.

In June 2007, Merchants executed an engagement letter with Keefe Bruyette relating to the services to be provided by Keefe Bruyette in connection with the merger. Under that engagement letter, we agreed to pay Keefe Bruyette, upon delivery of the fairness opinion, a cash fee equal to 0.10% of the market value of the aggregate consideration offered in the transaction, which equals approximately $137,000. We have also agreed to reimburse Keefe Bruyette for certain reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Keefe Bruyette and Keefe Bruyette’s affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liability under the federal securities laws.

Nonsolicitation Agreements

In connection with the merger agreement, Harris Bankcorp required each of the following directors of Merchants to enter into a nonsolicitation agreement on July 9, 2007: Michael J. Murry, William L. Adamany Sr., Steven R. Blakeslee, Nicholas S. Logarakis, James A. Sass, Richard C. Bemis, Thomas J. Sheehan, J. Michael Bartels, Rodney T. Goodell and Donald A. Zellmer. Harris Bankcorp did not require Sister Joel Read to enter into a nonsolicitation agreement because she does not hold any shares of our common stock or any stock options. Pursuant to the nonsolicitation agreements, each director has agreed that:

•

for a period of one year after the date of his nonsolicitation agreement, the director will not, directly or indirectly, serve as a director of, or own any capital stock or other equity interest in, any bank or other financial institution located in Wisconsin, except that (1) the director may own less than 5% of the capital stock of any such bank or other financial institution that is a public company and (2) the director may retain any capital stock or other equity interest in any such bank or other financial institution that was owned by the director as of the date of the nonsolicitation agreement; and

•

for a period of two years after the date of his nonsolicitation agreement, the director will not (1) compete for or solicit any banking or other financial services from any customer of Merchants or any of its subsidiaries or affiliates, (2) use or disclose any confidential information of Merchants or any of its subsidiaries or affiliates or (3) solicit or offer employment to any officer or employee of Merchants or any of its subsidiaries or affiliates.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007, at 4:00 p.m., local time.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote on the following proposals:

•	to adopt and approve the merger agreement, which provides for the merger of Boundary Acquisition Corporation, a wholly-owned subsidiary of Harris Bankcorp, with and into our company;

•

to consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal; and

•	to act upon any other business that may properly come before the special meeting or any adjournment or postponement of that meeting.

Record Date

Our board of directors has fixed the close of business on September 25, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. At the close of business on the record date,             shares of our common stock were outstanding and entitled to vote. Our shares were held of record by approximately             shareholders. The common stock is our only outstanding class of stock. Shareholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.

Quorum

Our charter and by-laws and Wisconsin law require the presence, in person or by duly executed proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting in order to constitute a quorum. If a quorum is not present, we expect to adjourn or postpone the special meeting to solicit additional proxies and intend to vote any proxies we have at the time in favor of an adjournment or postponement.

Vote Required

Our charter and by-laws and Wisconsin law require the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting to adopt and approve the merger agreement and the merger. On the record date, our directors and executive officers owned              shares of our common stock, or approximately     % of our total outstanding shares. These shares include 180,609 shares of our common stock, or approximately 5.0% of our outstanding shares, which are subject to the voting agreement with Harris Bankcorp.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

Under our 401(k) plan, each participant is entitled to direct the plan fiduciaries with respect to voting of the shares of our common stock allocated to such participant’s account in the 401(k) plan. The 401(k) plan fiduciaries will vote all shares held in the 401(k) plan which are allocated to a participant’s account in accordance with timely instructions received from that participant. To be timely, such instructions must be received by 11:59 p.m. (eastern time) on the day before the special meeting date. As of the record date,             shares of our common stock were held by the 401(k) plan and allocated to participants’ accounts (including              shares held in the accounts of executive officers). Under our 401(k) plan, plan fiduciaries are required to vote the unallocated shares held in the 401(k) plan and shares allocated to accounts for which participants do not deliver timely voting instructions in the same proportion as those shares allocated to participants’ accounts for which the participants deliver timely voting instructions.

Abstentions and Broker Non-Votes

For purposes only of determining the presence or absence of a quorum for the transaction of business at the special meeting, we intend to count abstentions and broker non-votes as present at the special meeting. Abstentions and broker non-votes are not, however, counted as favorable votes and, therefore, have the same effect as a vote against the adoption and approval of the merger agreement. Broker non-votes are proxies from brokers or other nominees indicating that the person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. If you fail to vote or abstain from voting, it will have the effect of a vote against the proposal to adopt and approve the merger agreement.

For purposes of the proposal to approve one or more adjournments of the special meeting, abstentions and broker non-votes will have no effect on the outcome of that proposal. To approve the adjournment proposal, a majority of the shares of our common stock present or represented at the special meeting and entitled to vote, which includes “For” and “Against” votes and abstentions, must vote in favor of the proposal.

The actions proposed in this proxy statement are not matters that can be voted on by brokers holding shares for beneficial owners without the owners’ specific instructions. Accordingly, we urge you to return the enclosed proxy card marked to indicate your vote, to vote via telephone or the internet or to give your broker proper instructions.

Proxies, Voting and Revocation

You are requested to complete, date and sign the accompanying proxy card and promptly return it to us. All properly executed proxies received prior to taking the vote at the special meeting and not revoked, will be voted as instructed on the proxy card. If the proxy card is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted “For” the adoption and approval of the merger agreement, “For” the approval of one or more adjournments of the special meeting, if necessary, and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting.

Shareholders of record can also vote over the internet or by telephone. If internet and telephone voting are available to you, you can find voting instructions in the proxy card accompanying this proxy statement. The internet and telephone voting facilities will close at 11:59 p.m. (eastern time) on the day before the special meeting date. Please be aware that if you vote over the internet or by telephone, you may incur costs such as telephone and internet access charges for which you will be responsible.

You may revoke your proxy at any time before it is voted at the special meeting by:

•	delivering to our secretary at the address listed below a written notice of revocation bearing a later date than the proxy;

•

duly executing, dating and delivering to our secretary at the address listed below a new proxy card, dated later than the first proxy card, which will automatically replace any earlier dated proxy card that you returned, or submitting a subsequent vote via telephone or the internet; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

You should send any notice of revocation of your proxy card to:

Merchants and Manufacturers Bancorporation, Inc.

5445 South Westridge Drive

New Berlin, Wisconsin 53151

Attention: John Krawczyk, Corporate Secretary

If your broker holds shares in “street name,” your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide directions regarding how to instruct your broker to vote your shares. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the special meeting, you must bring a legal proxy from your broker, bank or other nominee authorizing you to vote those shares.

Solicitation of Proxies and Expenses

We will bear the entire cost of solicitation of proxies from our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock owned by others to forward to those beneficial owners. We will reimburse persons representing beneficial owners of shares of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors (including directors of our subsidiaries), officers or other regular employees. No additional compensation will be paid to our directors (including directors of our subsidiaries), officers or other regular employees for these services.

Dissenters’ Rights

Under Wisconsin law, our shareholders are entitled to exercise dissenters’ rights and obtain a cash payment for their shares of our common stock as a result of the merger, provided that such shareholders comply with the applicable provisions of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law. A brief summary of those sections is set forth below and a copy of them is attached as Appendix E and incorporated in this proxy statement by reference. If you comply with the applicable provisions of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, then, upon consummation of the merger, you will be entitled to receive payment from us for the “fair value” of your shares, with accrued interest. If we cannot agree with you on the fair value of your shares or the accrued interest, then the Wisconsin Business Corporation Law provides for a judicial determination of these amounts. The fair value determined by a Wisconsin court could be more or less than the value of the consideration that you are entitled to receive under the merger agreement. If you desire to exercise dissenters’ rights, you should refer to the applicable provisions of the Wisconsin Business Corporation Law in their entirety and consult with legal counsel before taking any action to ensure that you comply strictly with the Wisconsin Business Corporation Law.

In summary, to exercise dissenters’ rights you must initially do the following:

•

before the vote to adopt and approve the merger and merger agreement is held, deliver to Merchants a written notice of your intent to dissent and demand payment of the fair value of your shares of our common stock; and

•	not vote your shares of our common stock in favor of the merger.

Your failure to vote against the proposal to adopt the merger agreement will not constitute a waiver of your dissenters’ rights under the Wisconsin Business Corporation Law. Additionally, a vote, in person or by proxy, against approval of the merger agreement will not, by itself, be sufficient to satisfy your obligations if you are seeking to exercise dissenters’ rights. You must follow the procedures of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law to obtain dissenters’ rights.

Each outstanding share of our common stock for which you make a legally sufficient demand in accordance with the Wisconsin Business Corporation Law and which you do not vote in favor of adoption and approval of the merger and the merger agreement will, after the effective time of the merger, represent only the rights of a dissenting shareholder under the Wisconsin Business Corporation Law. This includes the right to obtain payment for the estimated fair value of such shares as provided under the Wisconsin Business Corporation Law.

If our shareholders adopt and approve the merger and you make a legally sufficient demand, then we will send you, within 10 days of approval of the merger, a written dissenters’ notice to be used to demand payment for your shares of our common stock. The dissenters’ notice will:

•

supply a form for demanding payment that includes the date of the first announcement of the merger and requires each shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date;

•	include a statement indicating where shareholders should send the payment demand and when and where certificated shares must deposited;

•	include, for holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received;

•	set a date by which we must receive your payment demand, which must be no fewer than 30 and no more than 60 days after the date on which the dissenters’ rights notice is delivered; and

•	be accompanied by a copy of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law.

Upon receipt of the written dissenters’ notice, if you still wish to exercise your dissenters’ rights, you must:

•	demand payment in writing and certify that you acquired your shares of our common stock before the date specified in the dissenters’ notice; and

•	deposit any certificated shares in accordance with the terms of the written dissenters’ notice.

At the effective time of the merger or upon receipt of a payment demand, whichever is later, we will pay each dissenting shareholder who has complied with the applicable provisions of the Wisconsin Business Corporation Law the amount which we estimate to be the fair value of the shareholder’s shares of our common stock, plus accrued interest. The payment will be accompanied by:

•	our latest available audited financial statements, including footnotes and the latest available interim financial statements;

•	a statement of our estimate of the fair value of the shares of our common stock;

•	an explanation of how interest was calculated;

•	a statement of a dissenting shareholder’s right to demand payment under Section 180.1328 of the Wisconsin Business Corporation Law, if the dissenting shareholder is dissatisfied with the payment; and

•	a copy of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law.

Under Section 180.1328 of the Wisconsin Business Corporation Law, you may send Merchants your own estimate of the fair value of your shares and the amount of any interest due and demand payment of the difference between your estimate and the amount we paid you, if any, in the following cases:

•	if you believe that the amount we paid you is less than the fair value of your shares or that the interest due is incorrectly calculated;

•	if you fail to receive payment within 60 days after the date set forth in the dissenters’ notice for demanding payment; or

•

if the merger is not consummated, and we do not return deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days after the date set forth in the dissenters’ notice for demanding payment.

Within 30 days of receiving payment or the initial offer to pay, you must demand payment of the difference between your estimate of the fair value of your shares, plus interest, and the amount paid to you, or you will lose your rights to demand payment of any such difference.

Under Section 180.1330 of the Wisconsin Business Corporation Law, if an agreement cannot be reached on the fair value of the shares or the amount of interest due, then we must commence a proceeding in court within 60 days after receipt of your demand for payment, and petition the court to determine the fair value of your shares and accrued interest. If we do not commence this proceeding within sixty days, then we must pay you the unsettled amount that you demand.

If we commence this proceeding, then we will make all dissenting shareholders whose demands remain unsettled (even if they are not residents of Wisconsin) parties to the proceeding and all such parties will be served with a copy of the petition. The court may appoint appraisers to receive evidence and recommend a decision on the question of fair value. If the court finds that the amount paid to you is less than the fair value of a dissenting holder’s shares, plus accrued interest, the court will order us to pay the difference to the dissenting shareholder.

The court will determine all costs of the appraisal proceeding, including the reasonable compensation and expenses of court-appointed appraisers, and assess the costs against us. However, the court may order some or all of the dissenting shareholders to pay some of these costs, in amounts that the court finds equitable, if the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 180.1328 of the Wisconsin Business Corporation Law.

If you give notice of your intent to demand dissenters’ rights for your shares under the applicable provisions of the Wisconsin Business Corporation Law but fail to return your payment demand or withdraw or lose your rights to demand payment, each of your shares of our common stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

If holders of more than 15% of our outstanding shares of common stock properly exercise their right to dissent from the merger under the Wisconsin Business Corporation Law, then notwithstanding shareholder approval of the merger, Harris Bankcorp has the right not to proceed with the merger.

Proposal to Approve Adjournment of Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt and approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt and approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt and approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. Our board recommends that you vote “For” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “For” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board retains full authority to the extent set forth in our by-laws and Wisconsin law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our shareholders.

The matters to be considered at the special meeting are of great importance to you. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement and to complete, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Voting Agreement

The following summary of the voting agreement is qualified by reference to the complete text of the form of voting agreement, which is attached to this proxy statement as Appendix D and incorporated in this document by reference.

In connection with the merger agreement, Harris Bankcorp entered into a voting agreement with all of our directors, consisting of Michael J. Murry, William L. Adamany Sr., Steven R. Blakeslee, Nicholas S. Logarakis, James A. Sass, Richard C. Bemis, Thomas J. Sheehan, J. Michael Bartels, Rodney T. Goodell, Sister Joel Read and Donald A. Zellmer. Pursuant to the voting agreement, each director has agreed that at the special meeting held in connection with the merger agreement or for purposes of any other vote taken in connection with the merger agreement, that he or she would:

•	vote or take all actions necessary to cause to be voted, the shares of our common stock owned by the director in favor of the merger and the merger agreement; and

•	not vote in favor of or for the approval of any transaction that relates to another acquisition proposal.

As of the record date, there were 180,609 shares of our common stock subject to the voting agreement, which represented approximately 5.0% of our outstanding common stock as of that date. Under the voting agreement, each director has agreed not to, directly or indirectly sell, assign, pledge, transfer or otherwise dispose of any of his or her shares of our common stock prior to the merger, other than to another director who is subject to the voting agreement with Harris Bankcorp or a charitable contribution subject to the obligations under the voting agreement.

However, nothing in the voting agreement prevents the directors from acting in any capacity they may have as a director, officer or employee of Merchants.

The voting agreement will terminate on the earliest to occur of (1) the effective time of the merger, (2) the termination of the merger agreement for any reason or (3) the taking of any action whereby the majority of our board withdraws the board’s recommendation for approval of the merger in accordance with the conditions set forth in the merger agreement.

FINANCIAL INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

When you consider the recommendations of our board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have financial interests in the merger and participate in arrangements that are different from, or are in addition to, those of our shareholders generally. Our board was aware of these interests and considered them, among other matters, when they approved the merger agreement. In general, these interests relate to severance payments and other employee benefits and the continuation of indemnification rights and directors’ and officers’ liability insurance under the merger agreement.

Employment Agreements

We have entered into employment agreements with each of Michael J. Murry, our Chairman and Chief Executive Officer, Conrad C. Kaminski, our President, James F. Bomberg, our Executive Vice President and Chief Lending Officer, and John M. Krawczyk, our Executive Vice President, Corporate Secretary and General Counsel, which provide for severance benefits if the executive officer terminates the executive’s employment within twelve months following a change of control. Completion of the merger with Harris Bankcorp would constitute a change of control of our company under these employment agreements. These executive officers have similar severance rights under their employment agreements if we terminate their employment other than for death, disability or retirement, for cause or as a result of a regulatory action regardless of the occurrence of a change of control.

We have entered into an employment agreement with Frederick R. Klug, our Executive Vice President and Chief Financial Officer, which provides for severance benefits if the executive officer terminates his employment for “good reason” within twelve months following a change of control. “Good reason” for these purposes consists of (1) assignment of the executive officer to positions, duties or responsibilities substantially less than the positions, duties or responsibilities provided in his employment agreement, (2) removal of the executive officer from or failure to re-elect the executive officer to his position, except in connection with termination of employment for cause, disability or retirement or pursuant to a regulatory action or (3) reduction of the executive officer’s base salary other than as a result of a program applied on a proportionally equivalent basis to all executives of Merchants, or any other failure by Merchants to comply with the provisions of the employment agreement regarding compensation. Completion of the merger with Harris Bankcorp would constitute a change of control of our company under this employment agreement. This executive officer has similar severance rights under his employment agreement if we terminate his employment other than for death, disability or retirement, for cause or as a result of a regulatory action regardless of the occurrence of a change of control.

The severance payments available under the employment agreements referenced above equal the sum of the base salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the executive officer will receive continued health and insurance benefits over the number of years remaining in the employment term. Each of Mr. Murry’s, Mr. Kaminski’s, Mr. Bomberg’s, and Mr. Krawczyk’s employment agreement also provides for an additional severance benefit equal to the amount that would have been received by the executive officer under Merchants’ tax qualified retirement plans (both matching contributions and profit sharing contributions, up to a maximum of $8,800 per year) for the remainder of the employment term.

Each employment agreement referred to above limits the amount of severance benefits payable to the executive officer under the agreement in the event such severance benefits, together with any other severance benefits payable to the executive, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and in connection with a “change in ownership or control” (as defined in the Internal Revenue Code). In such case, the amount of the severance benefits payable to the executive under the agreement would be reduced so that such amounts would not cause the total severance benefits payable to the executive to exceed the amount that is 2.99 times the executive’s “base amount” (as defined in the Internal Revenue Code, which generally equals the average annual compensation reported on the executive’s Form W-2 for the five calendar years prior to a change in ownership or control).

If, under the employment agreements referred to above, one of the foregoing executive officer’s employment terminates within twelve months after the merger under circumstances which trigger severance rights under his employment agreement, we estimate he would be entitled to receive a maximum cash severance payment (together with the continuation of health and insurance benefits), calculated based upon the present value of the total potential payments under such agreements if the change of control event and entitlement to these contractual rights occurred on July 31, 2007, of up to the following: Mr. Murry: $1,453,267; Mr. Kaminski: $89,528; Mr. Klug: $415,926; Mr. Bomberg: $603,185; and Mr. Krawczyk: $154,270.

Harris Bankcorp entered into an employment agreement on July 9, 2007 with James C. Mroczkowski, our Executive Vice President and Chief Operating Officer, that is subject to and effective upon the closing of the merger. This employment agreement supersedes any prior agreements between us and the executive, including previously executed employment agreements, salary continuation agreements and supplemental executive retirement agreements. As a result, Mr. Mroczkowski waived his right to certain severance and change of control payments in connection with the merger, which amount would have equaled an estimated $779,191, calculated based upon the present value of the total payments under these superseded agreements if the change of control event and entitlement to these contractual rights occurred on July 31, 2007. The terms of the new employment agreement expire on the three year anniversary of the closing of the merger. Under the agreement, Mr. Mroczkowski is entitled to a base salary of $145,000 and a retention bonus of up to $230,000. The retention bonus is paid over the three year term of the employment agreement as follows: $50,000 within four months of the hire date; $60,000 on the first anniversary of the hire date; $60,000 on the second anniversary of the hire date; and $60,000 on the third anniversary of the hire date. The retention bonus is only payable if the executive remains employed with Harris Bankcorp on the date of payment. Mr. Mroczkowski is also entitled to participate in other incentive and bonus plans made available to Harris Bankcorp’s other similarly situated employees. In the event Mr. Mroczkowski’s employment is terminated as a result of his disability or death or is terminated by Harris Bankcorp without cause (as defined in the agreement), Mr. Mroczkowski is entitled to receive his salary and benefits which have been earned as of the date of termination. Additionally, in the event of Mr. Mroczkowski’s death, Harris Bankcorp is obligated to pay the unpaid portion of his retention bonus to Mr. Mroczkowski’s estate. If Mr. Mroczkowski’s employment is terminated by Harris Bankcorp without cause, then Mr. Mroczkowski shall also be entitled to receive the entire amount of compensation he would have been entitled to receive if he remained employed through the end of the term of employment, provided Mr. Mroczkowski executes a release of employment-related claims against Harris Bankcorp. In addition, the agreement contains a provision that provides in the event any payments to the executive constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and in connection with a “change in ownership or control” (as defined in the Internal Revenue Code), the maximum payment due the executive shall be reduced to an amount equal to one dollar less than the maximum amount Harris Bankcorp may pay without loss of a deduction under Section 280G. Moreover, under the employment agreement, the executive has agreed to:

•	maintain the confidentiality of Harris Bankcorp’s and our proprietary information during the term of employment and thereafter;

•	not solicit certain customers of Harris Bankcorp and its affiliates during the term of the employment and for a period of two years after termination of employment; and

•	not use Harris Bankcorp’s confidential information to provide competitive services during the term of employment and for a period of one year after termination of employment.

Harris Bankcorp entered into an employment agreement on July 9, 2007 with Charles Heffernan, our Executive Vice President and Chief Credit Officer, that is subject to and effective upon the closing of the merger. This employment agreement supersedes any prior agreements between us and the executive, including any previously executed employment agreement, severance agreement and incentive or equity arrangements. The terms of the new employment agreement expire on the second anniversary of the closing of the merger. Under the agreement, Mr. Heffernan is entitled to a base salary of $185,000 and a retention bonus of up to $200,000. The retention bonus is paid in three installments as follows: $65,000 within 30 days of the hire date; $65,000 on the first anniversary of the hire date; $70,000 on the second anniversary of the hire date. The retention bonus is only payable if the executive remains employed with Harris Bankcorp on the date of payment. Mr. Heffernan is also entitled to participate in other incentive and bonus plans made available to Harris Bankcorp’s other similarly situated employees. In the event Mr. Heffernan’s employment is terminated as a result of his disability or death or is terminated by Harris Bankcorp without cause (as defined in the agreement), Mr. Heffernan is entitled to receive his salary and benefits which have been earned as of the date of termination. Additionally, in the event of Mr. Heffernan’s death, Harris Bankcorp is obligated to pay the unpaid portion of his retention bonus to Mr. Heffernan’s estate. If Mr. Heffernan’s employment is terminated by Harris Bankcorp without cause, then Mr. Heffernan shall also be entitled to receive the entire amount of compensation he would have been entitled to receive if he remained employed through the end of the term of employment, subject to a minimum period of time of at least six months, provided Mr. Heffernan executes a release of employment-related claims against Harris Bankcorp. In addition, the agreement contains a provision that provides in the event any payments to the executive constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and in connection with a “change in ownership or control” (as defined in the Internal Revenue Code), the maximum payment due the executive shall be reduced to an amount equal to one dollar less than the maximum amount Harris Bankcorp may pay without loss of a deduction under Section 280G. Moreover, under the employment agreement, the executive has agreed to:

•	maintain the confidentiality of Harris Bankcorp’s and our proprietary information during the term of employment and thereafter;

•	not solicit certain customers of Harris Bankcorp and its affiliates during the term of the employment and for a period of two years after termination of employment; and

•	not use Harris Bankcorp’s confidential information to provide competitive services during the term of employment and for a period of one year after termination of employment.

Supplemental Executive Retirement Agreement

In addition, we have entered into a supplemental executive retirement agreement with John M. Krawczyk, our Executive Vice President, Corporate Secretary and General Counsel, that provides for the vesting of the executive officer’s benefits under the agreement in the event we terminate such person’s employment with us in connection with a change of control. If we terminate the executive’s employment within ninety days prior to a change in control of Merchants or within twelve months after a change in control, then our termination of the executive is deemed to be in connection with a change in control of Merchants. In addition, the executive’s benefits under the agreement vest in the event the executive terminates his employment within twelve months after a change in control if we significantly lessen his title, duties, responsibilities or compensation or otherwise change his employment status (including a change in the geographic location of the executive’s principal place of business) without the executive’s consent The agreement contains a provision that provides in the event any payment under the agreement to the executive officer constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and in connection with a “change in ownership or control” (as defined in the Internal Revenue Code), such executive officer will be entitled to a gross up payment to account for the tax owed by the executive officer in connection with such “excess parachute payment.” Completion of the merger with Harris Bankcorp would constitute a change of control of our company under this agreement.

The executive officer’s benefits under the supplemental executive retirement agreement is equal to one of the following, as elected by the executive: (1) an amount equal to fifty percent of the executive’s base salary in the calendar year preceding the year in which the change in control occurs payable annually over a period of 15 years starting on the first day of the month following the month in which the executive reaches age 65, (2) the present value (using a discount rate equal to 120% of the long-term applicable rate published by the Internal Revenue Service for the month during which the change in control occurs) of an amount equal to fifty percent of the executive’s base salary in the calendar year preceding the year in which the change in control occurs payable annually over a period of 15 years starting on the first day of the month following the month in which the executive reaches age 55 or (3) three times the executive’s highest annual compensation paid by Merchants.

If the employment of the foregoing executive officer is terminated under the circumstances described in the preceding paragraphs, we estimate he would be entitled to receive a maximum cash payment, calculated based upon the present value of the total potential payments under such agreements if the change of control event and entitlement to these contractual rights occurred on July 31, 2007, equal to $420,000.

Aggregate Potential Change of Control Benefits to Employees

We estimate that the aggregate maximum cash amount of potential benefits contingent on a change of control (in addition to the continuation of health and insurance benefits), calculated based upon the present value of the total potential payments under employment agreements, salary continuation agreements and supplemental executive retirement agreements providing such benefits if the change of control event and entitlement to these benefits occurred on July 31, 2007, to all of our employees who may be entitled to such benefits (including executive officers above under “—Employment Agreements” and “—Supplemental Executive Retirement Agreement”), net of the anticipated tax deduction, could equal approximately $4,500,000. This number is our maximum cash liability and assumes that the employment of all 18 employees entitled to these benefits terminates after the merger under circumstances which entitle these employees to change of control benefits in accordance with the provisions of their respective agreements, which in a number of cases requires an adverse change in employment status for a termination of employment by the employee to entitle the employee to these benefits. Moreover, all of the salary continuation agreements and supplemental executive retirement agreements that provide such benefits are informally linked to life insurance policies which insure the employees who are parties to such agreements. We are the owner and beneficiary of these life insurance policies, and the employees have no claim on the insurance policies, their cash surrender values or the proceeds of the policies.

Lease Agreement with an Affiliate of Three of Our Directors

We have entered into a lease agreement with 14000 LLC which provides that upon a sale of Merchants, we are obligated to purchase prior to the sale from 14000 LLC the leased premises at its fair market value, which will not be less than $1,270,000. 14000 LLC leases to us an office building which houses a Lincoln State Bank branch office located at 14000 West National Avenue, New Berlin, Wisconsin. 14000 LLC is a Wisconsin limited liability company in which three of our directors, J. Michael Bartels, Nicholas S. Logarakis and James Sass, each own approximately 9% of the outstanding ownership interests.

Stock Options of Our Directors and Executive Officers

The merger agreement requires that we cause all outstanding options to acquire our common stock to be canceled in exchange for the right to receive for each share of common stock underlying the options, a cash payment equal to the excess, if any, of the merger consideration over the applicable option exercise price. The cash payment will be reduced by any applicable federal or state withholding tax and will be treated as compensation.

As a result, our directors and executive officers holding in-the-money options will receive cash payments following the effective time of the merger in the approximate amounts (before withholding) indicated in the following table.

Name	Number of Option Shares	Option Shares Exercise Price	Option Settlement Amount
Michael Murry	5,814	$28.31	$52,268
Conrad Kaminski	630	$28.10	$5,796
James Mroczkowski	3,630	$28.10	$33,396
James Bomberg	2,695	$28.10	$24,794
John Krawczyk	3,630	$28.10	$33,396

Indemnification of Our Directors and Executive Officers and Insurance

In addition, under the terms of the merger agreement, our directors and executive officers will be entitled to indemnification in specified circumstances and to continuation of the current directors’ and officers’ liability insurance maintained by Merchants and its subsidiary banks for a period of six years after the effective time of the merger, as more fully described in the section below entitled “The Merger Agreement—Indemnification and Insurance.”

THE MERGER AGREEMENT

The terms of and conditions to the merger are contained in the merger agreement, a copy of which is attached to this proxy statement as Appendix A and incorporated in this document by reference. Set forth below is a description of the material terms and conditions of the merger agreement. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the merger agreement. You should read the merger agreement carefully and in its entirety.

The merger agreement contains representations and warranties of each of Merchants, Harris Bankcorp and Boundary Acquisition Corporation. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement. In addition, a number of representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as fact. For example, the standard in the merger agreement for events that may have a material adverse effect on us excludes events that (1) generally affect the banking or financial industry as a whole or the capital or geographic markets in which we operate and which do not affect us in a disproportionate manner, (2) result from the announcement or consummation of the merger, (3) relate to changes in generally accepted accounting principles and which do not affect us in a disproportionate manner, (4) relate to changes in law, orders or other binding directives issued by a governmental entity and which do not affect us in a disproportionate manner, (5) relate to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States and which do not affect us or our industry in a disproportionate manner or (6) actions or omissions taken or not taken by us in compliance with the merger agreement. A shareholder may view these types of events as material to Merchants. Shareholders should read the merger agreement together with the other information concerning Merchants that it publicly files in reports and statements with the Securities and Exchange Commission.

Structure

The merger agreement provides that Boundary Acquisition Corporation will be merged with and into Merchants and Manufacturers Bancorporation, with Merchants being the surviving corporation. Upon completion of the merger, holders of our common stock will have no continuing equity interest in our company and will not share in our future earnings or growth. In addition, our common stock will no longer be traded on the Over-the-Counter Bulletin Board or registered with the Securities and Exchange Commission. After the merger, we will be a wholly-owned subsidiary of Harris Bankcorp.

Effective Time

The merger will become effective when the articles of merger have been filed with the Wisconsin Department of Financial Institutions and become effective in accordance with the Wisconsin Business Corporation Law. We expect the merger to become effective as soon as practicable after the special meeting and the satisfaction or waiver of all other conditions to closing the merger. Under the merger agreement, however, Harris Bankcorp will not be required to complete the merger until twenty business days after all of the conditions to closing the merger described in the merger agreement are satisfied or waived, except for conditions which by their terms are required to be satisfied or waived at the closing.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock will be converted into the right to receive $37.30 in cash, without interest.

Rights of Holders of Our Common Stock at the Effective Time of the Merger

At the effective time of the merger, holders of our common stock will cease to be, and will have no rights as, our shareholders, other than the right to receive the merger consideration or, in the case of shareholders who properly exercise dissenters’ rights, the right to receive a payment of the “fair value” of their shares under the applicable provisions of Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law. After the merger occurs, there will be no transfers on our stock transfer books of any shares of our common stock.

Exchange of Stock Certificates

Harris Bankcorp intends to designate Computershare Trust Company of New York to act as the paying agent in the merger. Promptly after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions for use in surrendering your shares of our common stock in exchange for the merger consideration. The letter of transmittal and instructions will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificate to the paying agent and will specify how to properly surrender your stock certificates for payment. You should not submit your stock certificates for exchange until you receive the letter of transmittal and instructions referred to above.

When you deliver your stock certificates to the paying agent along with a properly executed letter of transmittal and any other required documents, subject to any required withholding of taxes, you will receive the merger consideration to which you are entitled under the merger agreement for each share of common stock previously represented by your stock certificate, and the stock certificate will be canceled. Harris Bankcorp will be entitled to deduct and withhold from the merger consideration any amounts required to be withheld under the Internal Revenue Code or any provision of state, local or foreign law.

You are not entitled to receive any interest on the merger consideration. The paying agent will only issue a check for the merger consideration in a name other than the name in which a surrendered stock certificate is registered if the stock certificate surrendered is properly endorsed, or otherwise in proper form for transfer, and you show that you paid any applicable stock transfer taxes. Until surrendered in accordance with the provisions stated above, each certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

Beginning six months after the effective time of the merger, our former shareholders may look solely to the surviving corporation as general creditors for any amounts owed to them. None of Merchants, Harris Bankcorp, Boundary or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

After the effective time of the merger, there will be no transfers of certificates that previously represented common stock on our stock record books. If, after the effective time, stock certificates are presented to the surviving corporation or the paying agent for payment, they will be canceled and exchanged for the merger consideration, without interest.

Our Conduct of Business Prior to Completing the Merger

Under the merger agreement, we have agreed with Harris Bankcorp and Boundary that, until the earlier of the effective time of the merger, or the termination of the merger agreement:

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we will and we will cause each of our subsidiaries to (1) operate our businesses only in the ordinary course, (2) carry on our businesses in material compliance with applicable laws, (3) use commercially reasonable efforts to maintain our books in accordance with past practices and conduct our businesses and operations only in accordance with safe and sound banking and business practices, and (4) use commercially reasonable efforts to (a) preserve intact our present business organizations, (b) generally keep available the services of our present officers and employees and (c) preserve our relationships with customers, suppliers and others having business dealings with us;

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we will not declare or pay any dividends on or make other distributions on our common stock, except for the payment of our regular quarterly cash dividend of $0.18 per share, provided that we may elect to defer payment of our regular quarterly cash dividend until after the aggregate amount of the estimated environmental response costs for our owned real properties has been determined;

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we will not and we will not permit any of our subsidiaries to, sell, lease or otherwise dispose of any material assets, except in the ordinary course of business and except for our pending sale of Fortress Bank of Cresco;

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we will not and we will not permit any of our subsidiaries to (1) merge or consolidate with any person, (2) purchase the assets of or assume the liabilities of any person that is outside the ordinary course of business or (3) approve, enter into or execute a letter of intent or similar document or any agreement or commitment relating to another acquisition proposal;

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we will not and we will not permit any of our subsidiaries to (1) issue, sell, authorize or propose the issuance of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of our or our subsidiaries’ capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any of our shares or other convertible securities, or (2) increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, issuer tender or exchange offer, merger, stock dividend, or change in par or stated value, except we may issue shares of our common stock in connection with the exercise of any stock options outstanding as of the date of the merger agreement;

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we will not and we will not permit any of our subsidiaries to (1) incur any indebtedness for borrowed money or issue or sell any debt securities other than by us in the ordinary course of business (including inter-company borrowings) or (2) permit the imposition of any lien, security interest or other encumbrance on any equity securities held by us or any of our subsidiaries except in the ordinary course of business;

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we will not and we will not permit any of our subsidiaries to grant to any director, officer or employee any increase in compensation (except in accordance with existing policies, plans or agreements or as otherwise consistent with our past practices), or pay or agree to pay any bonus (except in accordance with existing policies, plans or agreements or as otherwise consistent with our past practices) or change of control payment or increase in any severance or termination pay, or enter into or amend any employment or severance agreement with any director, officer or employee, except as provided in the merger agreement;

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we will not nor will any of our subsidiaries enter into, renew, amend or terminate any acquisition or divestiture agreement to which we or one of our subsidiaries is a party, except for the agreement for our pending sale of Fortress Bank of Cresco;

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we will not nor will any of our subsidiaries enter into, renew, amend or terminate any lease or license with respect to any property, whether real, personal or mixed, any material contract, agreement or commitment or any contract, agreement or commitment which involves the payment by us or any one of our subsidiaries of more than $100,000 in the aggregate and which payment would be classified as non-interest expense or capital expenditure in accordance with generally accepted accounting principles;

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we will not and we will not permit any of our subsidiaries to adopt or amend any employee benefit plan or any other collective bargaining, employee pension, profit-sharing, retirement, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, whether written or oral, except as contemplated in the merger agreement or as required by applicable law or as necessary to avoid the creation of any liability under Section 409A of the Internal Revenue Code;

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we will and we will cause each of our subsidiaries to use commercially reasonable efforts to maintain the respective properties and assets of Merchants and each of our subsidiaries in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance currently in effect, including the insurance of accounts with the Federal Deposit Insurance Corporation;

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we will and we will cause each of our subsidiaries to take all requisite action (including the making of claims and the giving of notices) pursuant to our directors’ and officers’ liability insurance policies in order to preserve all of our rights under the policies with respect to all matters which, to our knowledge, could reasonably give rise to a claim prior to the closing of the merger transaction;

•	we will not and we will not permit any of our subsidiaries to (1) amend our or their organizational documents, except as contemplated by the merger agreement, or (2) abandon or relinquish any charter;

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we will not and we will not permit any of our subsidiaries to (1) enter into, renew or increase loan or credit commitments above $5 million (when aggregated with existing loans to such borrower) with respect to renewals and increase in amounts and $1.5 million (when aggregated with existing loans to such borrower) with respect to new loans, (2) lend to any person other than in accordance with our current lending policies or (3) lend to any person if such loan or extension or investment is reasonably likely to be classified as “Non-Performing,” “Other Loans of Concern,” “Substandard,” “Doubtful,” “Loss” or similar designation, or is reasonably likely to be placed on a “watch list,” “problem loan list,” “renegotiated restructuring list,” “90 day non-accrual list” or similar internal report, except in the case of clause (1) above, we may lend to any person, notwithstanding the amount of the loan, in the event Harris Bankcorp does not reasonably object to our loan by giving written notice of objection within two business days following the delivery to Harris Bankcorp of our notice of intention to make the loan;

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we will not and we will not permit any of our subsidiaries to materially restructure or change our respective investment securities portfolios, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $1,000,000;

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we will not and we will not permit any of our subsidiaries to enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risks;

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we will not and we will not permit any of our subsidiaries to materially change the products or services offered by us or any of our subsidiaries, offer new deposit or lending products that are materially different from the deposit or lending products offered as of the date hereof or make any material changes to a Website or internet banking activities, including those relating to the setting of interest rates;

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we will not and we will not permit any of our subsidiaries to enter into, increase or renew any loan or credit commitment to any officer or director of Merchants or any of our subsidiaries, any holder of at least 5% of our equity securities, or any person controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing prohibited by applicable banking regulations;

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we will and we will cause each of our subsidiaries to use commercially reasonable efforts to cooperate with Harris Bankcorp with respect to the planning and implementation of the conversion of our systems into the systems of Harris Bankcorp or one of its affiliates which will be effectuated after the closing of the merger;

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we will not and we will not permit any of our subsidiaries to make any grant of exclusive rights to any third party which involves a payment to us or one of our subsidiaries in excess of $100,000 and which has a term of longer than six months;

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we will not and we will not permit any of our subsidiaries to change any of our accounting principles or procedures, except as required by generally accepted accounting principles or any applicable law;

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we will not and we will not permit any of our subsidiaries to make, pledge or otherwise commit to make any contributions or donations to any political, charitable, social or other committee, group, association or organization, other than charitable donations of not more than $50,000, individually, and $100,000, in the aggregate.

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we will not and we will not permit any of our subsidiaries to make tax elections or other changes relating to taxes if such election or other change would have the effect of materially increasing the tax liability of Merchants or any of our subsidiaries for any period ending after the effective time of the merger;

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we will not and we will not permit any of our subsidiaries to enter into any material agreement, whether written or oral, relating to any real property, other than taking security interests in any property in the ordinary course of business;

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we will not and we will not permit any of our subsidiaries to settle any proceeding for any amount in excess of $50,000 or in a manner which would restrict in any material respects our operations or businesses; or

•	we will not and we will not permit any of our subsidiaries to authorize or agree to, or make any commitment to, take any of the actions listed above.

The agreements relating to the conduct of our business in the merger agreement are complicated and not easily summarized. You are urged to carefully read Section 5.01 of the merger agreement attached to this proxy statement as Appendix A.

Conditions to the Merger

The obligations of Merchants and Harris Bankcorp to complete the merger are subject to the satisfaction of the following conditions, which generally cannot be waived:

•	the adoption and approval of the merger agreement by the requisite vote of our shareholders;

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the receipt of all required governmental consents or approvals and the expiration of all required waiting periods without such consents or approvals imposing a material condition which is not reasonably satisfactory to Harris Bankcorp; and

•	the absence of any law, order or injunction which is in effect and which has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger.

Our obligation to complete the merger is subject to the satisfaction of the following additional conditions, any of which can be waived by us:

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the representations and warranties made by Harris Bankcorp or Boundary must be true and correct in all respects as of immediately prior to the closing, except for such inaccuracies or failures of all representations and warranties to be true and correct, either individually or in the aggregate, that do not have a material adverse effect on Harris Bankcorp or Boundary;

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Harris Bankcorp and Boundary must have performed in all material respects all of their respective obligations and must have complied in all material respects with all agreements and covenants required by the merger agreement to be performed by them on or prior to the effective time of the merger; and

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we must have received a certificate signed by duly authorized officers of Harris Bankcorp and Boundary, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding conditions.

The obligations of Harris Bankcorp and Boundary to complete the merger are subject to the satisfaction of the following additional conditions, any of which can be waived by Harris Bankcorp and Boundary:

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our representations and warranties must be true and correct in all respects as of immediately prior to the closing, except for such inaccuracies or failures of all representations and warranties to be true and correct, either individually or in the aggregate, that do not have a material adverse effect on our company;

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we must have performed in all material respects all of our obligations and must have complied in all material respects with all agreements and covenants required by the merger agreement to be performed by us on or prior to the effective time of the merger;

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since the date of the merger agreement, there must not have occurred any effect, event or change that has had or would reasonably likely be expected to have a material adverse effect on our business, assets, results of operations, or financial condition;

•	Merchants and each of our subsidiary banks must each be considered “well capitalized” under applicable banking laws and regulations;

•	the holders of not more than 15% of the outstanding shares of our common stock give written demand for dissenters’ rights in accordance with Wisconsin law;

•	we must have obtained certain necessary third party consents;

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Harris Bankcorp must have received a certificate signed by our chairman and chief executive officer, chief financial officer, chief operating officer and general counsel, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding conditions;

•	neither we nor any of our subsidiaries may be subject to an adverse agreement with, or adverse directive or order issued by, any bank regulator; and

•	all required environmental reviews of our owned real property must be completed and the aggregate amount of all response estimates for each applicable property must have been determined.

Representations and Warranties

We made a number of representations and warranties as of the date of the merger agreement concerning our business and assets, which are subject to exceptions which were disclosed to Harris Bankcorp. These representations and warranties related to, among other things:

•	our and our subsidiaries’ corporate existence, qualification or license to conduct business and corporate standing and power to carry on our business;

•	our corporate authority to enter into, and carry out our obligations under, the merger agreement and the enforceability of the merger agreement;

•	absence of a breach or conflict with our and our subsidiaries’ organizational documents, applicable laws or orders or agreements as a result of the merger;

•	our capital structure and the capital structure of our subsidiaries;

•	our ownership of our subsidiaries and other equity interests;

•	our financial statements;

•	our filings and reports with the Securities and Exchange Commission and applicable banking regulators;

•	our compliance with applicable laws or orders;

•	litigation matters;

•	intellectual property matters;

•	tax matters;

•	insurance matters;

•	our loans, use of risk management arrangements and our investment portfolio;

•	our allowance for loan losses;

•	our investment management and related activities;

•	our trust or agency arrangements, records and standards;

•	employee benefit plans and labor matters;

•	environmental matters;

•	recent acquisitions or divestitures;

•	matters relating to our contracts, agreements, commitments and obligations, including the absence of defaults under our contracts and agreements;

•	the absence of material changes in the conduct of our business since December 31, 2006;

•	our corporate records;

•	the absence of undisclosed liabilities under generally accepted accounting principles;

•	our real estate and personal property assets;

•	our obligation to indemnify our directors, officers, employees and other agents;

•	the interests of our insiders in connection with our business;

•	payment of fees to brokers or finders in connection with the merger; and

•	an estimate of our transaction expenses in connection with the merger.

The merger agreement also contains representations and warranties of Harris Bankcorp and Boundary as of the date of the merger agreement relating to among other things:

•	Harris Bankcorp’s and Boundary’s corporate existence, qualification or license to conduct business and corporate standing and power to carry on their businesses;

•	Harris Bankcorp’s and Boundary’s corporate authority to enter into, and carry out their respective obligations under, the merger agreement and the enforceability of the merger agreement;

•	absence of a breach or conflict with Harris Bankcorp’s and Boundary’s organizational documents, applicable laws or orders or agreements as a result of the merger;

•	litigation matters;

•	absence of brokers or finders in connection with the merger; and

•	necessary financing for the merger.

The representations and warranties included in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement as Appendix A.

Solicitation of Proposals from Other Parties

We have agreed that, during the term of the merger agreement, we will not, and neither or board of directors nor Chairman of the Board will authorize any of our subsidiaries or any of our or our subsidiaries’ representatives to, directly or indirectly: (1) solicit, initiate, knowingly encourage or take any action to facilitate or assist any acquisition proposal; (2) disclose or furnish nonpublic information in furtherance of an acquisition proposal; or (3) participate in any discussions or negotiations with, or provide any information to, any person or group (other than Harris Bankcorp) concerning an acquisition proposal. An acquisition proposal means any inquiry, proposal or offer relating to:

•	a merger, consolidation or similar transaction (other than the merger with Harris Bankcorp) of any person with either us or one of our subsidiaries;

•	a purchase, lease or other acquisition of all or substantially all of the assets of Merchants or any of our subsidiaries;

•	a purchase or other acquisition of beneficial ownership by any person or group of any equity securities of, or other proprietary interests in, any of our subsidiaries; or

•

a purchase or other acquisition of beneficial ownership by any person or group of equity securities of, or other proprietary interests in, us (1) representing 10% or more of our voting power or (2) which would cause such person or group to become the beneficial owner of equity securities representing 50% or more of our voting power.

Our pending sale of Fortress Bank of Cresco is excluded from the definition of an acquisition proposal.

However, prior to the adoption and approval of the merger agreement by our shareholders, we may disclose or furnish, or cause to be disclosed or furnished, information to, and negotiate or otherwise engage in discussions with, any person or group that delivers a bona fide written unsolicited acquisition proposal to us only if:

•

our board determines in good faith by a majority vote, after consultation with our outside legal counsel and financial advisors, that (1) it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law and (2) such acquisition proposal is or would be reasonably likely to result in a superior proposal, which is an acquisition proposal that is more favorable to our shareholders from a financial point of view than the proposed merger with Harris Bankcorp; and

•

prior to furnishing any information to the person or group, we enter into a confidentiality agreement with the person that is no less restrictive, in any material respect, than the confidentiality agreement that we entered into with Harris Bankcorp.

We must notify Harris Bankcorp promptly, and in any event within one business day, of our first receipt of an acquisition proposal and of the material terms and conditions of such acquisition proposal or inquiry or of the receipt of any request for information form government entities with respect to an acquisition proposal.

We agreed that our board would not:

•	withdraw, qualify or modify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Harris Bankcorp or Boundary, its approval or recommendation of the merger agreement;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any other acquisition proposal; or

•

enter into any definitive agreement, letter of intent, arrangement or understanding relating to another acquisition proposal or requiring us to abandon, terminate or fail to consummate the merger, or compensating us or any of our subsidiaries under such circumstances.

However, prior to the receipt of shareholder approval, we may take the actions prohibited under the first two bullet points listed above, as applicable, if either: (1) we receive an unsolicited acquisition proposal and (a) after consultation with our outside legal counsel and financial advisors, our board determines in good faith by a majority vote that (i) it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law and (ii) the other acquisition proposal is a superior proposal; (b) our board has given Harris Bankcorp three business days’ prior written notice of its intention to take any such action; (c) our board has considered any changes to the per share merger consideration and to the merger agreement (if any) proposed by Harris Bankcorp and (d) our board has determined in good faith by a majority vote, after consultation with our outside legal counsel and financial advisors, that the other acquisition proposal remains a superior proposal even after the changes proposed by Harris Bankcorp; or (2) other than in connection with another acquisition proposal, if, after consultation with our outside legal counsel, our board determines in good faith by a majority vote that it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable law.

Termination of the Merger Agreement

Either Merchants or Harris Bankcorp may terminate the merger agreement if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

•

any of the conditions to the merger relating to the approval and adoption of the merger agreement by our shareholders, the receipt of all necessary governmental consents and approvals, and the absence of any law, order or injunction which has the effect of making the merger illegal or otherwise prohibits the consummation of the merger becomes impossible to satisfy, unless the failure to satisfy such condition is due to a breach of the merger agreement by the party seeking termination; or

•	the merger has not occurred on or before April 9, 2008, unless the failure of the merger to occur on or before such date is due to a breach of the merger agreement by the party seeking termination.

In addition, Harris Bankcorp has the right to terminate the merger agreement if:

•

we fail to satisfy any condition to Harris Bankcorp’s obligation to consummate the merger and the satisfaction of the condition becomes impossible, unless our failure to satisfy the condition is due to a material breach of the merger agreement by Harris Bankcorp;

•

we breach any of our representations, warranties, covenants or other agreements contained in the merger agreement, which breach results in the failure of a closing condition, and that breach is not cured within 30 days after written notice; or

•

our board (1) fails to recommend approval of the merger agreement and the merger to our shareholders, (2) withdraws, modifies, changes, alters or qualifies its favorable recommendation of the merger agreement and the merger to our shareholders in any manner adverse to Harris Bankcorp or (3) approves, endorses or recommends, or proposes publicly to approve, endorse or recommend, any other acquisition proposal.

We have the right to terminate the merger agreement if:

•

Harris Bankcorp fails to satisfy any condition to our obligation to consummate the merger and the satisfaction of the condition becomes impossible, unless Harris Bankcorp’s failure to satisfy the condition is due to a material breach of the merger agreement by us;

•

either Harris Bankcorp or Boundary breaches any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which breach results in the failure of a closing condition, and that breach is not cured within 30 days after written notice; or

•	our board approves a superior proposal.

Termination Fee; Expenses

Termination Fee. As a condition to Harris Bankcorp’s willingness to enter into the merger agreement, we agreed to pay Harris Bankcorp a termination fee equal to $4,500,000 if:

•

Harris Bankcorp terminates the merger agreement because our board (1) fails to recommend approval of the merger agreement and the merger to our shareholders, (2) withdraws, modifies, changes, alters or qualifies its favorable recommendation of the merger agreement and the merger to our shareholders in any manner adverse to Harris Bankcorp or (3) approves, endorses or recommends, or proposes publicly to approve, endorse or recommend, any other acquisition proposal;

•

Harris Bankcorp terminates the merger agreement because we breach our obligation to cause a meeting of our shareholders to be held for the purpose of adopting the merger agreement and approving the merger but only if we failed to call the shareholders meeting and mail the proxy statement to our shareholders within ten business days, or we fail to hold the shareholders meeting within 60 days, after the last to occur of (1) the final determination of the aggregate response estimate amount for responding to environmental conditions on our owned real properties and (2) the clearance of the proxy statement by the Securities and Exchange Commission;

•	Harris Bankcorp terminates the merger agreement because of a material breach of our obligations regarding solicitation of other acquisition proposals;

•

either Harris Bankcorp or Merchants terminates the merger agreement because our shareholders do not vote to adopt and approve the merger agreement and (1) prior to the termination of the merger agreement we have committed a material breach of our obligation to cause a meeting of our shareholders to be held for the purpose of adopting the merger agreement and approving the merger or our obligations regarding solicitation of other acquisition proposals or (2) at any time after the date of the merger agreement and prior to the termination of the merger agreement, another acquisition proposal has been announced (publicly or in a manner calculated to inform our shareholders generally) and prior to or within twelve months after the termination of the merger agreement (a) Merchants or one of our subsidiaries enters into a definitive agreement relating to another acquisition proposal or (b) a transaction relating to another acquisition proposal is consummated; or

•	we terminate the merger agreement because our board approves a superior proposal.

Expenses and Liabilities of the Parties After Termination. Generally, each party must pay all of its fees, costs and expenses incurred in connection with the merger agreement and the related transactions and if the merger agreement is terminated for any reason or the closing of the merger otherwise does not occur, no party will have any liability relating to the merger agreement except for (1) our obligation to pay the termination fee described above if and to the extent required by the merger agreement or (2) any liability or damage to the extent related to or arising from any knowing and willful breach of any provisions of the merger agreement.

Treatment of Stock Options

The merger agreement requires that we cause all outstanding options to acquire our common stock to be canceled in exchange for the right to receive for each share of common stock underlying the options, a cash payment equal to the excess, if any, of the merger consideration over the applicable option exercise price. The cash payment will be net of any applicable federal or state withholding tax and will be treated as compensation. If, however, the exercise price of any stock option exceeds the merger consideration, no cash will be paid to the holder. All payments in settlement of outstanding stock options will be made as soon as reasonably practicable after the effective time of the merger.

Indemnification and Insurance

Indemnification. Harris Bankcorp has agreed to provide to or cause to be provided to each of our directors and officers and each of the directors and officers of our subsidiaries commencing after the closing date of the merger substantially the same coverage against personal liability for actions taken after the closing date as is provided to directors and officers of Harris Bankcorp. Harris Bankcorp has further agreed to cause Merchants, or its successor in interest, for a period of six years after the closing date to indemnify the current and past directors and officers of Merchants and each of our subsidiaries for all actions taken by them prior to the closing date of the merger in their respective capacities as directors and officers of Merchants or one of our subsidiaries to the same extent as the indemnification provided by us and our subsidiaries to the directors and officers immediately prior to the closing date of the merger.

Directors’ and Officers’ Liability Insurance. Harris Bankcorp has agreed that it will expend up to $200,000 toward maintaining in effect for a period of six years after the closing our and each of our subsidiary banks’ current policies (as in effect on the closing date) of directors’ and officers’ liability insurance maintained by us with respect to actions and omissions occurring on or prior to the closing date.

Environmental Matters

Environmental Assessments. Harris Bankcorp may engage an environmental consultant or contractor reasonably satisfactory to us to conduct a preliminary environmental phase I site assessment of any real properties owned by us or our subsidiaries, that Harris Bankcorp deems appropriate or desirable to, among other things, investigate the possible presence of an environmental condition on the properties. The costs and expenses associated with the environmental phase I site assessment’s performed will be split equally between us and Harris Bankcorp. With respect to each property on which an environmental phase I site assessment is performed, Harris Bankcorp will a have a period of ten business days from its receipt of the complete environmental phase I site assessment report in which to review and examine the report and, if in the reasonable opinion of the environmental consultant or contractor that conducted the environmental phase I site assessment, any environmental condition is found, reasonably suspected or reasonably indicated by the phase I report, to deliver to us, at Harris Bankcorp’s election, notice of the environmental condition. Upon our receipt of the notice, we are required to use commercially reasonable efforts to reasonably promptly engage an environmental consultant or contractor reasonably acceptable to Harris Bankcorp to perform a phase II physical examination and investigation of each environmental condition listed in a subsequent notice provided by Harris Bankcorp to us. The fees and expenses of the consultant or contractor with respect to any phase II examination will be split equally by us and Harris Bankcorp. The subject, scope, manner and method of any phase II examination will be subject to Harris Bankcorp’s prior review and reasonable approval. Upon our receipt of a final written report with respect to a phase II examination, we must promptly deliver a copy of the report to Harris Bankcorp, along with all written reports, analytical data, correspondence, notices or other materials relating to the report.

Environmental Response Costs. In the event a phase II environmental report identifies an environmental condition with respect to a property on which Harris Bankcorp conducted an environmental phase I site assessment, we are required to use commercially reasonable efforts to promptly obtain from the environmental consultants or contractors that performed the phase II examination on the property a good faith estimate (reasonably acceptable to the parties) of the cost and expense necessary in order to respond to the environmental condition on the property based upon the standard that would reasonably be required to obtain closure, a no action letter, an offsite letter or a determination of no liability with regard to the environmental condition from a governmental entity with jurisdiction based on the present use of the property. The costs and expenses of the consultant or contractor with respect to the preparation of the estimate of the cost and expense to respond to the environmental condition are required to be split equally between us and Harris Bankcorp.

Real Estate Matters

We have agreed that Harris Bankcorp may order, and we are required to use our commercially reasonable efforts to assist Harris Bankcorp in obtaining, with respect to certain parcels of real property used in our business:

•	title commitments;

•	copies of all documents cited, raised as exceptions or noted with respect to each real property in the applicable title commitment; and

•	land surveys.

With respect to each real property subject to the title documents noted above, Harris Bankcorp will have a period of twenty business days from its receipt of the applicable title documents referenced above for the real property in which to complete its review of the foregoing title documents and to deliver to us notice of any objections with the title documents with respect to matters that would materially and adversely affect our or our subsidiary’s use and ownership of or the marketability of the real property. We have agreed to use commercially reasonable efforts to cure all objections relating to any objection notice furnished by Harris Bankcorp.

All of the costs and fees payable to the title insurer and surveyor for the title commitments and other title documents and surveys will be shared equally by us and Harris Bankcorp.

Amendment and Waiver

The merger agreement may be amended by an instrument in writing signed by all of the parties to the merger agreement. Any term, provision or condition of the merger agreement may be waived by an instrument in writing by the party which is entitled to the benefits of the term, provision or condition.

Following the adoption and approval of the merger agreement by our shareholders, however, no amendment or waiver may be made without shareholder approval if the amendment or waiver requires further approval by our shareholders under applicable law.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations of the merger generally relevant to holders of our capital stock, assuming that the merger is completed as contemplated by this proxy statement. This discussion is based upon interpretations of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the merger. The tax treatment of our shareholders may vary depending upon each shareholder’s particular situation. Also, shareholders subject to special treatment, including:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks and thrifts;

•	insurance companies;

•	persons that hold our capital stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction;”

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities,

may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the merger to holders of our capital stock that do not hold such stock as a capital asset.

A U.S. shareholder is a shareholder that, for U.S. federal income tax purposes, is:

•	a U.S. citizen or resident;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust.

A non-U.S. shareholder is any shareholder that is not a U.S. shareholder.

This discussion of certain material U.S. federal income tax considerations is for general information only and is not tax advice. We recommend that you consult your own tax advisor with respect to the particular U.S. federal income tax consequences to you of the merger, including any special considerations related to your particular situation, as well as the applicability and effect of any state, local, foreign or other tax laws and changes in any applicable tax laws.

Consequences to U.S. Shareholders

For U.S. shareholders, the merger will be treated as a taxable sale of our capital stock in exchange for the merger consideration. As a result, each U.S. shareholder will recognize capital gain or loss with respect to our capital stock, measured by the difference between the U.S. shareholder’s tax basis in our capital stock exchanged and the amount of cash received in the merger. If a U.S. shareholder acquired our capital stock by purchase, the U.S. shareholder’s adjusted tax basis in our capital stock will generally equal the amount the U.S. shareholder paid for the stock, less any returns of capital that the U.S. shareholder might have received with regard to the stock. In the case of a U.S. shareholder that holds multiple blocks of our capital stock (i.e. our capital stock acquired separately at different times and/or prices), gain or loss must be calculated and accounted for separately for each block.

The gain or loss on the sale of our common stock will constitute long-term capital gain or loss if that capital stock had been held for more than one year as of the effective time of the merger. If a U.S. shareholder receiving long-term capital gain is an individual, then the capital gain will generally be subject to tax at a maximum rate of 15%. A U.S. shareholder may deduct capital losses only to the extent that the U.S. shareholder has capital gains in a given tax year, plus up to $3,000 for individual U.S. shareholders.

Consequences to Non-U.S. Shareholders

As discussed above, the merger will be treated as a taxable sale of our capital stock by shareholders in exchange for the merger consideration. For U.S. federal income tax purposes, a non-U.S. shareholder is not subject to U.S. federal income taxation on capital gain or loss on that sale, unless that gain is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business.

We do not expect that we will be considered a “U.S. real property holding corporation” as defined in Section 897(c)(2) of the Code, and so we do not expect that our capital stock will constitute a “U.S. real property interest” within the meaning of the Code.

If the non-U.S. shareholder’s Merchants capital stock is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax, which may be taxed at capital gains rates. In addition, the non-U.S. shareholder may be subject to the alternative minimum tax in the case of a nonresident alien or a branch profits tax of as much as 30% in the case of a corporate non-U.S. shareholder. If the non-U.S. shareholder satisfies the definition of a resident alien under the Code, such shareholder will be treated in the same manner as that of a U.S. shareholder.

Backup Withholding

Unless a shareholder complies with certain reporting and certification procedures or is an exempt recipient under applicable provisions of the Code and the Treasury regulations promulgated under the Code, that shareholder may be subject to backup withholding at the rate of 28% with respect to any cash payments received in connection with the merger. Shareholders should consult their own tax advisors to ensure compliance with these procedures.

Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a shareholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that shareholder’s U.S. federal income tax liability. Taxpayers may use these amounts as credits on their U.S. federal income tax returns or may claim a refund of these amounts, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

REGULATORY AND OTHER APPROVALS

The merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act, which requires that the Federal Reserve Board take into consideration, among other factors, the effect of the transaction on competition, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The Bank Holding Company Act prohibits the Federal Reserve Board from approving the merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the bank subsidiaries of Merchants and Harris Bankcorp under the Community Reinvestment Act of 1977, as amended. The Community Reinvestment Act requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank’s record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation.

Under the Bank Holding Company Act, the merger may not be completed until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. Although a challenge is improbable, there can be no assurance that the Department of Justice will not challenge the merger or, if such a challenge is made, as to the result of the challenge. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board’s approval unless a court specifically orders otherwise. The Bank Holding Company Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

Harris Bankcorp filed an application with the Federal Reserve Bank of Chicago that was accepted for filing by the Federal Reserve Bank of Chicago on August 23, 2007.

The merger is also subject to the prior approval by the Wisconsin Department of Financial Institutions. Wisconsin law provides for the publication of notice and public comment on the application and authorizes the Wisconsin Department of Financial Institutions to permit interested parties to intervene in the proceedings. Harris Bankcorp filed an application with the Wisconsin Department of Financial Institutions on August 23, 2007. The merger may be completed at any time within one year of the date approval was granted by the DFI (subject to the approval of the Federal Reserve Board as described above).

The merger is also subject to the approval of the Office of the Superintendent of Financial Institutions (Canada) under the Bank Act. An application for such approval was submitted on August 20, 2007.

In addition to the prior approval of the Wisconsin Department of Financial Institutions noted above, the articles of merger must be filed with the Department of Financial Institutions of the State of Wisconsin.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of August 22, 2007, information regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of our common stock for:

•	beneficial holders of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers for which compensation information is required to be disclosed in our proxy statement for our annual meeting; and

•	all of our directors and executive officers as a group.

This information is based on filings received by us under the Securities Exchange Act of 1934, as supplemented by additional information provided to us. Unless otherwise indicated, the beneficial owner has sole voting power and dispositive power with respect to the shares of common stock beneficially owned.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned(1)		Percent of Class
Tontine Financial Partners, L.P. (and certain affiliates). 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	330,159	(2)	9.0%

Ownership by Directors and Executive Officers(3)
William Adamany, Sr.	2,500		*
J. Michael Bartels	45,011	(5)	1.2%
Richard C. Bemis.	4,230		*
Steven Blakeslee	6,822	(6)	*
Rodney Goodell	59,536	(7)	1.6%
Nicholas Logarakis	31,740	(8)	*
Sr. Joel Read	—		*
James Sass	17,088	(9)	*
Thomas Sheehan	26,479		*
Donald Zellmer	13,203	(10)	*
Michael Murry	35,932	(4)(11)	*
Frederick Klug	5,100	(4)	*
Conrad Kaminski	51,652	(4)(12)	1.4%
James Bomberg	35,976	(4)(13)	*
Charles Heffernan	—		*
Edward Cichurski	5,841	(4)(14)	*
All directors and executive officers as a group (18 persons)	494,697	(15)	13.4%

*	Represents less than one percent.
(1)	The number of shares of common stock issued and outstanding on August 22, 2007 was 3,662,416 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on August 22, 2007, plus shares of common stock subject to options held by such person on August 22, 2007 and exercisable within 60 days after that date. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2)	Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell filed a Schedule 13G/A on February 13, 2007, amending a Schedule 13G/A filed on February 14, 2006, reporting that as of December 31, 2006, Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell beneficially owned 330,159 shares of Common Stock with shared voting and investment power over all such shares.

(3)	The address of all individual directors and executive officers is c/o Merchants and Manufacturers Bancorporation, Inc., 5445 South Westridge Drive, New Berlin, Wisconsin 53151.
(4)	Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of August 22, 2007 as follows: Mr. Bomberg, 4,695 shares, Mr. Cichurski, 1,500 shares, Mr. Kaminski, 2,130 shares, Mr. Mroczkowski, 5,130 shares, Mr. Murry, 8,036 shares, Mr. Krawczyk, 5,130 shares and Mr. Klug 2,100 shares.
(5)	Includes 13,752 shares held in joint tenancy with Mr. Bartels’ wife. Mr. Bartels has pledged 24,558 shares as collateral for an outstanding loan.
(6)	Includes 136 shares held in joint tenancy with Mr. Blakeslee’s wife.
(7)	Consists of 54,466 shares held in trust of which Mr. Goodell is trustee, 4,870 shares held in the name of Goodell Rental, of which Mr. Goodell is President and 200 shares pursuant to a contractual right to purchase such shares at a price of $12.50 per share through July 11, 2009 from Choice Bank.
(8)	Includes 16,196 shares held in joint tenancy with Mr. Logarakis’ wife, 15,000 shares held in trust for the benefit of Mr. Logarakis and his wife, and 544 shares held in Mr. Logarakis’ wife’s name.
(9)	Includes 1,823 shares held in joint tenancy with Mr. Sass’ wife and 1,069 shares held in Mr. Sass’ wife’s name.
(10)	Includes 9,335 shares held in trust of which Mr. Zellmer is trustee and 2,211 shares held in Mr. Zellmer’s wife’s name.
(11)	Includes 15,958 shares allocated to Mr. Murry under our 401(k) plan. Mr. Murry has pledged 4,251 shares as collateral for outstanding loans.
(12)	Includes 14,978 shares allocated to Mr. Kaminski under our 401(k) plan, 271 shares held in joint tenancy with Mr. Kaminski’s wife and 101 shares held in joint tenancy with Mr. Kaminski’s daughter. Mr. Kaminski has pledged 10,000 shares as collateral for an outstanding loan.
(13)	Includes 16,005 shares allocated to Mr. Bomberg under our 401(k) plan. Mr. Bomberg has pledged 15,092 shares as collateral for an outstanding loan.
(14)	Includes 2,697 shares held in trust of which Mr. Cichurski and his wife are joint trustees and 1,643 shares allocated to Mr. Cichurski under our 401(k) plan.
(15)	Information set forth in footnotes (4) through (14) is incorporated into this footnote by reference. Also, includes 3,142 and 2,213 shares held under our 401(k) plan for the benefit of Mr. Mroczkowski and Mr. Krawczyk, respectively, and includes 12,795 shares of Common Stock held by a trust of which Mr. Krawczyk is trustee. Under the rules of the Securities and Exchange Commission, Mr. Krawczyk may be deemed to have voting and dispositive power as to the shares held by such trust since Mr. Krawczyk is sole trustee.

SHAREHOLDER PROPOSALS

If our shareholders do not adopt and approve the merger agreement at the special meeting or the merger is not completed for any other reason, our board of directors will later establish the date for the 2008 annual meeting of shareholders. Any shareholder who wishes to include any proposal in our proxy statement for the 2008 annual meeting of shareholders in accordance with Rule 14a-8 must submit its proposal, in writing, at Merchants’ executive offices no later than December 11, 2007 (120 days prior to the anniversary of the mailing date of the proxy statement for the 2007 annual meeting of shareholders) in order to consider it for inclusion in our 2008 proxy statement. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

Proposals submitted other than pursuant to Rule 14a-8 that are not intended for inclusion in our 2008 proxy statement will be considered untimely if received after February 24, 2008. If a shareholder gives notice of such a proposal after this deadline, the Securities and Exchange Commission’s rules allow our proxy holders discretionary voting authority to vote against the shareholder proposal to the extent it is properly presented for consideration at the 2008 annual meeting of shareholders.

Any shareholder proposal should be mailed to:

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. 5445 South Westridge Drive New Berlin, Wisconsin 53151 (262) 827-6700
Attention:	John Krawczyk,
Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, are obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC’s office at the public reference facilities of the SEC, which are located at Room 1024, Judiciary Plaza, at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

You should rely only on the information contained in this document to vote your shares of our common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October 3, 2007.

You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HARRIS BANKCORP, INC.,

BOUNDARY ACQUISITION CORPORATION

AND

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

DATED AS OF JULY 9, 2007

A-i

A-ii

A-iii

INDEX OF EXHIBITS

EXHIBIT 2.03(b)	Amended and Restated Articles of Incorporation of the Surviving Corporation

EXHIBIT 2.03(c)	Amended and Restated Bylaws of the Surviving Corporation

EXHIBIT 6.02	Real Property

EXHIBIT 6.14(g)	Certain Notices

EXHIBIT 7.02(c)	Buyer and NewCo’s Officer’s Certificate

EXHIBIT 7.03(h)	Third Party Consents and Notices

EXHIBIT 7.03(i)	Company’s Officer’s Certificate

INDEX OF APPENDICES

APPENDIX I	Company Disclosure Statement

A-iv

INDEX OF DEFINED TERMS

TERM	SECTION
Acquisition Proposal	1.01
Affiliate	1.01
Aggregate Merger Consideration	1.01
Aggregate Response Estimate Amount	6.21(a)
Agreement	Preamble
Anti-Money Laundering Laws	1.01
Articles of Merger	2.02
Bank	4.05
Bank Reports	4.06(b)
Business Day	1.01
Buyer	Preamble
Buyer’s Objection Notice	6.02(b)
Change in Control Benefit	4.21(a)
Closing Date	2.02
Closing	2.02
Code	1.01
Commercially Reasonable Efforts	1.01
Common Equivalent Shares	1.01
Community Bank Financial Common Stock	4.05(d)
Company Benefit Plans	4.21(a)
Company Board Recommendation	4.32(a)
Company Certificate	1.01
Company Common Stock	4.04
Company Contract	4.25
Company Earnings	1.01
Company Financial Statement	4.06(a)
Company Leases	4.29(b)
Company Premises	4.22(b)(ii)
Company Qualified Plans	4.21(b)
Company Real Property	4.29(a)
Company Reports	4.08
Company	Preamble
Company 401(k) Plan	6.14(a)
Confidential Information	6.01(a)
Confidentiality Agreement	5.04(a)
Continuing Employee	6.14(c)
CRA Agreement	4.09(d)
CRA	1.01
Disclosure Statement	Preamble to Article IV
Dissenting Share	1.01
DPC Shares	2.04(b)
Effective Time	2.02
Encumbrance	1.01
Environmental Condition	1.01
Environmental Laws	1.01
ERISA Affiliate	1.01
ERISA	4.21(a)
Exchange Act	1.01
Family	1.01

A-v

TERM	SECTION
FDIC	1.01
Federal Reserve Board	1.01
Financial Statements	1.01
Fortress Bank Common Stock	4.05(e)
Fortress Bank of Cresco Common Stock	4.05(h)
GAAP	1.01
Governmental Approvals	1.01
Governmental Authorization	1.01
Governmental Entity	1.01
Grafton State Bank Common Stock	4.05(c)
Hazardous Substance	1.01
HOEPA	1.01
IDB	1.01
Insider Loan	4.33
Intercompany Agreement	1.01
Iowa Bank	4.07(c)(ii)
IRS	1.01
Knowledge	1.01
Law	1.01
Lend to	5.01(l)
Liability	1.01
Lincoln State Bank Common Stock	4.05(b)
Loan	1.01
Material Adverse Effect	1.01
Maximum Amount	6.10(b)(iii)
MDC	1.01
Merger	Recitals
Minnesota Bank	4.07(c)(iii)
Mortgaged Premises	1.01
NewCo	Preamble
Non-Bank Subsidiary	1.01
Option Consideration	2.07(b)
Order	1.01
Ordinary Course of Business	1.01
OREO	4.14(a)
Organizational Documents	1.01
OSFI	1.01
OTCBB	1.01
Parent	1.01
Participating Company Common Stock	2.04(a)
Participating Facility	1.01
Participating Shareholder	2.06(a)
Participating Shareholder List	2.06(a)
Paying Agent	1.01
Payment Account	2.05
Payment Amount	1.01
Per Share Merger Consideration	1.01
Permitted Assignee	9.07
Person	1.01
Phase I	6.03(a)
Phase I Property	6.03(a)

A-vi

TERM	SECTION
Phase I Review Period	6.03(a)
Phase II	6.03(a)
Phase II Notice	6.03(a)
Phase II Report	6.03(a)
Proceeding	1.01
Purchase Price Reduction Amount	6.21(e)
Real Property	6.02(a)
Records	1.01
Regulatory Applications	6.12
Response Estimate	6.03(b)
Representatives	1.01
Sarbanes-Oxley Act	1.01
SEC Reports	4.08
SEC	1.01
Securities Act	1.01
Shareholders Approval	4.02
Shareholders Meeting	6.04(a)
Shareholders	1.01
Subsidiary	1.01
Superior Proposal	1.01
Supplemental Disclosure Statement	6.11(b)
Survey	6.02(a)(iii)
Surveyor	6.02(a)(iii)
Surviving Corporation Common Stock	2.04(c)
Surviving Corporation	2.01
Tax	1.01
Termination Plans	6.14(a)
The Reedsburg Bank Common Stock	4.05(f)
Third Party Consents and Notices	6.15
Threatened	1.01
Title Commitment	6.02(a)(i)
Title Documents	6.02(a)(ii)
Title Insurer	6.02(a)(i)
Transaction Expense	1.01
Transaction Expense Estimate	4.37
Trust Account Shares	2.04(b)
Trust Business Successor	4.19(b)
Trust or Agency Agreements	1.01
Trust or Agency Records	4.18
WBCL	1.01
WDFI	1.01
Wisconsin Banks	4.07(c)(i)
Wisconsin State Bank Common Stock	4.05(g)

A-vii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement” ) is made and entered into as of July 9, 2007, by and among HARRIS BANKCORP, INC., a Delaware corporation (the “Buyer” ), BOUNDARY ACQUISITION CORPORATION, a Wisconsin corporation and wholly-owned subsidiary of the Buyer (“NewCo” ), and MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation (the “Company” ).

RECITALS

WHEREAS, the Buyer desires to acquire the Company by causing NewCo to merge with and into the Company in accordance with this Agreement, which provides, among other things, that the Company shall be the surviving corporation (the “Merger” ); and

WHEREAS, the board of directors of each of the Buyer, NewCo and the Company deem it advisable that NewCo be merged with and into the Company in accordance with this Agreement; and

WHEREAS, the parties hereto are desirous of entering into this Agreement for the purpose of effecting the Merger; and

WHEREAS, as a condition and inducement to the Buyer’s and NewCo’s willingness to enter into this Agreement, contemporaneously herewith each of the members of the board of directors of the Company is entering into a voting agreement with the Buyer whereby such Person agrees to vote his or her shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger) in any vote put forth to the Shareholders seeking approval of this Agreement or any of the transactions contemplated hereby; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.01:

“Acquisition Proposal” shall mean any inquiry, proposal or offer relating to (a) a merger or consolidation or any similar transaction (other than the Merger) of any Person with either the Company or any Subsidiary of the Company, (b) a purchase, lease or other acquisition of all or substantially all of the assets of either the Company or any Subsidiary of the Company, (c) a purchase or other acquisition of beneficial ownership by any Person or group of Persons of any equity securities of, or other proprietary interests in, any Subsidiary of the Company or (d) a purchase or other acquisition of beneficial ownership by any Person or group of Persons of equity securities of, or other proprietary interests in, the Company (i) representing ten percent (10%) or more of the voting power of the Company or (ii) which would cause such Person or group of Persons to become the beneficial owner of equity securities representing fifty percent (50%) or more of the voting power of the Company provided, however, that the transactions relating to the sale of the Iowa Bank described in Schedule 5.01(c) of the Disclosure Statement shall not constitute an Acquisition Proposal.

“Affiliate” shall mean, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, and as to any Person who is a natural Person, shall also include any trust or other estate in which such natural Person has a beneficial interest or as to which such natural Person serves as a trustee or in a similar fiduciary capacity and any Family of such natural Person. For purposes of this definition, the term “controls” or “controlled by” or “under common control” means (a) possession of ten percent (10%) or more of the voting rights of the specified Person or the right to appoint a majority of the managers or directors of the specified Person or (b) the direct or indirect beneficial ownership of ten percent (10%) or more of any equity or other economic interest of the specified Person, and the term “Family” means the natural Person’s spouse or former spouse(s), or any other natural Person who is related to the natural Person or the natural Person’s spouse within the second degree, and any other natural Person who resides with such natural Person.

“Aggregate Merger Consideration” shall mean an amount sufficient in the aggregate to make the payments contemplated by Section 2.04(a) hereof and Section 2.07(b)hereof.

“Anti-Money Laundering Laws” shall mean the USA Patriot Act of 2001 and all other anti-money laundering Laws.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banks in the City of Chicago, Illinois are permitted or required to be closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations related thereto.

“Commercially Reasonable Efforts” shall mean the efforts that a reasonable Person desirous of achieving a result would use in similar circumstances to achieve such result in a reasonably prompt manner; provided however, an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to the obligation (a) to take actions that would result in a material change in the benefits to such Person of this Agreement and the transactions contemplated hereby (including the Merger) or (b) unless otherwise expressly provided herein, to incur any additional financial obligation (x) in excess of normal and usual filing and processing fees, if any, or (y) which is significant in the context of the particular benefit or objective to be obtained (or significant on an aggregate basis for all such financial obligations).

“Common Equivalent Shares” shall mean the number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time, treating all Stock Options as having been fully exercised as of such time.

“Company Certificate” shall mean a stock certificate evidencing ownership of share(s) of Company Common Stock.

“Company Earnings” shall mean the amount at a given point in time by which the income accrued by the Company in accordance with GAAP since March 31, 2007 exceeds the expenses accrued by the Company in accordance with GAAP since March 31, 2007.

“CRA” shall mean the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder.

“Dissenting Share” shall mean a share of Company Common Stock held by a Person who properly exercises (including timely delivery of a notice of intent to demand payment for shares and timely compliance with all other requirements under the applicable provisions of the WBCL) any appraisal or dissenters’ rights or any right to demand the payment of fair value under the applicable provisions of the WBCL with respect to such share.

“Encumbrance” shall mean any charge, claim, community property interest, mortgage, easement, encumbrance, servitude, right of way, deed of trust, deed to secure debt, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or other restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Condition” shall mean (a) an above ground storage tank, underground storage tank, subsurface structure or container, and its associated piping, which is present at any Phase I Property and which violates any Environmental Law; (b) a Hazardous Substance present in an improvement to, or the soil and/or groundwater at, any Phase I Property which violates any Environmental Law (for the avoidance of doubt, the presence of friable asbestos shall be deemed a violation of Environmental Law for purposes of this Agreement and conversely the presence of non-friable asbestos in good repair and the presence of mold shall be deemed not to violate Environmental Law for purposes of this Agreement); (c) a discharge, emission or release of a Hazardous Substance related to a Phase I Property which violates any Environmental Law; (d) an event or condition that likely has occurred or exists with respect to any Phase I Property which constitutes a violation of any Environmental Law; or (e) any groundwater or soil contamination related to any Phase I Property that requires cleanup, remediation, abatement or restoration under Environmental Law.

“Environmental Laws” shall mean all Laws that: (a) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (b) regulate or prescribe requirements for air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code or under principles of applicable law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations related thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Statements” shall mean the consolidated balance sheet and consolidated statement of financial condition of a Person and its Subsidiaries, and the related consolidated statements of income, changes in shareholders’ equity and cash flow.

“GAAP” shall mean the generally accepted accounting principles in the United States of America consistently applied.

“Governmental Approvals” shall mean all consents, approvals, authorizations or Orders of, and all expirations of waiting periods imposed or administered by, any Governmental Entity which are necessary for the consummation of the Merger, including all consents, approvals and authorizations requested by the Regulatory Applications.

“Governmental Authorization” shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

“Governmental Entity” shall mean any federal, state, local, municipal, foreign or multinational court, administrative agency, arbitrator, instrumentality or commission or other governmental or quasi-governmental authority, including any banking, insurance, securities or other regulatory authorities.

“Hazardous Substance” shall have the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now regulated by or subject to any Environmental Laws.

“HOEPA” shall mean the Home Ownership Equity Protection Act of 1994, as amended.

“IDB” shall mean the Iowa Division of Banking.

“Intercompany Agreement” shall mean all agreements between (a) the Company, on the one hand, and any Subsidiary or Affiliate of the Company, on the other hand, and (b) any Subsidiary of the Company, on the one hand, and any other Subsidiary of the Company or any Affiliate of the Company, on the other hand.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” or “to the Knowledge of” shall mean, unless otherwise expressly provided herein, with respect to the Buyer, the actual knowledge of the officer executing this Agreement on behalf of the Buyer after due and diligent inquiry into the matter asserted, with respect to NewCo, the actual knowledge of the officer executing this Agreement on behalf of NewCo after due and diligent inquiry into the matter asserted, and with respect to the Company, the actual knowledge of any of the Company’s Chairman and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel and Chief Risk Officer after due and diligent inquiry into the matter asserted. For purposes hereof, with respect to the Company, “due and diligent inquiry into the matter asserted” shall mean an inquiry that a reasonably prudent person in the position of any of the officers of the Company identified in the previous sentence would make of those management level employees of the Company or any of its Subsidiaries who (a) have responsibility for the matter in question and (b) such officer reasonably determines could be informed of the transactions contemplated by this Agreement prior to the public announcement of the execution of this Agreement, provided that (x) such employee is the only source of information as to the matter in question, (y) the information may only be obtained from the employee if the officer informs the employee of the transactions contemplated by this Agreement and (z) the officer, after consulting with external legal counsel, has reasonably concluded that the employee, in light of the desire of the parties to maintain the confidentiality of the transactions contemplated by this Agreement prior to their public announcement, should not be informed of the transactions contemplated by this Agreement in order to obtain such information.

“Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

“Liability” shall mean all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions or events heretofore entered into, or any action or inaction, including Taxes with respect to or based upon transactions or events heretofore occurring.

“Loan” shall mean any loan or other extension of credit (including letters of credit and letter of credit reimbursement obligations) held by the Company or any Subsidiary of the Company, whether originated by, purchased or otherwise acquired by the Company or any Subsidiary of the Company.

“Material Adverse Effect” shall mean (a) with respect to the Company, any change, event or effect, that is, or will reasonably likely be, materially adverse to (i) the business, assets (including intangible assets), financial condition or results of operations of the Company and the Subsidiaries of the Company, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that a Material Adverse Effect with respect to the Company shall not include any changes, events and effects (A) relating to conditions affecting the banking or financial industry as a whole, including changes in general interest rates and deposit rates, the United States economy as a whole, the capital markets in general or the geographical markets in which the Company or any of its Subsidiaries operates, provided such changes, events or effects are not disproportionately adverse to the Company and its Subsidiaries compared to the banking or financial industry as a whole, (B) resulting from the execution of this Agreement or the announcement or consummation of the transactions contemplated herein, including the effects, if any, resulting from Transaction Expenses, including the payment of any amounts due to, or the provision of any benefits to, any officer or employee under employment contracts, benefit plans, severance agreements, consulting agreements or other arrangements in existence as of the date hereof and disclosed in the Disclosure Statement and the costs of any litigation defending any of the transactions contemplated herein, (C) relating to changes in GAAP, provided such changes, events or effects are not disproportionately adverse to the Company and its Subsidiaries compared to the banking and financial industry as a whole, (D) relating to changes in Law, Orders, or other binding directives issued by any Governmental Entity, provided such changes, events or effects are not disproportionately adverse to the Company and its Subsidiaries when compared to the banking and financial industries as a whole, (E) relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States, provided such changes, events or effects are not disproportionately adverse to the Company and its Subsidiaries compared to the banking or financial industry as a whole or (F) actions or omissions taken or not taken by the Company or any of its Subsidiaries in compliance with this Agreement, and, (b) shall mean with respect to the Buyer and/or NewCo, any change, event or effect that is, or will reasonably likely be, materially adverse to the ability of the Buyer and/or NewCo to consummate the transactions contemplated hereby on a timely basis.

“MDC” shall mean the Minnesota Department of Commerce.

“Mortgaged Premises” shall mean each (a) real property interest (including any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to either the Company or any Subsidiary of the Company (as applicable) a lien on or security interest in such real property interest and (b) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to either the Company or any Subsidiary of the Company (as applicable) a lien thereon or security interest therein.

“Non-Bank Subsidiary” shall mean, with respect to the Company, any Subsidiary that is not a Bank.

“Order” shall mean any award, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” shall mean the action or inaction of a Person that is consistent with the past practices of such Person and that is taken or not taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the limited liability partnership agreement and the certificate or articles of limited liability partnership of a limited liability partnership; (e) the operating agreement or limited liability company agreement and the articles of organization or certificate of formation of a limited liability company; (f) the charter and the articles of association or articles of incorporation and the bylaws of a bank; (g) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (h) any amendment to any of the foregoing.

“OSFI” shall mean the Office of the Superintendent of Financial Institutions or such replacement supervisory or administrative body or Governmental Entity as may be established pursuant to the Bank Act (Canada).

“OTCBB” shall mean the OTC Bulletin Board.

“Participating Facility” shall mean any property in which either the Company or any Subsidiary of the Company (as applicable) participates in the management of such property and, where the context requires, includes the owner or operator of such property.

“Paying Agent” shall mean Computershare Trust Company of New York, or such other Person appointed by the Buyer to act as Paying Agent under this Agreement.

“Payment Amount” shall mean an amount in cash equal to the Per Share Merger Consideration multiplied by the total number of shares of Participating Company Common Stock immediately prior to the Effective Time.

“Per Share Merger Consideration” shall mean an amount in cash equal to $37.30, as adjusted herein.

“Person” shall mean any individual, corporation, limited liability company, business or other trust, association, general, limited or limited liability partnership, joint venture or other entity, or any Government Entity.

“Proceeding” shall mean any action, claim, dispute, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, asserted, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Records” shall mean all documents microfiche, microfilm and computer records (including magnetic tape, disc storage, card forms and printed copy).

“Representatives” shall mean a Person’s, and such Person’s Subsidiaries’, directors, officers, employees, agents, advisors (including any investment banker or other financial advisor, attorney or accountant), consultants or other representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations related thereto.

“Shareholders” shall mean the shareholders of record of the Company.

“Subsidiary” shall mean with respect to any Person (the “Parent” ), any Person of which the Parent owns or controls twenty percent (20%) or more of the outstanding equity securities of, or other proprietary interest in, or a quantity of equity securities or other proprietary interests having the right to elect a majority of such Person’s board of directors or similar governing body or otherwise having the power to direct the business and policies of such Person, either directly or through an unbroken chain of Subsidiaries of the Parent, provided, however, there shall not be included any such Person acquired in good faith through foreclosure, or any such Person to the extent that the equity securities or other proprietary interests of such Person are owned or controlled by the Parent in a bona fide fiduciary capacity; provided, further, that the Person listed in subsection (v) of item 1. of Schedule 4.07(a) of the Disclosure Statement shall not be included in the definition of “Subsidiary” set forth in this Agreement.

“Superior Proposal” shall mean any bona fide written Acquisition Proposal which the Board of Directors of the Company determines in its good faith judgment (after taking into account: (a) the advice of the Company’s financial advisor; (b) all the material terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation (including any financing conditions); (c) the likelihood and anticipated timing of consummation; (d) all material legal, financial, regulatory and other aspects of such Acquisition Proposal; and (e) the reputation of the Person making such Acquisition Proposal), is, in the aggregate, more favorable from a financial point of view to the Shareholders, than the Per Share Merger Consideration, this Agreement and the Merger taken as a whole.

“Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, prohibited transaction, stamp, occupation, premium, property or windfall profits, environmental, customs duty, capital stock, franchise, withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum tax, fee or assessment imposed by a Governmental Entity or pursuant to any Law, including any interest, penalties or additional amounts in respect of the foregoing.

“Threatened” shall mean any demand or statement made (orally or in writing), any notice given (orally or in writing) or the occurrence of any other event or the existence of any other circumstance that would lead a prudent Person to conclude that a claim, Proceeding, dispute, action or other matter is reasonably likely to be asserted, commenced, taken or otherwise pursued in the future.

“Transaction Expense” shall mean any cost, fee or expense paid or incurred at any time, either directly or indirectly, by the Company or any of its Subsidiaries (or by their Shareholders, directors, officers, employees or agents, to the extent such expenses are payable by the Company or any of its Subsidiaries) in connection with, relating to, arising out of or resulting from the Merger or any transaction or action taken with respect to the Merger or otherwise contemplated by this Agreement or any document contemplated hereby or the negotiation and preparation hereof or thereof, including (a) the costs, fees and expenses of lawyers, agents, investment bankers, accountants, consultants and advisors and (b) any other cost, fee or expense identified or otherwise described as a Transaction Expense herein. Notwithstanding the forgoing, Transaction Expenses shall exclude the items identified as expenses or costs of the Company or its Subsidiaries in Sections 6.02 and 6.03 hereof.

“Trust or Agency Agreements” shall mean any instrument, indenture, declaration, agreement, will, contract, resolution or other document under which a Person acts as an executor, trustee, fiduciary, Representative, agent (including a custodian, paying agent or escrow agent) conservator, guardian or in a similar capacity.

“WBCL” shall mean the Wisconsin business corporation law, as amended.

“WDFI” shall mean the Wisconsin Department of Financial Institutions.

Section 1.02. Principles of Construction. In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (a) actions permitted but not required under this Agreement may be taken at any time, and from time to time, in the actor’s sole discretion; (b) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”; (c) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement; (d) unless otherwise specified, indications of time of day mean Chicago, Illinois time; (e) all references to Articles, Sections, Schedules, Appendices and Exhibits are to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement unless otherwise specified; (f) references to a statute shall refer to the statute, any successor statute, and to all regulations and rules promulgated under or implementing the statute or successor and any amendments thereto, as in effect at the relevant time; (g) references to a Governmental Entity shall also refer to a Governmental Entity that succeeds to the functions of the Governmental Entity; (h) “including” shall mean “including, but not limited to;” (i) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; (j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; (k) all references to dollars ($) shall mean United States currency; (l) words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole unless the context requires otherwise; (m) unless otherwise provided herein, all accounting terms used but not specifically defined herein shall be construed in accordance with GAAP; and (n) unless otherwise provided herein, any references to specific acts, Laws, facts or circumstances contained in any provision hereof which could reasonably be construed to be addressed in a more general provision hereof shall be intended as an amplification of (and not a limitation of) such general provision. This Agreement and the other instruments and documents to be delivered pursuant hereto shall not be construed more favorably against one party than the other based on who drafted the same, it being acknowledged that all parties hereto contributed meaningfully to the drafting of this Agreement.

ARTICLE II

THE MERGER

Section 2.01. The Merger. In accordance with the terms and subject to the conditions of this Agreement, the Buyer, NewCo and the Company shall cause the Merger to be consummated, pursuant to which NewCo will be merged with and into the Company and the separate corporate existence of NewCo shall thereupon cease, and the Company shall be the surviving corporation of the Merger (the “Surviving Corporation” ).

Section 2.02. Closing; Effective Time. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing” ) shall occur on a date that is mutually agreed upon by the parties, which date shall be no later than the twentieth (20th) Business Day following the date on which all the conditions set forth in Article VII hereof (except those which by their terms can only be satisfied at the Closing) have been satisfied or waived (the “Closing Date” ). The Closing shall take place at the offices of Chapman and Cutler LLP, located at 111 West Monroe Street, Chicago, Illinois, at a time to be mutually agreed upon by the parties. Prior to the Closing Date, the parties hereto shall cause articles of merger with respect to the Merger (“Articles of Merger”) to be drafted and executed in accordance with the applicable provisions of the WBCL. The Merger shall become effective on the Closing Date (or on such day thereafter as is permitted by Law and as the Buyer and the Company may agree upon in writing and provide for in the Articles of Merger), at a time mutually agreed upon by the parties and provided for in the Articles of Merger (the “Effective Time” ), upon the filing of the Articles of Merger on the Closing Date with the WDFI in accordance with the applicable provisions of the WBCL.

Section 2.03. Effects of Merger. (a) At and after the Effective Time, the Surviving Corporation shall be governed by the laws of the State of Wisconsin with all of its rights, privileges, powers and franchises unaffected by the Merger, and shall possess all assets and property of every description, whether real, personal or mixed, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of NewCo and the Company, including all debts due on whatever account, all choses in action, and each and every interest of or belonging or due to each of NewCo and the Company, all of which shall vest in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in any of such corporations shall not revert or in any way be impaired by the Merger. At and after the Effective Time, the Merger shall have the further effects as set forth in the applicable provisions of the WBCL (including Chapter 180, Section 1106 thereof).

(b) At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit 2.03(b) attached hereto and shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the applicable provisions thereof and the WBCL.

(c) At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated as set forth in Exhibit 2.03(c) attached hereto and shall be the bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the articles of incorporation of the Surviving Corporation and the WBCL.

(d) At the Effective Time, (i) the directors of the Surviving Corporation shall be the Persons who were directors of NewCo immediately prior to the Effective Time, and (ii) the officers of the Surviving Corporation shall be the Persons who were officers of NewCo immediately prior to the Effective Time.

Section 2.04 Conversion of Capital Stock. Subject to the provisions of this Agreement, at the Effective Time:

(a) Each issued and outstanding share of Company Common Stock that does not qualify as a Dissenting Share or is not cancelled pursuant to Section 2.04(b) (“Participating Company Common Stock” ) shall, ipso facto and without any action on the part of any holder thereof, become and be converted into the right to receive the Per Share Merger Consideration from either the Buyer or from NewCo or its successor. No interest shall accrue or be payable with respect to the Per Share Merger Consideration. At and after the Effective Time, each Company Certificate representing share(s) of Participating Company Common Stock, until surrendered as provided in Section 2.06 hereof, shall represent only the right to receive from either the Buyer or from NewCo or its successor the Per Share Merger Consideration with respect to each share of Participating Company Common Stock represented thereby.

(b) Each share of issued and outstanding Company Common Stock owned of record immediately prior to the Effective Time by the Company, the Buyer or NewCo or any of their respective Subsidiaries, including treasury stock, shall be canceled and retired, and no cash or other consideration shall be payable with respect thereto; provided, however, that shares of Company Common Stock owned of record immediately prior to the Effective Time by the Company, the Buyer or NewCo or any of their respective Subsidiaries (i) in a fiduciary or similar capacity (“Trust Account Shares”) or (ii) in respect of a debt previously contracted (“DPC Shares”) shall not be cancelled and retired as provided above.

(c) Each issued and outstanding share of the common stock of NewCo shall, ipso facto and without any action on the part of the holder thereof, become and be converted into one (1) issued and outstanding share of the common stock of the Surviving Corporation (“Surviving Corporation Common Stock” ), and all of such shares of Surviving Corporation Common Stock shall be owned by the Buyer. The certificates representing share(s) of common stock of NewCo issued and outstanding immediately prior to the Effective Time of the Merger shall be deemed to represent an identical number of shares of Surviving Corporation Common Stock.

Section 2.05. Deposit of Payment Amount. At the Effective Time, the Buyer shall deliver, or shall cause to be delivered, to the Paying Agent, the Payment Amount to be deposited in an account, segregated from all other accounts, for the benefit of the holders of Company Certificates (the “Payment Account”), for exchange in accordance with this Article II. Any interest earned on the Payment Account shall accrue and be paid to the Buyer. If a former shareholder of the Company becomes a Participating Shareholder after the Effective Time, the Buyer shall deliver, or cause to be delivered, on the date the Surviving Corporation or its successor receives actual notice of such former shareholder’s status as a Participating Shareholder, an amount in cash equal to the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock represented by such former shareholder’s Company Certificate(s) to the Paying Agent to be deposited in the Payment Account. The Buyer or NewCo shall be responsible for paying all fees and expenses of the Paying Agent.

Section 2.06. Exchange of Shares. (a) Promptly after the receipt of Shareholder Approval (but not less than three (3) Business Days prior to the Effective Time), the Company shall use Commercially Reasonable Efforts to cause its exchange or transfer agent to deliver to the Buyer, in an electronic format satisfactory to the Buyer, a list, certified by such exchange or transfer agent, of each then holder of Company Common Stock that does not constitute a Dissenting Share (each, a “Participating Shareholder”) setting forth (i) the legal name of each such Participating Shareholder, (ii) the number of shares of Company Common Stock held by each such Participating

Shareholder, (iii) the social security number or other Tax identification number of each such Participating Shareholder, (iv) a list of each Company Certificate held by each such Participating Shareholder, setting forth (A) the certificate number of each such Company Certificate, (B) the number of shares of Company Common Stock represented by each such Company Certificate and (C) the date of issuance of each such Company Certificate, (v) the most recent address of each such Participating Shareholder according to the books and records of the Company or its exchange or transfer agent and (vi) any other information with respect to such Participating Shareholders reasonably requested by the Buyer or its Representatives (the “Participating Shareholder List”). From time to time after delivery of the Participating Shareholder List through the Closing Date, the Company shall supplement or amend the Participating Shareholder List promptly after it becomes aware of any fact or the occurrence of any event (including any transfer of shares of Company Common Stock or a shareholder of the Company becoming a Participating Shareholder by losing or withdrawing dissenter’s or appraisal rights under the applicable provisions of the WBCL) which would render the Participating Shareholder List inaccurate or incomplete in any respect.

(b) Subject to the Buyer’s receipt of the Participating Shareholder List, the Buyer shall use Commercially Reasonable Efforts to cause the Paying Agent, as soon as reasonably practicable after the Effective Time (but in no event later than three (3) Business Days after the Effective Time), to send via regular U.S. mail to each holder of a Company Certificate(s) which immediately prior to the Effective Time represented shares of Company Common Stock (other than the Buyer, the Company or any of their respective Subsidiaries with respect to shares held by such entities other than Trust Account Shares and DPC Shares): (i) a letter of transmittal, which shall be prepared by the Buyer, shall specify that delivery shall be effected and risk of loss and title to any Company Certificates shall pass only upon actual delivery of the same to the Paying Agent, and shall be in such form and contain such other provisions as the Buyer deems necessary or desirable for use in effecting the surrender of the Company Certificates (the “Letter of Transmittal”), (ii) instructions for completing the Letter of Transmittal and effecting the surrender of the Company Certificates pursuant to the provisions of this Agreement and (iii) other appropriate materials required to complete the exchange of the Company Certificates pursuant to this Agreement. Prior to the Effective Time, the Buyer shall provide the Company with a reasonable opportunity to review the form Letter of Transmittal and instructions thereto.

(c) Upon proper surrender of a Company Certificate for exchange and cancellation to the Paying Agent, together with the applicable Letter of Transmittal and related materials, in each case as duly executed and properly completed, the holder of such Company Certificate shall be entitled to receive from the Paying Agent in exchange for each share represented thereby the Per Share Merger Consideration, and the Company Certificate so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the consideration payable upon the surrender of any Company Certificate for the benefit of the holder of such Company Certificate. If payment of consideration pursuant hereto is to be made to a Person other than the Person in whose name the surrendered Company Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Company Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of such consideration to a Person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of the Buyer and the Paying Agent that such taxes either have been paid or are not applicable.

(d) If any holder of a Company Certificate requests payment by means of a wire transfer in his, her or its duly executed and completed Letter of Transmittal, the Paying Agent shall make payment of the consideration such Person is entitled to hereunder by wire transfer in accordance with such request and the cost of any such wire transfer sent pursuant to such request shall be charged to the account of and deducted from the proceeds paid to such Person hereunder.

(e) The Buyer, NewCo, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Buyer, NewCo and the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law or Order. To the extent that amounts are so withheld by the Buyer, NewCo, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Company Common Stock in respect to whom such deduction and withholding was made by the Buyer, NewCo, the Surviving Corporation or the Paying Agent.

(f) At any time following the expiration of the sixth (6th) month after the Effective Time, the Surviving Corporation or its successor in interest shall be entitled to any funds which have not been disbursed to former holders of shares of Company Common Stock (including, without limitation, all interest and other income in respect of the Per Share Merger Consideration), and thereafter such holders shall be entitled to look to the Surviving Corporation or its successor in interest (subject to applicable abandoned property, escheat or similar Laws) only as general creditors thereof with respect to any consideration that may be payable upon due surrender of the Company Certificates held by them.

(g) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Law. If, after the Effective Time, any Company Certificate representing such share(s) of Company Common Stock is presented for transfer to the Surviving Corporation or the Paying Agent, such Company Certificate shall be canceled and exchanged as provided in this Article II.

(h) Neither the Buyer, NewCo nor the Company nor any of their successors or any other Person shall be liable to any former holder of shares of Company Common Stock for any shares or any dividends or distributions with respect thereto or any consideration delivered in respect of any such shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(i) In the event any Company Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Company Certificate by the Person claiming such Company Certificate to be lost, stolen or destroyed, and the receipt by the Buyer and the Paying Agent of appropriate and customary indemnification, the owner of such Company Certificate shall be entitled to the payment of the consideration such Person would be entitled to hereunder if such Person surrendered such Company Certificate to the Paying Agent as provided herein.

Section 2.07. Employee Stock Options. (a) Prior to the Closing Date, the Company shall take or cause to be taken such action as is necessary: (i) to cause any unexercisable options to purchase shares of Company Common Stock (each, a “Stock Option”) granted under any stock option plans or other equity-related plans of the Company, including the Merchants & Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan and the Merchants & Manufacturers Bancorporation, Inc. 2006 Stock Incentive Plan (collectively, the “Company Stock Option Plans”) to be accelerated and become exercisable in full effective immediately prior to the Effective Time; (ii) to effectuate the termination upon the Effective Time of all Stock Options outstanding at such time (without regard to the exercise price of such Stock Options); and (iii) to cause, pursuant to the Company Stock Option Plans, each outstanding Stock Option to represent upon the Effective Time solely the right to receive, in accordance with this Section 2.07, a lump sum cash payment in the amount of the Option Consideration, if any, with respect to such Stock Option and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Buyer, NewCo, the Surviving Corporation or any other Person or any other consideration.

(b) Each holder of a Stock Option shall receive from the Buyer or from NewCo or its successor, in respect and in consideration of each Stock Option so cancelled, as soon as reasonably practicable following the Effective Time, an amount equal to the product of (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of such Stock Option, multiplied by (ii) the total number of shares of Company

Common Stock covered by such Stock Option (whether or not then vested or exercisable), without any interest thereon (the “Option Consideration”), which cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax; provided, however, the payment of the Option Consideration shall be conditioned on an option-holder executing an acknowledgment that the Option Consideration represents the full amount due for all Stock Options held by such option-holder. In the event that the exercise price of any Stock Option is equal to or greater than the Per Share Merger Consideration, the Option Consideration for such Stock Option shall be zero and such Stock Option shall be cancelled and have no further force or effect.

(c) As soon as reasonably practicable following the execution of this Agreement, the Company shall mail to each Person who is a holder of Stock Options a letter describing the treatment of and payment for such Stock Options pursuant to this Section 2.07 and providing instructions for use in obtaining payment for such Stock Options.

(d) The Company hereby represents and warrants to the Buyer that the maximum number of shares of Company Common Stock subject to issuance pursuant to the exercise of Stock Options is not and shall not be at or prior to the Effective Time more than 100,113 shares.

Section 2.08. Dissenting Shares. The holder of any Dissenting Share shall have the rights, subject to the limitations, provided by the applicable provisions of the WBCL. If at any time a holder of a Dissenting Share shall lose or withdraw such holder’s dissenters’ rights or rights to appraisal with respect to such holder’s shares of Company Common Stock, then each such share shall be converted into the right to receive the consideration such Person is entitled to hereunder. The Company shall give the Buyer (a) prompt notice of any notice of intent to demand payment for shares, any demand for payment, any withdrawal of demand for payment and any other instruments received by the Company in connection with the exercise by Shareholders of their dissenters’ rights pursuant to the applicable provisions of the WBCL and (b) the right to direct all negotiations and Proceedings with respect to notices of intent to demand payment for shares and demand for payment under the applicable provisions of the WBCL. The Company shall not, except with the prior written consent of the Buyer, (y) make any payment with respect to any such notice of intent to demand payment for shares or demand for payment or (z) offer to settle or settle any such notice of intent to demand payment for shares or demand for payment.

Section 2.09. Aggregate Merger Consideration; Adjustments to Prevent Dilution. (a) Notwithstanding anything herein to the contrary, the Buyer and the Company hereby agree that (i) under no circumstances shall the Aggregate Merger Consideration, without taking into account any adjustment to the Per Share Merger Consideration pursuant to Section 6.21 hereof, exceed $139,000,000 (assuming all in the money Company Stock Options are exercised prior to the Effective Time) or $137,160,000 (assuming no Company Stock Options are exercised prior to the Effective Time) and (ii) the Per Share Merger Consideration shall be decreased, as needed, in order to effectuate the provisions of Section 2.09(a)(i) above.

(b) In the event that the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of reclassification, stock split (including reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction in accordance with the provisions hereof, the Per Share Merger Consideration shall be equitably adjusted.

Section 2.10. Plan of Merger. The parties hereto hereby agree that the provisions of Article II hereof shall be the provisions of the plan of merger required to be set forth in the Articles of Merger pursuant to the applicable provisions of the WBCL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND NEWCO

The Buyer and NewCo hereby represent and warrant to the Company that:

Section 3.01. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NewCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Each of the Buyer and NewCo has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Each of the Buyer and NewCo is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except for such failures to be so duly qualified and in good standing that would not have a Material Adverse Effect on the Buyer or NewCo.

Section 3.02. Authorization. Each of the Buyer and NewCo has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of the Buyer and NewCo have been duly authorized and approved by all necessary corporate action on the part of the Buyer and NewCo and this Agreement constitutes the legal, valid and binding obligation of the Buyer and NewCo enforceable in accordance with its terms (except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines).

Section 3.03. Conflicts. Subject to the second sentence of this Section 3.03, the execution and delivery of this Agreement by the Buyer and NewCo do not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the Organizational Documents of the Buyer or NewCo (as the case may be), or any mortgage, indenture, lease, obligation agreement, Governmental Authorization, Order or Law or other instrument or document applicable to the Buyer or NewCo (as the case may be) or their respective properties, other than any of the foregoing which will be cured or waived prior to Closing. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Buyer or NewCo (as the case may be) in connection with the execution and delivery of this Agreement by the Buyer or NewCo, or the consummation of the transactions contemplated hereby, except for: (a) the filing of the Regulatory Applications with the appropriate Governmental Entities; (b) the receipt of the Governmental Approvals from the appropriate Governmental Entities; and (c) the filing of the Articles of Merger with the WDFI.

Section 3.04. Litigation. There is no Proceeding, pending or, to the Knowledge of the Buyer or NewCo (as the case maybe), Threatened against or affecting the Buyer or NewCo, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would materially affect the ability of the Buyer or NewCo (as the case maybe) to consummate the transactions contemplated herein or which is seeking to enjoin the consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any Order of any Governmental Entity outstanding as of the date hereof against the Buyer or NewCo or any of the Buyer’s or NewCo’s respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

Section 3.05. Fees. Other than the financial advisory services performed for the Buyer and NewCo by an Affiliate, neither the Buyer nor NewCo nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder’s fees, and no broker or finder has acted directly or indirectly for the Buyer or NewCo in connection with this Agreement or the transactions contemplated hereby.

Section 3.06. Non-Reportable Transaction of the Buyer or NewCo. To the Knowledge of the Buyer and NewCo, the transactions contemplated by this Agreement (including the Merger) do not constitute one or more reportable transactions under Treas. Reg. § 1.6011-4 as promulgated under the Code.

Section 3.07. Financing. The Buyer has, and will have at the Effective Time, sufficient funds and available capital to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.08. Anti-Takeover Laws. Neither the Buyer nor NewCo was, immediately prior to the execution of this Agreement, a “significant shareholder” within the meaning of Section 180.1130 of the WBCL or an “interested stockholder” within the meaning of Section 180.1140 of the WBCL.

Section 3.09. No Other Representation or Warranty. Except as expressly set forth in this Article III, neither the Buyer nor NewCo has made any other representation or warranty, express or implied, at law or in equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company delivered to the Buyer on the date hereof as an appendix to this Agreement a disclosure statement (the “Disclosure Statement”) composed of schedules (a) setting forth information that is disclosed either (i) in response to an express disclosure requirement contained in a provision of this Article IV or (ii) as an exception to one or more representations, warranties or covenants contained in this Article IV or in Article V hereof and (b) referencing, in each case, the specific section, subsection or paragraph of Article IV or Article V hereof relating to such item of disclosure. The Disclosure Statement attached hereto as Appendix I is incorporated herein and made a part of this Agreement. Disclosure of any fact or item in the Disclosure Statement referenced by a particular paragraph or section of this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section to which its relevance is reasonably apparent. Subject to the Disclosure Statement, the Company hereby represents and warrants to the Buyer and NewCo that:

Section 4.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has all requisite power and authority, corporate, and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except for such failures to be so duly qualified and in good standing that would not have a Material Adverse Effect on the Company. The Company is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956 and it is implementing Regulation Y (12 C.F.R. 225.1, et seq.).

Section 4.02. Authorization. The Company has the corporate power and authority to enter into this Agreement and, subject to Shareholder Approval, to carry out the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and, subject to Shareholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of the Company and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines). This Agreement and the transactions contemplated thereby, including the Merger and the Plan of Merger shall be adopted and approved by the requisite vote of the Shareholders under applicable Law and the Company’s Organizational Documents if at least a majority of the shares of Company Common Stock are voted in favor of approving this Agreement and the transactions contemplated hereby including the Merger and Plan of Merger (“Shareholder Approval”).

Section 4.03. Conflicts. Subject to the second sentence of this Section 4.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in the creation of any Encumbrance on any property or assets of the Company or any Subsidiary of the Company or conflict with or result in any violation, breach or termination of, or default or loss of a benefit under, or permit the acceleration of, any provision of the Organizational Documents of the Company or any Subsidiary of the Company, or any mortgage, indenture, lease, obligation, agreement, Governmental Authorization, Order, Law or other instrument or document applicable to, the Company or any Subsidiary of the Company, or their respective properties, in any material respect, other than any of the foregoing which (a) will be cured or waived prior to the Closing Date or (b) are disclosed in Schedule 4.03 of the Disclosure Statement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any Shareholder, the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby except for: (w) the filing of the Regulatory Applications with the appropriate Governmental Entities; (x) the receipt of the Governmental Approvals from the appropriate Governmental Entities; (y) the filing of the Articles of Merger with the WDFI; and (z) the filing of the Proxy Statement with the SEC as provided in Section 6.05

Section 4.04. Capitalization of the Company. (a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $1.00 per share (“Company Common Stock”), of which 3,662,416 shares (the “Shares”) are issued and outstanding and 107,834 shares of Company Common Stock are held as treasury shares as of the date of this Agreement. All issued and outstanding shares of Company Common Stock are certificated. Except for Trust Account Shares and DPC Shares, no shares of Company Common Stock are held by the Company’s Subsidiaries. As of the date hereof, there are 100,113 shares of Company Common Stock reserved for issuance upon exercise of outstanding Stock Options. All issued and outstanding shares of Company Common Stock (i) have been duly and validly authorized and issued and are fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and Section 180.40(6), its predecessor statute, are referred to herein as “Section 180.0622(2)(b) of the WBCL”); (ii) have not been issued in violation of any preemptive rights of any current or past Shareholder, with no personal liability attaching to the ownership thereof; and (iii) have been issued in material compliance with all applicable Laws. Except as set forth in this Section 4.04 or Schedule 4.04(a) of the Disclosure Statement, there are no shares of capital stock or other securities of the Company authorized or issued and outstanding.

(b) Except for the Company Stock Option Plans (which includes director and employee stock options), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Company Common Stock or any other equity security of the Company or any Subsidiary of the Company or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any Subsidiary of the Company or obligating the Company or any such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements. Except as set forth on Schedule 4.04(b)(i) of the Disclosure Statement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company. Schedule 4.04(b)(ii) of the Disclosure Statement sets forth as of the date hereof, and will set forth as of the Closing Date, (i) the name of each holder of a Stock Option, (ii) the date each Stock Option was granted, (iii) the number of shares subject to each such Stock Option, (iv) the expiration date of each such Stock Option, and (v) the price at which each such Stock Option may be exercised. Each Stock Option (w) was granted in material compliance with all applicable Laws and all of the terms and conditions of the Company Stock Option Plan pursuant to which it was issued, (x) that is currently outstanding and vested has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (y) that is currently outstanding and vested has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Stock Option, and (z) qualifies for the tax and accounting treatment afforded to such Stock Option in the Company’s tax returns and the Company Reports, respectively. There are no Shares outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Company. Except as set forth on Schedule 4.04(b)(iii) of the Disclosure Statement, to the Knowledge of the Company, there are no contracts, agreements or other commitments in force or effect restricting the transfer of shares of Company Common Stock, relating to the manner in which shares of Company Common Stock can be voted or otherwise affecting any attribute of ownership of shares of Company Common Stock.

(c) To the Company’s Knowledge, except as disclosed on Schedule 4.04(c) of the Disclosure Statement, no shares of Company Common Stock are issued and outstanding to a Person that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Company Common Stock.

(d) The Company Common Stock is duly registered under Section 12(g) of the Exchange Act.

Section 4.05. Capitalization of the Banks. (a) The Company or one of its wholly-owned Subsidiaries owns all of the issued and outstanding capital stock of Lincoln State Bank, Grafton State Bank, Community Bank Financial, Fortress Bank, The Reedsburg Bank, Wisconsin State Bank and Fortress Bank of Cresco (collectively the “Banks” and each a “Bank”) and, except with respect to Fortress Bank of Cresco as provided in Schedule 5.01(c) of the Disclosure Statement, will own all of such capital stock as of the Effective Time.

(b) The authorized capital stock of Lincoln State Bank consists of 112,500 shares of common stock, par value $10.00 per share (“Lincoln State Bank Common Stock”). As of the date hereof, (i) 112,500 shares of Lincoln State Bank Common Stock are issued and outstanding, all of which are owned directly by the Company and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Lincoln State Bank Common Stock are held in treasury. Each share of Lincoln State Bank Common Stock owned by the Company is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(c) The authorized capital stock of Grafton State Bank consists of 10,000 shares of common stock, par value $100.00 per share (“Grafton State Bank Common Stock”). As of the date hereof, (i) 10,000 shares of Grafton State Bank Common Stock are issued and outstanding, all of which are owned directly by Merchants Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Grafton State Bank Common Stock are held in treasury. Each share of Grafton State Bank Common Stock owned by Merchants Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(d) The authorized capital stock of Community Bank Financial consists of 4,000 shares of common stock, par value $320.00 per share (“Community Bank Financial Common Stock”). As of the date hereof, (i) 4,000 shares of Community Bank Financial Common Stock are issued and outstanding, all of which are owned directly by Merchants Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Community Bank Financial Common Stock are held in treasury. Each share of Community Bank Financial Common Stock owned by Merchants Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(e) The authorized capital stock of Fortress Bank consists of 15 shares of common stock, par value $20,000.00 per share (“Fortress Bank Common Stock”). As of the date hereof, (i) 15 shares of Fortress Bank Common Stock are issued and outstanding, all of which are owned directly by Merchants Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Fortress Bank Common Stock are held in treasury. Each share of Fortress Bank Common Stock owned by Merchants Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(f) The authorized capital stock of The Reedsburg Bank consists of 40,000 shares of common stock, par value $10.00 per share (“The Reedsburg Bank Common Stock”). As of the date hereof, (i) 40,000 shares of The Reedsburg Bank Common Stock are issued and outstanding, all of which are owned directly by Merchants New Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of The Reedsburg Bank Common Stock are held in treasury. Each share of The Reedsburg Bank Common Stock owned by Merchants New Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(g) The authorized capital stock of Wisconsin State Bank consists of 1,000 shares of common stock, par value $100.00 per share (“Wisconsin State Bank Common Stock”). As of the date hereof, (i) 1,000 shares of Wisconsin State Bank Common Stock are issued and outstanding, all of which are owned directly by Merchants Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Wisconsin State Bank Common Stock are held in treasury. Each share of Wisconsin State Bank Common Stock owned by Merchants Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

(h) The authorized capital stock of Fortress Bank of Cresco consists of 1,000 shares of common stock, par value $100.00 per share (“Fortress Bank of Cresco Common Stock”). As of the date hereof, (i) 1,000 shares of Fortress Bank of Cresco Common Stock are issued and outstanding, all of which are owned directly by Merchants Merger Corp. and are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) no shares of Fortress Bank of Cresco Common Stock are held in treasury. Each share of Fortress Bank of Cresco Common Stock owned by Merchants Merger Corp. is free and clear of all Encumbrances of any nature whatsoever and all, options, rights of first refusal, agreements, and restrictions effecting any attribute of ownership, including voting.

Section 4.06. Company Financial Statements. The Company has previously made available to the Buyer copies of the following Financial Statements: (a) the audited consolidated statements of condition, audited consolidated balance sheets, audited consolidated statements of income, audited consolidated statements of changes in stockholders equity and audited consolidated statements of cash flows of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006 (including any related notes thereto), and its unaudited consolidated balance sheet, unaudited consolidated statement of financial condition, unaudited consolidated statement of income, unaudited consolidated statement of changes in shareholders’ equity and comprehensive income and unaudited consolidated statement of cash flows as of and for the three (3) months ended March 31, 2007 (each, a “Company Financial Statement” and, collectively, the “Company Financial Statements”) and (b) the Reports of Income and Reports of Condition for each Bank for the years ended December 31, 2004, December 31, 2005 and December 31, 2006, and for the three (3) months ended March 31, 2007 (the “Bank Reports” ). The Company Financial Statements (x) have been prepared in accordance with GAAP except as may be noted therein, and comply in all material respects with applicable accounting requirements and complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except in the case of unaudited Financial Statements, as permitted by Form 10-Q of the SEC and subject to normal year-end audit adjustments consistent with past experience); and (y) fairly present in all material respects the consolidated financial position and the consolidated results of operations of the Company and its Subsidiaries as of the respective dates or for the periods referred to in such Company

Financial Statements, except as may be indicated in the notes thereto and subject to normal year-end non-material audit adjustments in amounts consistent with past experience in the case of the unaudited Company Financial Statements. The Bank Reports (z) are true and complete in all material respects; (aa) have been prepared in accordance with GAAP except as may be noted therein, as modified by banking regulations; and (bb) fairly present in all material respects the financial position and the results of operations of each Bank as of the respective dates of and for the periods referred to in such Bank reports, subject to normal year-end audit adjustments consistent with past experience in the case of each Bank Report dated March 31, 2007. No Financial Statements of any Person other than the Subsidiaries of the Company are required by GAAP to be included in the Company Financial Statements.

Section 4.07. Subsidiaries of the Company. (a) Each Subsidiary of the Company is listed on Schedule 4.07(a) of the Disclosure Statement. The capitalization of each Subsidiary of the Company, other than the Banks, is listed on Schedule 4.07(a) of the Disclosure Statement. Except as set forth in Schedule 4.07(a) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company owns directly or indirectly any debt (other than the Loans) or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, bank, bank holding company, entity, association or other Person; provided, however, there shall not be included in the forgoing (i) any marketable securities that can be readily converted into cash, (ii) any security or proprietary interest acquired in good faith through foreclosure, and (iii) any security or proprietary interest to the extent that it is owned or controlled by the Company or a Subsidiary of the Company in a bona fide fiduciary or similar capacity.

(b) Each Non-Bank Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease it assets and properties and to carry on its business substantially as they have been and are now being conducted. Each Non-Bank Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it and the nature of the business transacted by it requires that it be so qualified. All of the issued and outstanding shares of the capital stock or other proprietary interests of each Subsidiary of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable, except, where applicable, as provided in Section 180.0622(2)(b) of the WBCL. Except as disclosed on Schedule 4.07(b)(i) of the Disclosure Statement, none of the outstanding shares of capital stock of any Subsidiary of the Company are subject to any preemptive rights of any current or past shareholders of such Subsidiary. No capital stock or other proprietary interests of any Subsidiary of the Company is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of such Subsidiary. Except as disclosed on Schedule 4.07(b)(ii) of the Disclosure Statement, there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or any Subsidiary of the Company to vote or to dispose of shares of the capital stock or any other proprietary interest of any Subsidiary of the Company or except as otherwise provided herein. Except as disclosed on Schedule 4.07(b)(iii) of the Disclosure Statement, all of the shares of capital stock or any other proprietary interest of any Subsidiary of the Company are owned free and clear of any Encumbrance.

(c)(i) Each of Lincoln State Bank, Grafton State Bank, Community Bank Financial, Fortress Bank, The Reedsburg Bank and Wisconsin State Bank (the “Wisconsin Banks”) is a Wisconsin state bank and is duly organized, validly existing and in good standing under the laws of the state of Wisconsin and the applicable rules and regulations of the WDFI Division of Banking and is duly qualified to do business and is in good standing with the WDFI Division of Banking and any other Governmental Entity having jurisdiction over it and in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified. Each Wisconsin Bank has the power and authority necessary for it to own, operate or lease its assets and properties and to carry on its businesses substantially as they have been and are now being conducted. Each Wisconsin Bank has trust powers as granted by the WDFI Division of Banking which are in full force and effect. Each Wisconsin Bank is a member in good standing of the Federal Reserve System and the Federal Home Loan Bank System. All deposit accounts with each of the Wisconsin Banks are insured by the FDIC with respect to all eligible amounts.

(ii) Fortress Bank of Cresco (the “Iowa Bank”) is an Iowa state bank and is duly organized, validly existing and in good standing under the laws of the state of Iowa and the applicable rules and regulations of the IDB and is duly qualified to do business and is in good standing with the IDB and any other Governmental Entity having jurisdiction over it and in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified. The Iowa Bank has the power and authority necessary for it to own, operate or lease its assets and properties and to carry on its businesses substantially as they have been and are now being conducted. The Iowa Bank has trust powers as granted by the IDB which are in full force and effect. The Iowa Bank is a member in good standing of the Federal Reserve System and the Federal Home Loan Bank System. All deposit accounts with the Iowa Bank are insured by the FDIC with respect to all eligible amounts.

(iii) Effective June 7, 2007, pursuant to the terms of a Purchase and Assumption Agreement dated January 4, 2007 by and between Fortress Minnesota Bank (the “Minnesota Bank”) and Eastwood Bank, as amended by a first amendment dated as of March 22, 2007, the Minnesota Bank sold substantially all of its assets to Eastwood Bank, and effective June 8, 2007 the Minnesota Bank was merged with and into Lincoln State Bank.

(d) Schedule 4.07(d) of the Disclosure Statement lists all Intercompany Agreements through the date of this Agreement. All Intercompany Agreements are in compliance with Federal Reserve Act Sections 23A and 23B and Federal Reserve Board Regulation W and all other applicable Laws.

(e) The Company and each of the Banks are in full compliance with applicable minimum capital requirements prescribed by the Federal Reserve Board, the FDIC, the WDFI Division of Banking, the IDB and any other bank regulatory authority having jurisdiction over the Company or any Bank, as the case may be, and each of the Banks are “well capitalized” within the meaning of such term as used in Section 38(b) of the Federal Deposit Insurance Act, as amended, and the applicable regulations promulgated thereunder.

Section 4.08. Company Reports; Sarbanes-Oxley Act. (a) Since December 31, 2004, the Company and each Subsidiary of the Company has filed or furnished, as applicable, on a timely basis, and will continue to file or furnish, as applicable, on a timely basis through the Closing Date, all forms, statements, certifications, reports and documents, together with any amendment or supplement required to be made with respect thereto, that it was, or will be, required to file or furnish, as applicable, with (a) the SEC, including any report filed on Form 10-K, Form 10-Q, Form 8-K and all proxy statements (the “SEC Reports”), (b) the Federal Reserve Board, (c) the FDIC, (d) the WDFI Division of Banking, (e) the MDC and (f) the IDB (collectively, the “Company Reports”). Except as set forth in Schedule 4.08(a) of the Disclosure Statement, as of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of the Company Reports, including the Financial Statements, exhibits, and schedules thereto, complied, and with respect to Company Reports filed or furnished, as applicable, after the date of this Agreement, will at the date of filing or furnishing, as applicable, comply, in all material respects with all of the Laws enforced or promulgated by the Governmental Entity with which they were filed or furnished, as applicable, and did not contain, and with respect to Company Reports filed or furnished, as applicable, after the date of this Agreement, will not on the date of filing or furnishing, as applicable, contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of the Company or any Subsidiary of the Company, no Governmental Entity has initiated any Proceeding or investigation into the business or operations or financial reporting of the Company or any Subsidiary of the Company within the past three (3) years. There is no unresolved issue, violation, criticism, comment letter or exception by the Federal Reserve Board, the FDIC, the WDFI Division of Banking, the MDC, the IDB, the SEC or any local taxing authority, or other Governmental Entity with respect to any report, examination or statement referred to herein.

(b) Neither the Company nor any Subsidiary of the Company is a party to any contract or agreement with any exchange or other securities market, including the OTCBB.

(c) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, and, to the Company’s Knowledge, such system is effective in providing such assurance. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and, to the Company’s Knowledge, such controls and procedures are effective in ensuring such disclosures and communications, and (ii) has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors of the Company (and made summaries of such disclosures available to the Buyer) (A) (l) any significant deficiencies in the design or operation of internal control over financial reporting that would adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any material weakness in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act. The Company has made available to the Buyer any written reports and other material correspondence from December 31, 2004 provided by the Company’s external auditors to the audit committee required or contemplated by the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. From December 31, 2004, to the Company’s Knowledge, no material complaints from any source regarding questionable accounting or auditing matters have been received by the Company. The Company has made available to the Buyer a summary of all complaints or concerns made from December 31, 2004 through the Company’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law, which relate to financial reporting, internal controls and related matters.

(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports, and the statements contained in such certifications are true and correct. For purposes of this Section 4.07(d), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any Subsidiary of the Company has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes Oxley-Act, other than extensions of credit to which Section 13(k)(3) of the Exchange Act applies.

(e) Neither the Company nor any Subsidiary of the Company nor, to the Company’s Knowledge, any director, officer, or internal or external auditor of the Company or any of the Subsidiaries of the Company has received or otherwise had or obtained actual knowledge of any substantive and material complaint, allegation, assertion or claim, whether written or oral, that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. No current or former attorney representing the Company or any Subsidiary of the Company has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the current Board of Directors of the Company or any committee thereof or to any current director or executive officer of the Company.

(f) To the Company’s Knowledge, no employee of the Company or any Subsidiary of the Company has provided information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Laws described in Section 806 of the Sarbanes-Oxley Act by the Company or any Subsidiary of the Company.

Section 4.09. Compliance with Laws. (a) Except as disclosed in Schedule 4.09(a) of the Disclosure Statement, the businesses of the Company and any Subsidiary of the Company are not being conducted in material violation of, and since December 31, 2004 neither the Company nor any Subsidiary of the Company has materially violated, any applicable Law or Order.

(b) The policies, programs and practices of the Company and the Subsidiaries of the Company relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with all applicable Laws governing employment and terms and conditions of employment. Except as set forth in Schedule 4.09(b) of the Disclosure Statement, there are no disputes, claims, or charges pending or, to the Knowledge of the Company, Threatened, against the Company or any Subsidiary of the Company alleging breach of any express or implied employment contract or commitment, or material breach of any applicable Law relating to employment or terms and conditions of employment, and, to the Knowledge of the Company, there is no basis for any valid claim or charge with regard to such matters.

(c) Except as disclosed in Schedule 4.09(c) of the Disclosure Statement, no investigation or review by the Federal Reserve Board, the FDIC, the WDFI Division of Banking, the MDC, the IDB, the SEC or any other regulator of the Company or any Subsidiary of the Company with respect to the Company or any Subsidiary of the Company is pending, or to the Knowledge of the Company, Threatened, nor, to the Knowledge of the Company, has any Governmental Entity indicated to the Company or any Subsidiary of the Company an intention to conduct the same, other than normal bank regulatory examinations.

(d) Each of the Company and its Subsidiaries is, where applicable, in material compliance with the applicable provisions of the CRA. Except as disclosed in Schedule 4.09(d)(i) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has any written or oral agreements with nongovernmental Persons regarding CRA activities (each, a “CRA Agreement,” and collectively, the “CRA Agreements”). The Company and each Subsidiary of the Company is in material compliance with the terms of each CRA Agreement, if any. As of the date of this Agreement, except as disclosed in Schedule 4.09(d)(ii) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has been advised or given notice of (i) the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause the Company or any Subsidiary of the Company to fail to be in full compliance with the provisions of CRA or (ii) any protest filed against the Company or any Subsidiary of the Company under CRA or the existence of any fact that would cause the Company or any Subsidiary of the Company to believe any transaction involving the Company or any Subsidiary of the Company will be the subject of a CRA protest. None of the Banks have ever received a CRA rating from the applicable regulatory authority which is less than “satisfactory” since January 1, 2000.

(e) The CRA rating of each Bank as of the date hereof is listed on Schedule 4.09(e) of the Disclosure Statement.

(f) Each Bank has developed and implemented a privacy policy in material compliance with applicable Laws (including the Gramm-Leach-Bliley Act) with respect to personal customer information and has provided a copy of such privacy policy to all Persons entitled to receive such policy in material compliance with all applicable Laws. Each Bank has obtained any and all necessary consents from its customers with regard to the collection and dissemination by it of personal customer information in connection with its business in accordance with its privacy policy and any applicable Laws. Each Bank’s practices regarding the collection and use of personal customer information in connection with its business are and have been in accordance with such privacy policy and with such applicable Laws. Each Bank has obtained all necessary agreements and assurances from its third party service providers used in connection with its business that such service providers are in material compliance with any applicable privacy Laws.

(g) Except as set forth in Schedule 4.09(g)(i) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company is a party to any agreement or consent decree with, or directive, letter or order issued by the Federal Reserve Board, the FDIC, the WDFI Division of Banking, the MDC, the IDB, the SEC or any other Governmental Entity which imposes any restrictions or requirements with respect to the conduct of the Company or a Subsidiary of the Company’s business. Set forth on Schedule 4.09(g)(ii) of the Disclosure Statement is a list of all pending requests of the Company or any Subsidiary of the Company to the Federal Reserve Board, the FDIC, the WDFI Division of Banking, the MDC, the IDB, the SEC or any other Governmental Entity seeking authority to perform any action or approval of any filing.

(h) Except as set forth in Schedule 4.09(h) of the Disclosure Statement, the Company and each Subsidiary of the Company has obtained and holds each material Governmental Authorization required to be obtained and held by the Company or any Subsidiary of the Company to operate the business of, or hold any of the assets owned or used by, the Company or any Subsidiary of the Company, and each such Governmental Authorization is valid and in full force and effect and has never been suspended or revoked for any reason.

Section 4.10. Litigation. Except as disclosed in Schedule 4.10 of the Disclosure Statement, there is no Proceeding pending or, to the Knowledge of the Company, Threatened against the Company or any Subsidiary of the Company, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages in excess of $50,000 against the Company, any Subsidiary of the Company, or any of their respective officers, directors, employees or agents, in their capacities as such or seeking removal of any such officer, director, employee or agent, or which, if adversely determined, would materially affect the ability of the Shareholders or the Company to consummate the transactions contemplated herein or which is seeking to enjoin the consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any Order of any Governmental Entity outstanding against the Company or any Subsidiary of the Company or any of the Company’s or any of its Subsidiaries’ respective officers, directors, employees or agents, in their capacities as such or, to the Knowledge of the Company, the Shareholders, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

Section 4.11. Intellectual Property. The Company and its Subsidiaries have the unrestricted right and authority, and the Surviving Corporation and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all material patents, trademarks, servicemarks, software, licenses, know-how, and other proprietary rights as is necessary to enable them to conduct and to continue to conduct all phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, copyright, trademark, service mark, trade name or any other right of any Person.

Section 4.12. Taxes. (a) Except as disclosed in Schedule 4.12(a)(i) of the Disclosure Statement, the Company and each Subsidiary of the Company have each timely filed all Tax and information returns required to be filed (all such returns are true and complete in all material respects). The Company and each Subsidiary of the Company and have paid (or the Company has paid on behalf of a Subsidiary of the Company), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes reflected on such returns in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes required to be paid in respect of periods through the end of the calendar month next preceding the date hereof and at Closing, as of the Closing Date. Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been assessed or, to the Knowledge of the Company, proposed or asserted against the Company or any Subsidiary of the Company that have not been resolved or settled and no requests for waivers of the time to assess any such Tax are pending or have been agreed to. Except as disclosed in Schedule 4.12(a)(ii) of the Disclosure Statement, the Tax returns of the Company and each Subsidiary of the Company have not been audited by the IRS or any similar state or local agency. Neither the Company nor any Subsidiary of the Company is a party to any Proceeding by any Governmental Entity for the assessment or the collection of Taxes. All deferred Taxes of the Company and each Subsidiary of the Company have been accounted for in accordance with GAAP consistently applied. The Company and each Subsidiary of the Company have properly accrued for all real estate taxes in accordance with GAAP.

(b) The Company has not filed any consolidated federal income tax return with an “affiliated group” (within the meaning of Section 1504 of the Code) where the Company was not the common parent of the group. Neither the Company nor any Subsidiary of the Company is, or has been, a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than the Company or any Subsidiary of the Company.

(c) The Company and each Subsidiary of the Company have each withheld amounts from its employees, the Shareholders, borrowers and holders of public deposit accounts in material compliance with the Tax withholding provisions of applicable Laws; filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security and unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made; and notified all employees, Shareholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in material compliance with applicable Tax Laws.

(d) The Company has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(A)(ii) of the Code. Neither the Company nor any Subsidiary of the Company has any Liability for Taxes owed by any Person (other than the Company or a Subsidiary of the Company), including, without limitation, (i) as a transferee, assignee or other successor or (ii) pursuant to a Tax sharing agreement or other contract. The Company has neither agreed to nor is required to make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting methods or otherwise.

(e) Neither the Company nor any Subsidiary of the Company has participated in any transaction required to be disclosed pursuant to Treasury Regulations Section 1.6011-4. Neither the Company nor any Subsidiary of the Company has acted as a Tax shelter organizer for the purposes of Code Section 6111 and Section 6112. Except as disclosed on Schedule 4.12(e) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has invested in any transactions requiring registration under Code Section 6111 or requiring list maintenance under Section 6112.

(f) The Company has never elected under Section 1362 of the Code (or under any analogous or similar provision of state or local law in any jurisdiction where the Company files its Tax returns) to be treated as an “S” Corporation for the state(s) or federal tax purposes.

Section 4.13. Insurance. The Company and each Subsidiary of the Company maintains in effect all insurance required to be carried by Law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by the Company and each Subsidiary of the Company have been filed in due and timely fashion. Neither the Company nor any Subsidiary of the Company has had an insurance policy canceled by the issuer of the policy within the past five (5) years. Schedule 4.13 of the Disclosure Statement contains a description of all individual claims in excess of $50,000, and aggregate annual claims of more than $50,000, filed by the Company or any Subsidiary of the Company in the past five (5) years from the date hereof.

Section 4.14. Loans; Investments. (a) Except as otherwise disclosed in Schedule 4.14(a)(i) of the Disclosure Statement, (i) each Loan originated by the Company or one of its Subsidiaries is evidenced by written documentation issued in the Ordinary Course of Business of the Company or a Subsidiary of the Company, (ii) each Loan constitutes the legal, valid and binding obligation of the Company or a Subsidiary of the Company

(as the case may be) and, to the Knowledge of the Company, each obligor named therein, and is enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles or doctrines and (iii) to the Knowledge of the Company, no obligor named in any Loan is seeking to avoid the enforceability of the terms thereof under any bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles or doctrines and no Loan is subject to any valid and enforceable defense, offset or counterclaim. Except as otherwise disclosed in Schedule 4.14(a)(ii) of the Disclosure Statement, all Loans originated by the Company or any Subsidiary of the Company, and to the Knowledge of the Company, all Loans originated by any Person other than the Company or any Subsidiary of the Company, were originated in material compliance with all applicable Laws in accordance with the customary lending standards of the originator thereof, and the industry in which the originator operated and in the Ordinary Course of Business of the originator thereof. In underwriting, purchasing, servicing, collecting and discharging Loans, either for its account or the account of others, the Company and each Subsidiary has complied in all material respects with all applicable Laws and has performed such function in the Ordinary Course of Business. Except as set forth in Schedule 4.14(a)(iii) of the Disclosure Statement, all Loans are, and at the Closing Date will be, free and clear of any Encumbrance other than an Encumbrance in favor of the Company or a Subsidiary of the Company, and the Company and each Subsidiary of the Company, as applicable, has complied, and at the Closing Date will have complied, in all material respects, with all Laws relating to the Loans. The Company has not and does not engage in predatory lending or make predatory loans. All Loans that are secured are evidenced by appropriate and sufficient ancillary security documents and are so secured by valid, perfected and enforceable Encumbrances. Except as set forth on Schedule 4.14(a)(iv) of the Disclosure Statement, there are no Loans or other assets of the Company or any Subsidiary of the Company that have been classified by examiners or otherwise as “Other Assets Specially Mentioned,” “Substandard,” “Doubtful”, “Loss” or words of similar impact as of the date hereof. Except as set forth on Schedule 4.14(a)(v) of the Disclosure Statement, the Company has no “Other Real Estate Owned” (“OREO” ) as of the date hereof.

(b) All guarantees of indebtedness owed to the Company or any Subsidiary of the Company, including those of the Federal Housing Administration, the Small Business Administration, and other Governmental Entities, are legal, valid and enforceable with respect to the Company or a Subsidiary of the Company and, to the Knowledge of the Company, the other party thereto, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles or doctrines.

(c) Except as set forth on Schedule 4.14(c) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company is a party to any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

(d) Except as set forth in Schedule 4.14(d)(i) of the Disclosure Statement and except for pledges to secure public and trust deposits and repurchase agreements entered into in the Ordinary Course of Business, none of the investments reflected in the Company’s balance sheet dated as of December 31, 2006, and none of the investments made by the Company or any Subsidiary of the Company since December 31, 2006, is subject to any restriction, whether contractual or statutory, which impairs the ability of the Company or any Subsidiary of the Company freely to dispose of such investment at any time. With respect to all repurchase agreements to which the Company or any Subsidiary of the Company is a party, the Company or a Subsidiary of the Company (as applicable) has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the obligations secured by such collateral under such agreement. Except as set forth in Schedule 4.14(d)(ii) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other Person has the right, either conditionally or absolutely, to require the Company or any Subsidiary of the Company to repurchase or otherwise reacquire any such assets. Set forth on Schedule 4.14(d)(iii) of the Disclosure Statement is a complete and accurate list of each investment in debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by the Company or any Subsidiary of the Company, showing as of December 31, 2006, the carrying values and the gross carrying values of the mortgage-backed and related securities and the estimated cost of the marketable equity securities.

Section 4.15. Allowance for Loan Losses. The allowance for loan losses shown on the Company Financial Statements dated as of December 31, 2006, as of such date was in the reasonable judgment of the Company’s management adequate based upon the requirements of GAAP and all applicable Governmental Entities to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on Loans outstanding, and contained an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable Governmental Entities.

Section 4.16. Investment Management and Related Activities. Except as disclosed in Schedule 4.16(a) of the Disclosure Statement, neither the Company, nor any Subsidiary, or former Subsidiary of the Company within the last five years, has been or is a party to any agreement, contract or other arrangement through which the Company or its Subsidiaries, or former Subsidiaries within the last five years, formerly or currently provide investment advisory services to any Person. Except as disclosed in Schedule 4.16(b) of the Disclosure Statement, none of the Company, any of its Subsidiaries or the Company’s or its Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized as an investment adviser, a broker, dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Entity.

Section 4.17. Trust or Agency Agreements. (a)

(i) Except as provided in Schedule 4.17(a)(i) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has taken any action, nor omitted to take any action, which would, or with the giving of notice or the passage of time or both could, constitute a material default or a material violation of any fiduciary duty under any Trust or Agency Agreement or cause the Company or any Subsidiary of the Company to be subject to claims for material damages, material surcharge, disqualification or removal from any capacity which anyone of them now occupies with respect to any Trust or Agency Agreement, nor has the Company nor any Subsidiary of the Company been so subject to claims for material damages, material surcharged, disqualified or removed from any such capacity;

(ii) Except as provided in Schedule 4.17(a)(ii) of the Disclosure Statement, each Trust or Agency Agreement, and any amendment or modification thereto, in effect as of the date hereof was duly executed and delivered (or accepted) by, and constitutes a legal, valid and binding obligation of, the Company or one of the its Subsidiaries and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or one of its Subsidiaries as the case may be and, to the Knowledge of the Company, each other party thereto in accordance with its terms;

(iii) Except as provided in Schedule 4.17(a)(iii) of the Disclosure Statement, no claim has been made against the Company or any Subsidiary of the Company and no notice has been received by the Company or any Subsidiary of the Company questioning the validity or enforceability of any Trust or Agency Agreement in effect as of the date hereof or asserting any default or violation of any duty thereunder; and

(iv) Except as provided in Schedule 4.17(a)(iv) of the Disclosure Statement, to the Knowledge of the Company, (A) there has been no event of default or violation of any duty by any other party to any Trust or Agency Agreement in effect as of the date hereof, and (B) no event has occurred (including the execution and delivery of this Agreement and the consummation of the transactions contemplated herein) which would, or with the giving of notice or the passage of time or both could, constitute a material default or material violation of any duty by any other party to any Trust or Agency Agreement in effect as of the date hereof.

(b) The Company and each Subsidiary of the Company is eligible and qualified to act under each Trust or Agency Agreement in effect as of the date hereof to which it is a party and is not prohibited by applicable Law from performing its respective duties and obligations under any Trust or Agency Agreement in effect as of the date hereof.

Section 4.18. Trust or Agency Records. All Records maintained by the Company and its Subsidiaries relating to or in connection with Trust or Agency Agreements (“Trust or Agency Records”) have been kept in compliance with the Company’s customary practice and in material compliance with applicable Law and the applicable Trust or Agency Agreement. The Company and each of its Subsidiaries has maintained all material Trust or Agency Records that it is required to maintain pursuant to applicable Law or the applicable Trust or Agency Agreement.

Section 4.19. Trust or Agency Standards. (a) The Trust or Agency Records are retained, protected and duplicated in material compliance with prudent fiduciary practices, reasonable and customary industry practices, and applicable legal and regulatory requirements. The Trust or Agency Records reflect all material dispositions and acquisitions of assets and receipt and disbursement of funds, and the Company or any Subsidiary of the Company, as the case may be, maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with management’s general or specific authorizations, and (ii) such transactions are recorded in conformity in all material respects with any applicable accounting principles and in such a manner as to permit preparation of financial statements in accordance with any applicable accounting principles and fiduciary standards and any other criteria applicable to such statements and to maintain accountability for assets.

(b) Neither the Company nor any Subsidiary of the Company has performed a custody audit. Except as set forth in Schedule 4.19(b) of the Disclosure Statement, all assets held pursuant to the Trust or Agency Agreements have been transferred to the bank listed on Schedule 4.19(b) of the Disclosure Statement (the “Trust Business Successor”) and the liabilities associated with such Trust or Agency Agreements have been assumed by the Trust Business Successor. Schedule 4.19(b) of the Disclosure Statement describes the status and anticipated disposition of the assets the Company or one of its Subsidiaries presently holds pursuant to a Trust or Agency Agreement, if any.

(c) The data and transaction processing services of the Company or any Subsidiary of the Company, as the case may be, are of the quality generally maintained by businesses similarly situated and are adequate in all material respects for the performance of the business of the Company or any Subsidiary of the Company, as the case may be.

Section 4.20. Compliance with Law; Trust or Agency Agreements. The Company and its Subsidiaries are in material compliance with all requirements and obligations applicable to them under the Trust or Agency Agreements and under all Laws and Orders applicable to the Trust or Agency Agreements or the conduct of the business of the Company and its Subsidiaries.

Section 4.21. Company Benefit Plans. (a) Schedule 4.21(a)(i) of the Disclosure Statement contains a true and complete list, including all amendments thereto, of each compensation, consulting, restricted stock, pay roll practice, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock ownership, stock appreciation right, phantom stock right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement and any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of the Company or any Subsidiary of the Company or their respective beneficiaries, including any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect (“ERISA”), which the Company, the Surviving Corporation any Subsidiary of the Company or an ERISA Affiliate maintains, to which the Company, any Subsidiary of the Company or an ERISA Affiliate contributes, or under which any employee, former employee, director or former director of the Company, any Subsidiary of the Company or an ERISA Affiliate is covered or has benefit rights and pursuant to which any Liability of the Company, any Subsidiary of the Company or an ERISA Affiliate exists or is reasonably likely to occur (the “Company Benefit Plans”). The Company has made available to the Buyer true and correct copies of (a) each written Company Benefit Plan (and all amendments thereto), (b) current summary plan description, trust agreement and insurance contracts with respect to any Company Benefit Plan, and (c) the most recent actuarial reports and valuations, financial statements and IRS Form 5500 or 5500-C with respect to any Company Benefit Plan. Except as set forth in Schedule 4.21(a)(ii) of the Disclosure Statement, neither the Company, any Subsidiary of the Company nor an ERISA Affiliate maintains nor has entered into any Company Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to any employee or former employee or director or former director of the Company, any Subsidiary of the Company or an ERISA Affiliate or their respective beneficiaries, or other provisions, which would cause an increase in the Liability of the Company, the Surviving Corporation, any Subsidiary of the Company or an ERISA Affiliate or the Buyer, as a result of the transactions contemplated by this Agreement or any related action thereafter (a “Change in Control Benefit” ). The term “Company Benefit Plans” as used herein refers to all plans contemplated under the preceding sentences of this Section 4.21, provided that the term “Plan” or “Plans” is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Schedule 4.21(a)(iii) of the Disclosure Statement, no Company Benefit Plan or benefit plan of an ERISA Affiliate is a multi-employer plan within the meaning of Section 3(3) of ERISA. All payments and other compensation paid or payable by the Company, any Subsidiary of the Company or of an ERISA Affiliate under this Agreement, the Company Benefit Plans or benefit plan of an ERISA Affiliate or otherwise, to or for the benefit of any employee or director or former employee or director of the Company, any Subsidiary of the Company or of an ERISA Affiliate, are in material compliance with all applicable Laws.

(b) Except as set forth on Schedule 4.21(b)(i) of the Disclosure Statement, each of the Company Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is intended to be qualified under Section 401(a) of the Code (“Company Qualified Plans”) has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Schedule 4.21(b)(ii) of the Disclosure Statement), and there exist no circumstances likely to adversely affect the qualified status of any such Company Qualified Plan. All such Company Qualified Plans or other benefit plans or programs established or maintained by the Company or any Subsidiary of the Company or to which the Company, any Subsidiary of the Company or ERISA Affiliates contribute are in material compliance with all applicable requirements of ERISA, and are in material compliance with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing Date) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Qualified Plans or Qualified Plans of a Subsidiary of the Company or of an ERISA Affiliate. Neither the Company, any Subsidiary of the Company nor an ERISA Affiliate maintains or has maintained within the last five years, a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by the Company, any Subsidiary of the Company or an ERISA Affiliate to the Company Benefit Plans or other benefit plans have been made or reserves adequate for such purposes have been set aside through the date hereof and at Closing, through the Closing Date. Except as set forth in Schedule 4.21(b)(iii) of the Disclosure Statement, neither the Company, any Subsidiary of the Company nor an ERISA Affiliate is in default in performing any of its respective contractual obligations under any of the Company Benefit Plans or other benefit plans or any related trust agreement or insurance contract, and there are no outstanding Liabilities of any such Company Benefit Plan or other benefit plans other than Liabilities for benefits to be paid to participants in such Company Benefit Plan or other benefit plans and their beneficiaries in accordance with the terms of such Company Benefit Plan or other benefit plans.

(c) There is no pending or, to the Knowledge of the Company, Threatened Proceeding (other than benefit claims made in the Ordinary Course of Business) by or on behalf of or against any of the Company Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by the Company, any Subsidiary of the Company or an ERISA Affiliate which allege violations of applicable Law which are reasonably likely to result in a liability on the part of the Company, any Subsidiary of the Company or an ERISA Affiliate or any such plan.

(d) The Company and each Subsidiary of the Company and, to the Knowledge of the Company, all other Persons having fiduciary or other responsibilities or duties with respect to the Company Benefit Plans are and have since the inception of each such Plan been in material compliance with, and each such Plan is and has been operated in material compliance with, its provisions and in material compliance with the applicable Laws governing such Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the IRS under ERISA, the Code or any other applicable Law. Except as set forth in Schedule 4.21(d) of the Disclosure Statement, no Company Benefit Plan has engaged in or been a party to a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975(c) of the Code) that is not subject to a statutory or other exemption under Section 408 of ERISA or Section 4975 of the Code. All Company Benefit Plans that are group health plans have been operated in material compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA and other applicable Law.

(e) Neither the Company, any Subsidiary of the Company nor an ERISA Affiliate has incurred, nor to the Knowledge of the Company is reasonably likely to incur, any material liability under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by the Company, any Subsidiary of the Company or an ERISA Affiliate.

(f) Except as set forth on Schedule 4.21(f) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has made any payments, or is or has been a party to any agreement (including the Company Benefit Plans) that under any circumstances could obligate the Company or any Subsidiary of the Company to make payments that are or will not be deductible because of Section 280G of the Code.

(g) Subject to any requirements or prohibitions under the Health Insurance Portability and Accountability Act, Schedule 4.21(g)(i) of the Disclosure Statement describes any obligation that the Company or any Subsidiary of the Company has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages. Except as set forth on Schedule 4.21(g)(ii) of the Disclosure Statement, there are no amounts payable by the Company for post-retirement health care benefits. Except as set forth in Schedule 4.21(g)(iii) of the Disclosure Statement, no individuals are eligible for post-retirement health care benefits from the Company or any Subsidiary of the Company.

(h) Schedule 4.21(h) of the Disclosure Statement lists each officer of the Company and each Subsidiary of the Company and each director of the Company who is eligible to receive a Change in Control Benefit, showing the good faith estimate of the Company of the present value of each such Change in Control Benefit as of June 30, 2007.

(i) The Company and each Subsidiary of the Company have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner, all filings pertaining to each Company Benefit Plan with the IRS and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing.

(j) Since December 31, 2001, neither the Company nor any Subsidiary of the Company has maintained, contributed to or participated in any employee/stock ownership plan of the Company.

(k) No work stoppage involving the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, Threatened. Neither the Company nor any of its Subsidiaries is involved in, or, to the Knowledge of the Company, Threatened with any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. No employees of the Company or any of its Subsidiaries are represented by any labor union, and, to the Knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its Subsidiaries. Schedule 4.21(k) of the Disclosure Statement sets forth a list of all material Orders or settlement agreements arising out of or relating to the labor and employment practices or decisions of the Company or any Subsidiary of the Company which, by their terms, continue to bind or affect the Company or any Subsidiary of the Company.

(l) Except as set forth on Schedule 4.21(l), of the Disclosure Statement, the Company has not, since October 3, 2004, (i) granted to any Person an interest in a nonqualified deferred compensation plan (as defined in Code Section 409A(d)(1)) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the Tax imposed by Code Sections 409A(a)(1)(B) or (b)(4)(A), or (ii) modified the terms of any nonqualified deferred compensation plan in a manner that could cause an interest previously granted under such plan to become subject to the Tax imposed by Code Sections 409A(a)(1)(B) or (b)(4).

(m) Neither the Company nor any of its Subsidiaries maintains or contributes to a plan that is the subject of Internal Revenue Code Section 501(c)(9).

Section 4.22. Compliance with Environmental Laws. (a) To the Knowledge of the Company and except as set forth in Schedule 4.22(a) of the Disclosure Statement: (i) the operations of the Company and each Subsidiary of the Company comply in all material respects with all applicable Environmental Laws; (ii) none of the operations of the Company or any Subsidiary of the Company, no assets currently or formerly owned or leased by the Company or any Subsidiary of the Company and no Participating Facility or Mortgaged Premises are subject to any Proceedings alleging the violation of any past or present Environmental Law; nor are they the subject of any claims alleging damages to health or property, pursuant to which the Company, any Subsidiary of the Company or any owner of a Participating Facility or any Mortgaged Premises would be liable in law or equity; (iii) none of the operations of the Company or any Subsidiary of the Company, no assets currently owned or formerly owned by the Company or any Subsidiary of the Company and no Participating Facility or Mortgaged Premise are the subject of any Proceeding evaluating whether any remedial action is needed to respond to a release or potential release of any Hazardous Substance, or any other substance into the environment, nor has the Company or any Subsidiary of the Company, or any owner of a Participating Facility or a Mortgaged Premises been directed to conduct such Proceeding, formally or informally, by any Governmental Entity, nor have any of them agreed with any Governmental Entity or private Person to conduct any such Proceeding; and (iv) neither the Company nor any Subsidiary of the Company nor any owner of a Participating Facility or a Mortgaged Premises has filed, or become required to file, any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

(b) To the Knowledge of the Company and except as disclosed in Schedule 4.22(b) of the Disclosure Statement, with respect to (i) the real estate currently or formerly owned (other than OREO) or leased by the Company or any Subsidiary of the Company; and (ii) OREO currently or formerly held by the Company or any Subsidiary of the Company (collectively, the “Company Premises”): (x) no part of the Company Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) the Company Premises do not contain, and have never contained, an underground storage tank; and (z) the Company Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source.

(c) Except as disclosed in Schedule 4.22(c) of the Disclosure Statement, the Company has delivered to the Buyer copies of all Phase I and Phase II environmental assessments in its or any of its Subsidiaries’ possession pertaining to any real property currently or formerly owned or leased by the Company or any of its Subsidiaries or securing any outstanding Loans.

Section 4.23. Recent Acquisitions and Divestitures. Except as set forth in Schedule 4.23 of the Disclosure Statement, neither the Company nor any Subsidiary of the Company has any material liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise and whether due or to become due) arising out of or relating to any acquisition or divestiture which has not been adequately provided for, reflected or disclosed in the Company Financial Statements for the fiscal year ended December 31, 2006.

Section 4.24. Agreements, Contracts, Commitments and Obligations.

(a) Schedule 4.24(a) of the Disclosure Statement sets forth a list of each outstanding Insider Loan, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which the Company or any Subsidiary of the Company is a party under which it may (contingently or otherwise) have any liability involving any Regulation O officer (as designated by the board of directors of the Company and its Subsidiaries, respectively) or director of the Company or any Subsidiary of the Company.

(b) Schedule 4.24(b) of the Disclosure Statement sets forth a list of each (i) outstanding Loan or other extension of credit or commitment for a Loan or other extension of credit and (ii) outstanding letter of credit and each commitment to issue a letter of credit to which the Company or any Subsidiary of the Company is a party and/or under which it may (contingently or otherwise) have any liability, including, but not limited to, those issued in connection with real estate construction.

(c) Schedule 4.24(c) of the Disclosure Statement sets forth a list of each contract or commitment (other than Permitted Liens) to which the Company or any of its Subsidiaries is a party or, to the Knowledge of the Company, to which neither the Company nor any of its Subsidiaries is a party, affecting ownership of, title to, use of, or any interest in any Company Real Property or Company Lease.

(d) Schedule 4.24(d) of the Disclosure Statement sets forth a list of all fees, salaries, bonuses and other forms of compensation including country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by the Company or any Subsidiary of the Company to any employee or officer or former employee or officer of the Company or any Subsidiary of the Company who earned in excess of $60,000 in 2006 (or who is expected to earn in excess of $60,000 in 2007) or to any director or former director of the Company or any Subsidiary of the Company.

(e) Schedule 4.24(e) of the Disclosure Statement sets forth a list of each commitment made by the Company or any Subsidiary of the Company to or with any director, officer or employee of the Company or any Subsidiary of the Company extending for a period of more than six (6) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto.

(f) Schedule 4.24(f) of the Disclosure Statement sets forth a list of each contract or commitment providing for payment based in any manner upon outstanding Loans, results, or profits of the Company or any Subsidiary of the Company.

(g) Schedule 4.24(g) of the Disclosure Statement sets forth a list of all powers of attorney granted by the Company or any Subsidiary of the Company which are currently in force.

(h) Schedule 4.24(h) of the Disclosure Statement sets forth a list of all current policies of insurance currently maintained by the Company or any Subsidiary of the Company.

(i) Schedule 4.24(i) of the Disclosure Statement sets forth a list of all collective bargaining agreements to which the Company or any Subsidiary of the Company is a party and all affirmative action plans or programs covering employees of the Company or any Subsidiary of the Company, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by the Company or any Subsidiary of the Company.

(j) Schedule 4.24(j) of the Disclosure Statement sets forth a list of all leases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $50,000 to which the Company or any Subsidiary of the Company is a party, which does not expire within six (6) months from the date hereof and cannot be terminated upon sixty (60) days (or less) written notice without penalty.

(k) Schedule 4.24(k) of the Disclosure Statement sets forth a list of all (i) consulting and professional services contracts and (ii) employment agreements to which the Company or any Subsidiary of the Company is a party.

(l) Schedule 4.24(l) of the Disclosure Statement sets forth a list of all Orders or settlement agreements arising out of or relating to the labor and employment practices or decisions of the Company or any Subsidiary of the Company which, by their terms, continue to bind or affect the Company or any Subsidiary of the Company.

(m) Schedule 4.24(m) of the Disclosure Statement sets forth a list of all Orders, memorandums, agreements or understandings with regulatory agencies or any other Governmental Entity binding upon or affecting the current operations of the Company or any Subsidiary of the Company or any of their directors or officers in their capacities as such.

(n) Schedule 4.24(n) of the Disclosure Statement sets forth a list of (i) all registered trademarks, trade names, service marks, patents, or copyrights, (ii) all material unregistered trademarks, trade names or service marks and (iii) all applications by the Company or any of its Subsidiaries for registration of any trademarks, trade names, service marks, patents, or copyrights, which are owned by the Company or any Subsidiary of the Company or are licensed from a third party and require the Company or any Subsidiary of the Company to pay annual license fee in excess of $50,000 (including computer software programs, codes and related materials, but not including any retail software programs subject to “shrinkwrap” licenses).

(o) Schedule 4.24(o) of the Disclosure Statement sets forth a list of any security or proprietary interest acquired by the Company or a Subsidiary of the Company since December 31, 2006 in good faith through foreclosure.

(p) Schedule 4.24(p) of the Disclosure Statement sets forth a list of all agreements of guaranty or indemnification running to any Person which individually during its remaining term could commit the Company or any Subsidiary of the Company to an expenditure (either individually or in the aggregate) in excess of $50,000.

(q) Schedule 4.24(q) of the Disclosure Statement sets forth a list of all agreements containing any covenant limiting the right of the Company or any Subsidiary of the Company to engage in any line of business or to compete with any Person.

(r) Schedule 4.24(r) of the Disclosure Statement sets forth a list of all licenses, permits and similar matters that are necessary to the operations of the Company or any Subsidiary of the Company (including agreements with respect to outsourced credit programs, computer software programs, source codes and related materials, but not including any retail software programs subject to “shrinkwrap” licenses).

(s) Schedule 4.24(s) of the Disclosure Statement sets forth a list of all material agreements which require the consent or approval of or notice to any Person in order to consummate the transactions contemplated hereby.

(t) Schedule 4.24(t) of the Disclosure Statement sets forth a list of all agreements relating to the servicing of loans and all mortgage forward commitments and similar agreements pursuant to which the Company or any Subsidiary of the Company sells mortgages which it originates to any other Person.

(u) Schedule 4.24(u) of the Disclosure Statement sets forth a list of all contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and all interest rate swap agreements or other agreements relating to the hedging of interest rate risks and all agreements or arrangements described in Section 4.14(c) hereof.

(v) Schedule 4.24(v) of the Disclosure Statement sets forth a list of all contracts or agreements, including contracts or agreements pursuant to which the Company or any Subsidiary of the Company has sold, transferred, assigned or agreed to service any loan, which provide for any recourse, indemnification or similar obligation on the part of the Company or any Subsidiary of the Company, indicating the name and address of each Person which might or could be entitled to recourse against or indemnification from the Company or any Subsidiary of the Company and, if ascertainable, the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

(w) Schedule 4.24(w) of the Disclosure Statement sets forth a list of all agreements providing data processing services or operational support to the Company or any Subsidiary of the Company.

(x) Schedule 4.24(x) of the Disclosure Statement sets forth a list of all agreements relating to the servicing of deposit products and checking accounts, but not including any agreements with deposit customers entered into in the Ordinary Course of Business.

(y) Schedule 4.24(y) of the Disclosure Statement sets forth a list of all credit card association membership agreements and all ATM and debit card network agreements, agent bank or similar relationship agreements dealing with debit or credit cards.

(z) Schedule 4.24(z) of the Disclosure Statement sets forth a list of all other contracts, agreements or commitments to which the Company or any Subsidiary of the Company is a party which individually during its remaining term could commit the Company or any Subsidiary of the Company to an expenditure (either individually or through a series of installments) in excess of $100,000.

Section 4.25. Defaults. Except as set forth in Schedule 4.25 of the Disclosure Statement: (a) neither the Company nor any of its Subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any term or condition of any contract, license, agreement or commitment to which it is a party or by which it is obligated and which is the subject of Section 4.24 hereto (each a, “Company Contract”); (b) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor, to the Knowledge of the Company, any other event has occurred that, with the giving of notice or the passage of time or both constitutes a breach, violation or default on the part of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, on the part of any other party to any Company Contract, in each case in such a manner as would permit any party to (i) cancel or terminate such Company Contract, (ii) seek damages or change the amount or terms of any payment in connection with such Company Contract, or (iii) exercise any right of amendment, renegotiation, cancellation or acceleration, and (c) each Company Contract is valid, binding and enforceable against the Company and its Subsidiaries (as the case may be) and, to the Knowledge of the Company, each other party thereto, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

Section 4.26. Operations Since December 31, 2006. Between December 31, 2006, and the date hereof, there has not been:

(a) Except as set forth on Schedule 4.26(a) of the Disclosure Statement, any increase in the compensation payable or to become payable by the Company or any Subsidiary of the Company to any officer or director thereof that are inconsistent with past practices or outside the Ordinary Course of Business of the Company and its Subsidiaries;

(b) Except as set forth on Schedule 4.26(b) of the Disclosure Statement, (i) any payment of dividends by the Company or any Subsidiary of the Company or (ii) any distribution by the Company or any Subsidiary of the Company, whether directly or indirectly, of any assets of any kind whatsoever, on or in redemption or as the purchase price of, any of their respective capital stock, except for the payment by the Company of its regular quarterly cash dividend of $0.18 per share and except for any such payment or distribution from any Subsidiary of the Company;

(c) Except as set forth on Schedule 4.26(c) of the Disclosure Statement, any Encumbrance on any asset, tangible or intangible, of the Company or any Subsidiary of the Company, except the following (each a “Permitted Lien”): (i) Encumbrances arising out of judgments or awards in respect of which the Company or any Subsidiary of the Company is in good faith prosecuting an appeal or Proceedings for review and in respect of which it has secured a subsisting stay of execution pending such appeal or Proceedings; (ii) Encumbrances for Taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which the Company or any Subsidiary of the Company is diligently contesting in good faith and by appropriate Proceedings either the amount thereof or the liability therefore or both; (iii) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions on the use of real property, or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such operation of the business of Company or any of its Subsidiaries or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor’s liens or security interests (including finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Company or any Subsidiary of the Company other than that so purchased; (vi) pledges and liens given to secure deposits and other liabilities of Company or any of its Subsidiaries arising in the Ordinary Course of Business; and (vii) Encumbrances that do not materially adversely affect the Company’s or its Subsidiaries’ use or ownership of, or the marketability of, any real property or any interest therein;

(d) Except as set forth on Schedule 4.26(d) of the Disclosure Statement, any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof), by the Company or any Subsidiary of the Company for borrowed money, or otherwise, other than by a Bank in the Ordinary Course of Business;

(e) Except as set forth on Schedule 4.26(e) of the Disclosure Statement, the establishment of any new, or increase in the formula for contributions to or benefits under, any existing, retirement, pension, profit sharing, stock bonus, savings or thrift plan, or any similar plan of deferred compensation, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by the Company or any Subsidiary of the Company;

(f) Except as set forth on Schedule 4.26(f) of the Disclosure Statement, any action by the Company or any Subsidiary of the Company seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured’s retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by the Company or any Subsidiary of the Company on any of their respective assets or businesses, including without limitation fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors and officers liability insurance;

(g) Except as set forth on Schedule 4.26(g) of the Disclosure Statement, any change in the Company’s independent auditors, historic methods of accounting (other than as required by past practices or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

(h) Except as set forth on Schedule 4.26(h) of the Disclosure Statement, any purchase, whether for cash or secured or unsecured obligations (including finance leases), by the Company or any Subsidiary of the Company of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the Ordinary Course of Business;

(i) Except as set forth on Schedule 4.26(i) of the Disclosure Statement, any sale or transfer of any asset in excess of $100,000 of the Company or any Subsidiary of the Company or outside of the Ordinary Course of Business with the exception of loans and marketable securities sold in the Ordinary Course of Business at market prices;

(j) Except as set forth on Schedule 4.26(j) of the Disclosure Statement, any cancellation or compromise of any debt to, claim by or right of, the Company or any Subsidiary of the Company except in the Ordinary Course of Business;

(k) Except as set forth on Schedule 4.26(k) of the Disclosure Statement, any amendment, modification or termination of any contract or commitment which is the subject of Section 4.24 to which the Company or any Subsidiary of the Company is a party, other than in the Ordinary Course of Business;

(l) Except as set forth on Schedule 4.26(l) of the Disclosure Statement, any Material Adverse Effect with respect to the Company; and

(m) Except as set forth on Schedule 4.26(m) of the Disclosure Statement, any material change in the types of products or services offered by the Company or any Subsidiary of the Company.

Section 4.27. Corporate Records. The corporate record books, transfer books and stock ledgers of the Company and each Subsidiary of the Company are complete and accurate in all material respects and reflect all meetings, consents and other actions of the organizers, incorporators, Shareholders, boards of directors and committees of the boards of directors of the Company and each Subsidiary of the Company, and all transactions in their respective capital stocks, since their respective inceptions.

Section 4.28. Undisclosed Liabilities. Neither the Company nor any Subsidiary of the Company has any Liabilities of a character required to be reflected on a balance sheet prepared in accordance with GAAP except (a) Liabilities reflected on the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2007 referred to in Section 4.06, (b) Liabilities incurred since March 31, 2007 in the Ordinary Course of Business in customary amounts or (c) as disclosed in the Schedule 4.28 of the Disclosure Statement.

Section 4.29. Assets. (a) Schedule 4.29(a)(i) of the Disclosure Statement identifies all real properties, including any leaseholds and ground leases, owned by the Company or any Subsidiary of the Company (“Company Real Property” ), and lists the addresses of each Bank’s main office and the address of each branch maintained by such Bank. The Company or a Subsidiary of the Company has good and marketable title to each Company Real Property (excluding the Company Leases) and all other assets and properties reflected as owned by the Company or any Subsidiary of the Company on the audited consolidated balance sheet of the Company, dated as of December 31, 2006, free and clear and discharged of any and all Encumbrances except for (i) assets and properties disposed of since such date in the Ordinary Course of Business, (ii) Permitted Liens, (iii) the matters set forth in Schedule 4.24(c) of the Disclosure Statement, (iv) the matters set forth in Schedule 4.26(c) of the Disclosure Statement and (v) as set forth in Schedule 4.29(a)(ii) of the Disclosure Statement. All of the buildings, structures, fixtures and improvements on or to each Company Real Property (whether owned or leased by the Company or any Subsidiary of the Company) are in good operating condition and have been adequately maintained, reasonable wear and tear excepted. Except for the Company Leases for real property, title to all Company Real Property is held by the Company or a Subsidiary of the Company in fee simple. Neither the Company nor any Subsidiary of the Company has any ownership interest in any real property other than the Company Real Property. All Company Real Property and the use thereof complies in all material respects with all applicable zoning, building, use, operation and other restrictions. The Company and its Subsidiaries collectively hold all material permits, Governmental Authorizations, licenses and approvals necessary for the present use and occupancy of all Company Real Property. The Company and each Subsidiary of the Company have title or other rights to all their other assets sufficient in all material respects for the conduct of their respective businesses as currently conducted, and, except for the matters referred to under items (ii), (iii) and (iv) above, free, clear and discharged of and from any and all Encumbrances other than Permitted Liens.

(b) All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property (“Company Leases”) are to the Knowledge of the Company valid, effective, and enforceable against the lessor in accordance with their respective terms and are identified on Schedule 4.29(b) of the Disclosure Statement. There is not under any Company Lease any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either the Company or any Subsidiary of the Company, or to the Knowledge of the Company, the other party or parties thereto.

(c) Except as disclosed in Schedule 4.29(c) of the Disclosure Statement: (i) none of the Company Leases contains any provision which would preclude the Company or any Subsidiary of the Company, or any successor by merger thereto, from possessing and using the leased real or personal property for the same purposes and upon the same rental and other terms upon or subsequent to the consummation of the transactions contemplated hereby as are applicable to the possession and use by the Company or any Subsidiary of the Company as of the date of this Agreement; and (ii) neither the Company nor any Subsidiary of the Company has made a prior assignment for collateral purposes of any Company Lease.

Section 4.30. Indemnification. To the Knowledge of the Company, no action or failure to take action by any director, officer, employee or agent of the Company or any Subsidiary of the Company has occurred which has given rise to a claim by any such Person for indemnification from the Company or any Subsidiary of the Company under the corporate indemnification provisions of the Company or any Subsidiary of the Company or an insurance policy covering the same in effect on the date of this Agreement, other than any claim relating to this Agreement or the transactions contemplated hereby.

Section 4.31. Shareholder Rights Plan and Anti-takeover Mechanisms. The Company and each of its Subsidiaries have taken all actions required to exempt the Buyer, NewCo, the Surviving Corporation, the Agreement and the Merger from (a) any provisions of an anti-takeover nature contained in the Company’s or any of its Subsidiaries’ Organizational Documents (b) the provisions of any rights plan adopted by the board of directors of the Company or its Subsidiaries and (c) the provisions of any “anti-takeover,” “fair price,” “moratorium,” “control share acquisition,” business combination restrictions or similar provisions contained in the provisions of any applicable Laws (including, for the avoidance of doubt, the applicable provisions of the WBCL including Sections 180.1130 through 180.1134 and 180.1140 through 180.1144 thereof).

Section 4.32. Company Board Recommendation and Fairness Opinion. (a) As of the date hereof, the board of directors of the Company deems the Merger advisable and, by at least a majority vote, adopts, approves, and recommends that the Shareholders approve, this Agreement and the transactions contemplated hereby, including the Merger and the Plan of Merger (the “Company Board Recommendation”).

(b) The Company has received the written opinion of Stifel, Nicolaus & Company, Incorporated dated within five (5) days of the date hereof to the effect that, as of the date thereof or hereof, the consideration to be received in the Merger by the Shareholders is fair to the Shareholders from a financial point of view (the “Fairness Opinion”). A true and correct copy of the Fairness Opinion is set forth on Schedule 4.32 of the Disclosure Statement.

Section 4.33. Insider Interests. All outstanding Loans and other contractual (including deposit relationships, mortgages, pledge agreements, or other similar commitments to extend credit) or compensation arrangements (including all items identified in Section 4.24(e) hereof) between the Company or any Subsidiary of the Company and any officer, director or insider of the Company or any Subsidiary of the Company (each, an “Insider Loan”) conform in all material respects to all applicable Laws (including Federal Reserve Board Regulation O) and to all policies of the Company and its Subsidiaries which were in effect when such Loans and other contractual arrangements were entered into. Except as set forth in Schedule 4.33 of the Disclosure Statement, no officer, director or employee of the Company or any Subsidiary of the Company has any interest in any material property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary of the Company.

Section 4.34. Fees. Except as set forth in Schedule 4.34 of the Disclosure Statement, neither the Company nor any Subsidiary of the Company, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Subsidiary of the Company in connection with this Agreement or the transactions contemplated hereby.

Section 4.35. Non-Reportable Transaction of the Company. To the Knowledge of the Company, the transactions contemplated by this Agreement (including without limitation the Merger and the Plan of Merger) do not constitute one or more reportable transactions under Treas. Reg. § 1.6011-4 as promulgated under the Code.

Section 4.36. Disclosure. (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Regulatory Applications will, at the date of mailing to the Shareholders and at the time of the Shareholders Meeting with respect to the Proxy Statement, and at the time of filing with respect to the Regulatory Applications, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Regulatory Applications based on information supplied by the Buyer.

(b) The Company has delivered to the Buyer true, correct and complete copies of: (i) the Organizational Documents of the Company and each Subsidiary of the Company and (ii) all contracts, agreements, instruments, leases, licenses, plans, arrangements and other documents to which the Company or any Subsidiary of the Company is a party or subject and which are or should be disclosed, described, listed on or referred to in the Disclosure Statement.

Section 4.37. Transaction Expense Estimate. The Company has advised the Buyer in writing of the Company’s estimate of all Transaction Expenses (the “Transaction Expense Estimate”). The Transaction Expense Estimate: (a) was made by the Company in good faith and (b) to the Knowledge of the Company is accurate in all material respects based on circumstances as of the date of this Agreement.

Section 4.38. No Other Representation or Warranty. Except as expressly set forth in this Article IV, the Company has not made any other representation or warranty, express or implied at law or in equity.

ARTICLE V

CONDUCT OF THE COMPANY PRIOR TO CLOSING

Section 5.01. Conduct of Business. During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to the terms hereof, the Company, NewCo and the Buyer agree (except as expressly contemplated by this Agreement, or to the extent that the Buyer and NewCo shall otherwise consent in writing) that:

(a) The Company will and will cause each Subsidiary of the Company to (i) carry on their respective businesses in material compliance with all applicable Laws (including the Anti-Money Laundering Laws, HOEPA, any applicable truth-in lending Laws, and the Fair and Accurate Credit Transactions Act of 2003) and in, and only in, the Ordinary Course of Business, (ii) use Commercially Reasonable Efforts to maintain their respective books in accordance with past practices, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and to the extent consistent with such businesses, and (iii) except as set forth in Schedule 5.01(a) of the Disclosure Statement, use Commercially Reasonable Efforts to (A) preserve intact their present business organizations, (B) generally keep available the services of their present officers and employees and (C) preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going business shall be unimpaired at the Closing Date.

(b) The Company will not declare or pay any dividends on or make other distributions in respect of its capital stock, except for the payment by the Company of its regular quarterly cash dividend of $0.18 per share; provided, however, prior to the declaration or payment of any such regular quarterly cash dividend, the Company shall deliver to the Buyer, in writing, notice that it has elected to pay each of its regular quarterly cash dividends pursuant to this Section 5.01(b) and that it is not deferring payment of its regular quarterly cash dividends until the Aggregate Response Estimate Amount has been determined pursuant to the provisions hereof provided further, however, that if the Company shall deliver notice to the Buyer, in writing, that it has elected to defer the payment of all regular quarterly cash dividends until after the Aggregate Response Estimate Amount has been determined, the Company may declare and pay a dividend after the Aggregate Response Estimate Amount has been determined equal to the aggregate amount of the regular quarterly cash dividends that have been deferred minus any amount of the Aggregate Response Estimate Amount that shall be deducted pursuant to Section 6.21(b)(ii);

(c) Except as set forth on Schedule 5.01(c) to the Disclosure Statement, the Company will not, and will not permit any Subsidiary of the Company to, sell, lease or otherwise dispose of any material assets, except in the Ordinary Course of Business.

(d) The Company will not, and will not permit any Subsidiary of the Company to, (i) merge or consolidate with any Person, (ii) purchase the assets of or assume the liabilities of any Person that is outside the Ordinary Course of Business, or (ii) approve, enter into or execute a letter of intent or similar document or any agreement or commitment relating to an Acquisition Proposal, except as provided in Section 5.04.

(e) Except as set forth in Schedule 5.01(e) of the Disclosure Statement, the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, authorize or propose the issuance of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of the capital stock of any class of the Company or any Subsidiary of the Company or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or to increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, issuer tender or exchange offer, merger stock dividend, change in par or stated value, except as contemplated herein; provided, however, that the Company may issue shares of Company Common Stock in connection with the exercise of any Stock Options outstanding as of the date of this Agreement.

(f) The Company will not, and will not permit any Subsidiary of the Company to, (i) incur any indebtedness for money borrowed or issue or sell any debt securities other than by the Company or its Subsidiaries in the Ordinary Course of Business (including inter-company borrowings) or (ii) permit the imposition of any Encumbrance on any equity securities held by the Company or by any Subsidiary of the Company except in the Ordinary Course of Business.

(g) The Company will not, and will not permit any Subsidiary of the Company to, grant to any director, officer or employee any increase in compensation (except in accordance with existing policies, plans or agreements or as otherwise consistent with past practices), or pay or agree to pay any bonus (except in accordance with existing policies, plans or agreements or as otherwise consistent with past practices) or change of control payment or increase in any severance or termination pay, or enter into or amend any employment or severance agreement with any such Person, except as contemplated herein.

(h) Except as provided otherwise in this Agreement or as set forth in Schedule 5.01(h) of the Disclosure Statement, neither the Company nor any Subsidiary of the Company will enter into, renew, amend or terminate any acquisition or divestiture agreement to which the Company or one of its Subsidiaries is a party, including the Purchase and Assumption Agreement between the Minnesota Bank and Eastwood Bank, dated January 4, 2007, as amended, or any lease or license with respect to any property, whether real, personal or mixed, any material contract, agreement or commitment or any contract, agreement or commitment which involves the payment by the Company or any Subsidiary of the Company of more than $100,000 in the aggregate and which payment would be classified as non-interest expense or capital expenditure in accordance with GAAP.

(i) Except as contemplated herein or as set forth in Schedule 5.01(i) of the Disclosure Statement, the Company will not, and will not permit any Subsidiary of the Company to, adopt or amend any Company Benefit Plan or any other collective bargaining, employee pension, profit-sharing, retirement, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, whether written or oral, except as contemplated herein (including Section 5.01(g) above) or as required by applicable Law or as necessary to avoid the creation of any liability under Section 409A of the Code.

(j) The Company will, and will cause each Subsidiary of the Company to, use Commercially Reasonable Efforts to maintain the respective properties and assets of the Company and each Subsidiary of the Company in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance currently in effect, including the insurance of accounts with the FDIC. The Company will, and will cause each Subsidiary of the Company to, take all requisite action (including the making of claims and the giving of notices) pursuant to its directors’ and officers’ liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which, to the Knowledge of the Company, could reasonably give rise to a claim prior to the Closing Date.

(k) The Company will not, and will not permit any Subsidiary of the Company to (i), amend its Organizational Documents, except as contemplated herein or (iii) abandon or relinquish any charter.

(l) The Company will not, and will not permit any Subsidiary of the Company to: (i) enter into, renew or increase any loan or credit commitment (including letters of credit) to, or invest or agree to invest in, any Person, or modify any of the material provisions of or renew or otherwise extend the maturity date of any existing Loan or credit commitment (collectively, “Lend to”), in an amount equal to or in excess of $5,000,000 with respect to any renewal or increase of an existing Loan or $1,500,000 with respect to any new loan or in any amount which, when aggregated with any and all Loans or credit commitments of the Company and/or any Subsidiary of the Company to such Person, would be equal to or in excess of $5,000,000 with respect to any renewal or increase of any existing Loan or $1,500,000 with respect to any new loan; (ii) Lend to any Person other than in accordance with lending policies as in effect on the date hereof and (iii) Lend to any Person if such loan or extension or investment is reasonably likely to be classified by any Governmental Entity or otherwise as “Non-Performing,” “Other Loans of Concern,” “Substandard,” “Doubtful,” “Loss” or similar designation, or reasonably likely to be placed on a “watch list,” “problem loan list,” “renegotiated restructuring list,” “90 day non-accrual list” or similar internal report of the Company or a Bank; provided, however, that in the case of clause (i) above the Company or a Bank may Lend to any Person, notwithstanding the amount of the Loan, in the event (A) the Company or a Bank has delivered to the Buyer a notice of its intention to do so and such information as the Buyer may reasonably require in respect thereof and (B) the Buyer shall not have reasonably objected to the same by giving written or facsimile notice of such objection within two (2) Business Days following the delivery to the Buyer of the notice of intention and information as aforesaid; provided, further, that nothing in this subsection shall prohibit the Company or a Bank from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding anything herein to the contrary, the concurrence of the Chief Credit Officer of the Company shall be obtained prior to (y) renewing or increasing the amount of any Loan if the amount of such Loan, when aggregated with any and all Loans or credit commitments of the Company and/or any of its Subsidiaries to such Person, is greater than $1,500,000 and less than $5,000,000 and (z) making any new loan if the amount of such loan, when aggregated with any and all Loans or credit commitments of the Company and/or any of its Subsidiaries to such Person, is greater than $1,000,000 and less than $1,500,000.

(m) The Company will not, and will not permit any Subsidiary of the Company to, materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $1,000,000.

(n) The Company will not, and will not permit any Subsidiary of the Company to, enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risks.

(o) The Company will not, and will not permit any Subsidiary of the Company to, materially change the products or services offered by the Company or any Subsidiary of the Company, offer new deposit or lending products that are materially different from the deposit or lending products offered as of the date hereof or make any material changes to its Website or internet banking activities, including those relating to the setting of interest rates.

(p) Notwithstanding anything herein to the contrary, the Company will not, and will not permit any Subsidiary of the Company to, enter into, increase or renew any Loan or credit commitment (including letters of credit) to any officer or director of the Company or any Subsidiary of the Company, any holder of at least five percent (5%) of the equity securities of the Company or any Subsidiary of the Company, or any Person controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing prohibited by 12 U.S.C. 371c and 12 U.S.C. 371c-1; provided, however, the Company and its Subsidiaries shall be permitted to renew any Loan or credit commitment (including letters of credit) to any officer or director of the Company or any of its Subsidiaries or any holder of at least five percent (5%) of the equity securities of the Company, or any Person controlled, directly or indirectly, by any of the foregoing that is consistent with applicable Law and with past practice and on terms as in existence on the date hereof. For purposes of this Section, “control” shall have the meaning associated with that term under 12 U.S.C. 371c.

(q) The Company will, and will cause each Subsidiary of the Company to, use Commercially Reasonable Efforts to cooperate with the Buyer with respect to the planning and implementation of the conversion of the systems of the Company and its Subsidiaries into the systems of the Buyer or one of its Affiliates which shall be effectuated after the Closing Date.

(r) The Company will not, and will not permit any Subsidiary of the Company to, make any grant of exclusive rights to any third party which involves a payment to the Company or any Subsidiary of the Company in excess of $100,000 and which has a term of longer than six (6) months.

(s) The Company will not, and will not permit any Subsidiary of the Company to, change any of its accounting principles or procedures, except as required by GAAP or any applicable Law. The Buyer shall be given reasonable advance written notice of any change of the Company’s or any of its Subsidiary’s accounting principles or procedures required by GAAP or any applicable Law.

(t) Except as set forth on Schedule 5.01(t) to the Disclosure Statement, the Company will not, and will not permit any Subsidiary of the Company to, make, pledge or otherwise commit to make any contributions or donations to any political, charitable, social or other committee, group, association or organization, other than charitable donations of not more than $50,000, individually, and $100,000, in the aggregate.

(u) The Company will not, and will not permit any Subsidiary of the Company to, make any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Subsidiary of the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Subsidiary of the Company, or take any other similar action relating to the filing of any Tax return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the Tax liability of the Company or any Subsidiary of the Company for any period ending after the Effective Time.

(v) The Company will not, and will not permit any Subsidiary of the Company to, enter into any material agreement, whether written or oral, relating to any real property, other than taking of security interests therein in the Ordinary Course of Business, without the prior written consent of the Buyer.

(w) The Company will not, and will not permit any Subsidiary of the Company to, settle any Proceeding for any amount in excess of $50,000 or in a manner which would restrict in any material respects the operations or business of the Company or its Subsidiaries.

(x) The Company will not, and will not permit any of its Subsidiaries to, authorize or agree to, or make any commitment to, take any of the actions prohibited by this Section 5.01.

Section 5.02. Current Information. During the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement pursuant to the terms hereof, the Company shall cause one or more of its officers or other appropriate Representatives to confer on a regular and frequent basis, but not less frequently than weekly, with Representatives of the Buyer and to report the general status of the Company’s and its Subsidiaries’ ongoing operations.

Section 5.03. Access to Properties and Records. During the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement according to its terms, the Company shall permit (and the Company shall cause its Subsidiaries to permit) the Buyer and its authorized Representatives full and complete access to the Company’s and its Subsidiaries’ respective properties between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day (including access for the purpose of conducting Phase I or other environmental reviews pursuant to Section 6.03 and access for the purpose of obtaining real property title insurance commitments and title policies and conducting land surveys pursuant to Section 6.02) and shall disclose and make available to the Buyer all books, papers and records relating to their assets (including without limitation Loans), stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax Records, minute books of directors’ and Shareholders’ meetings, Organizational Documents, contracts and agreements, filings and correspondence with and notices or other documents from or to any Governmental Entity, accountants’ reports to management, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may have a reasonable interest. This right of access is, however, subject to the Buyer giving reasonable notice to the Company of its desire to conduct such due diligence and is further subject to such other reasonable and customary restrictions upon the conduct of such due diligence. No Person shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any Law, Order, or where such access or disclosure would result in the loss of attorney-client privilege or attorney work-product immunity or (unless specifically provided for herein) where such access would unreasonably interfere with or be disruptive to the conduct of business and operations of the Company and its Subsidiaries. The parties will use Commercially Reasonable Efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information furnished by each party to the other party in connection with transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing such information. Neither the Buyer nor any of its authorized Representatives shall have the right to contact, make inquiries of, or solicit any information from the Company’s customers, accountants, professionals, advisors, vendors or other parties with whom the Company has dealings, unless and until the Company has consented to such contacts and subject to such reasonable restrictions as the Company may impose.

Section 5.04. No Solicitation. (a) The Company agrees that, during the term of this Agreement, it shall not, and neither its board of directors nor its Chairman of the Board shall authorize any of its Subsidiaries or any of its or its Subsidiaries’ Representatives to, directly or indirectly, do any of the following: (i) solicit, initiate, knowingly encourage or take any action to facilitate or assist any Acquisition Proposal; (ii) disclose or furnish nonpublic information in furtherance of any Acquisition Proposal; or (iii) participate in any discussions or negotiations with, or provide any information to, any Person or group (other than the Buyer and its Affiliates or Representatives) concerning any Acquisition Proposal; provided, however, that prior to the receipt of Shareholder Approval, the Company or its Representatives may disclose or furnish, or cause to be disclosed or furnished, information to, and negotiate or otherwise engage in discussions with, any Person or group that delivers a bona fide written unsolicited Acquisition Proposal to the Company after the date hereof if, but only if, (y) the board of directors of the Company determines in good faith by a majority vote, after consultation with its outside legal counsel and its financial advisor, that (1) it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable Law and (2) such Acquisition Proposal is or would be reasonably likely to result in a Superior Proposal and (z) prior to furnishing any information to such Person or group, the Company shall enter into a confidentiality agreement with such Person that is no less restrictive, in any material respect, than the Confidentiality Agreement dated as of an even date herewith by and between the Buyer and the Company (“Confidentiality Agreement”).

(b) The Company agrees that, during the term of this Agreement, neither it nor any of its Subsidiaries, nor its board of directors nor any committee thereof, shall, as applicable, do any of the following: (i) withdraw, qualify or modify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Buyer or NewCo, the Company Board Recommendation; (ii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal; or (iii) enter into any definitive agreement, letter of intent, arrangement or understanding relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby, or compensating the Company or any of its Subsidiaries under such circumstances; provided, however, prior to the receipt of Shareholder Approval, the Company and the board of directors of the Company may take the actions prohibited under items (i) and (ii) of this Section 5.04(b), as applicable, if, but only if, either: (y) the Company receives an unsolicited Acquisition Proposal and (1) after consultation with the Company’s outside legal counsel and its financial advisor, the board of directors of the Company determines in good faith by a majority vote that (A) it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable Law and (B) such Acquisition Proposal is a Superior Proposal; (2) the board of directors of the Company has given the Buyer three (3) Business Days’ prior written notice of its intention to take any such action; (3) the Company’s board of directors has considered any changes to the Per Share Merger Consideration and to this Agreement (if any) proposed by the Buyer; and (4) the Company’s board of directors has determined in good faith by a majority vote, after consultation with the Company’s outside legal counsel and its financial advisor, that such Acquisition Proposal remains a Superior Proposal even after the changes proposed by the Buyer; or (z) other than in connection with an Acquisition Proposal, if, after consultation with the Company’s outside legal counsel, the board of directors of the Company determines in good faith by a majority vote that it is required to take such action in order to act in a manner consistent with its fiduciary duties under applicable Law, provided, that the foregoing shall in no way limit or otherwise affect the Buyer’s right to terminate this Agreement pursuant to Section 8.01(b)(iv) hereof)

(c) The Company immediately will cease, and shall cause its Representatives and Subsidiaries and its Subsidiaries’ Representatives to cease, all existing activities, discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal and request the return or destruction of all confidential information regarding the Company or its Subsidiaries provided to any such Person prior to the date of this Agreement pursuant to the terms of any confidentiality agreements, and the Company shall enforce, and shall not waive, any of the provisions of any such confidentiality agreement.

(d) From and after the execution of this Agreement, the Company shall promptly (but in any case within one (1) Business Day) advise the Buyer of the receipt, directly or indirectly, of any Acquisition Proposal (including a summary of the material terms and conditions thereof to the extent the Company is permitted to provide such information to the Buyer), or its receipt of any request for information from the Federal Reserve Board, the WDFI Division of Banking, the MDC, the IDB, the SEC or any other Governmental Entity with respect to any Acquisition Proposal, and promptly furnish to the Buyer a copy of any such request for information or written Acquisition Proposal to the extent the Company is permitted to provide such information to the Buyer. In addition, the Company shall immediately advise the Buyer, in writing, if the board of directors of the Company shall make any determination as to any Acquisition Proposal as contemplated by Section 5.04(a) hereof.

(e) Subject to Section 5.04(b) hereof, nothing in this Agreement shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or making any disclosure required by Rule 14a-9 under the Exchange Act.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.01. Confidentiality. (a) The Company, NewCo and the Buyer agree that certain information (“Confidential Information”) has been disclosed, will be disclosed, or will be discovered concerning the Company, NewCo and the Buyer and their respective employees, Representatives, owners, agents, customers, assets and other non-specified items/issues, which is either non-public, confidential or proprietary in nature, including customer lists and accounts, in the form not only of written information but also information which may be transmitted orally, visually, electronically, on computer disk, or by other means by any Person or any Representative or advisor of the Company, NewCo or the Buyer or one or more of their respective Representatives, agents, individuals, entities or interested/non-interested parties containing or based on, the information prepared for the purpose of the discussions and transactions contemplated between the Company, NewCo and the Buyer herein. The Company, NewCo and the Buyer agree that all the Confidential Information prepared in the course of or for the purpose of the discussions between the Company, NewCo and the Buyer and the consummation of the transactions contemplated herein shall not be used by the Buyer, NewCo or the Company or their respective Representatives or Affiliates in any manner whatsoever or for any purpose unless specified herein or agreed to in writing by the parties. The Buyer, NewCo and the Company will each keep confidential all such information in accordance and subject to the terms of the Confidentiality Agreement. In the event of a conflict or an inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern. No investigation by the Buyer, NewCo or the Company shall affect the representations, warranties or covenants of the other and each such representation, warranty and covenants shall survive any such investigation.

(b) Notwithstanding anything else herein to the contrary, any party to this Agreement (and any Representative or Affiliate) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the Merger and all materials of any kind (including opinions or other Tax analyses) that are provided to such other party relating to such Tax treatment and Tax structure; provided, however, that such disclosure may not be made until the earlier of (i) the date of the public announcement of discussions relating to the Merger, (ii) the date of the public announcement of the Merger, or (iii) the date of the execution of an agreement to enter into the Merger.

(c) The Company shall allow a Representative of the Buyer to attend as an observer all meetings of the board of directors and committees of the board of directors of the Company, other than such meetings or portions of such meetings that are designated for the discussion of the terms of or compliance with this Agreement. The Company shall give reasonable notice to the Buyer of any such meeting and, if known, the agenda for or business to be discussed at such meeting. The Company shall provide to the Buyer all information provided to its directors in connection with all such meetings, and shall provide any other financial reports or other analysis prepared for senior management of the Company, in each case excluding information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that the Buyer’s Representative will not have any voting rights with respect to matters discussed at these meetings and that the Buyer is not managing the business or affairs of the Company or any Subsidiary of the Company. All information obtained by the Buyer at these meetings shall be treated in confidence as provided in Section 6.01(a) hereof. Notwithstanding the foregoing, the Buyer shall not be permitted to attend any portion of a meeting and the Company shall not be required to provide the Buyer with any materials, in violation of applicable Law or that relates to an Acquisition Proposal, or that involve matters protected by the attorney-client privilege.

Section 6.02. Title Insurance and Surveys. (a) Reasonably promptly after the date hereof, the Buyer may order, and the Company shall use its Commercially Reasonable Efforts to assist the Buyer in obtaining, with respect to each real property (“Real Property”) listed on Exhibit 6.02 attached hereto:

(i) A commitment for an ALTA 2006 Owner’s title insurance policy issued by Chicago Title Insurance Company, or another title company agreed to in writing by the Buyer and the Company (the “Title

Insurer”), insuring the fee simple title or the leasehold interest of the Company or one of its Subsidiaries, as applicable, in such Real Property, including any easements appurtenant thereto, in the amount of the fair market value of such Real Property, with an extended coverage endorsement insuring over all general or standard exceptions customarily contained in such policies and such other endorsements as may be specified by Buyer in its reasonable discretion (each, a “Title Commitment”);

(ii) Legible copies of all documents cited, raised as exceptions or noted with respect to each Real Property in the applicable Title Commitment (“Title Documents”); and

(iii) A survey of each Real Property prepared in accordance with current ALTA/ACSM land survey standards by Bock & Clark, or another registered land surveyor agreed to in writing by the Buyer and the Company and licensed in the state in which such Real Property is located (the “Surveyor”), showing with respect to such Real Property: (A) the legal description; (B) all buildings, structures and improvements thereon and all “setback” lines, restrictions of record and other restrictions that have been established by any applicable zoning or building code or ordinance and all easements or rights of way; (C) all encroachments, if any, upon such parcel by buildings, structures, improvements or easements; (D) access to such parcel from public streets and easements; (E) all easements of record affecting the use of such parcel or the improvements located thereon; (F) the flood plain in which such real estate is located, if any, (G) the applicable zoning; (H) the number of parking spaces located thereon and (I) certifying the number of square feet to not less than two decimal places (each, a “Survey”).

(b) With respect to each Real Property, the Buyer shall a have a period of twenty (20) Business Days from its receipt of the later of the applicable Title Commitment, Title Documents and Survey for such Real Property in which to complete its review of such Title Commitment, Survey and Title Documents and to deliver to the Company notice of any objections thereto with respect to matters that would materially and adversely affect the Company’s or its applicable Subsidiary’s use and ownership of or the marketability of such Real Property (each, a “Buyer’s Objection Notice”). The Company shall use Commercially Reasonable Efforts to cure all objections relating to each Buyer’s Objection Notice.

(c) All of the costs and fees payable to the Title Insurer and Surveyor for the Title Commitments, Title Documents and Surveys shall be shared equally by the Company and the Buyer, paid by each party as incurred reasonably promptly after receipt of any invoice therefor.

Section 6.03. Environmental Reports. (a) As soon as reasonably practicable after the date hereof, the Buyer may engage, or cause to be engaged, an environmental consultant or contractor reasonably satisfactory to the Company to conduct a preliminary environmental assessment (“Phase I”) of any real properties (including the improvements thereto) owned by the Company or its Subsidiaries (including for the avoidance of doubt OREO), that the Buyer deems appropriate or desirable (such determination to be made by the Buyer in its sole discretion) to, among other things, investigate the possible presence of an Environmental Condition. The costs and expenses associated with the Phase I’s performed pursuant to this Section 6.03 shall be split equally by the Buyer and the Company, paid by each party as incurred reasonably promptly after receipt of any invoice therefor. With respect to each such property on which a Phase I is performed (each, a “Phase I Property”), the Buyer shall a have a period of ten (10) Business Days from its receipt of the complete Phase I report (each, a “Phase I Review Period”) in which to review and examine such Phase I report and, if in the reasonable opinion of the environmental consultant or contractor that conducted the Phase I, any Environmental Condition is found, reasonably suspected or reasonably indicated by such Phase I report, to deliver to the Company, at the Buyer’s election, notice of such Environmental Condition (each, a “Phase II Notice”). Upon the Company’s receipt of a Phase II Notice, the Company shall use Commercially Reasonable Efforts to reasonably promptly engage, or cause to be engaged, an environmental consultant or contractor reasonably acceptable to the Buyer to perform a physical examination and investigation of each Environmental Condition listed on the Phase II Notice (each, a “Phase II”). The fees and expenses of the consultant or contractor with respect to any Phase II shall be split equally by the Buyer and the Company, paid by each party as incurred reasonably promptly after receipt of any invoice therefor. The subject, scope, manner and method of any Phase II will be subject to the Buyer’s prior review and reasonable approval. At all times the Buyer shall have access to all field data, analytical data and analytical results obtained or generated in connection with a Phase II. Upon the Company’s receipt of a final written report with respect to a Phase II, the Company shall promptly deliver to the Buyer a copy of such Phase II report and all written reports, analytical data, correspondence, notices or other materials relating thereto (collectively, each a “Phase II Report”).

(b) In the event a Phase II Report identifies an Environmental Condition with respect to a Phase I Property, the Company shall use Commercially Reasonable Efforts to promptly obtain from the environmental consultants or contractors that performed the Phase II on such Phase I Property a good faith estimate (reasonably acceptable to the parties) of the cost and expense necessary in order to respond to such Environmental Condition (a “Response Estimate”) based upon the standard that would reasonably be required to obtain closure, a no action letter, an offsite letter or a determination of no liability with regard to the Environmental Condition from a Governmental Entity with jurisdiction based on the present use of the Phase I Property. For purposes of illustration and clarification, an Environmental Condition does not arise or exist, and does not require a response, by virtue of the presence of a Hazardous Substance if applicable Environmental Law would permit the Hazardous Substance to remain on, in, at, under or from the applicable Phase I Property. For example and without limitation, the parties acknowledge and agree that the presence of any Hazardous Substance in, around or under a capped surface such as, by way of example and not limitation, a floor slab, driveway or sidewalk that does not pose a significant risk to human health or the environment does not require a response, in each case if applicable Environmental Law would permit the Hazardous Substance to remain in such state. The parties acknowledge and agree that such Response Estimate with regard to the Environmental Conditions shall permit, to the extent allowed by applicable Environmental Law (i) institutional controls (such as web-based GIS registrations and deed notices or restrictions) and (ii) Hazardous Substances to remain on, in, at, under or from the Phase I Property. The parties further acknowledge and agree that neither non-friable asbestos in good repair nor mold constitutes an Environmental Condition requiring a Response Estimate. The costs and expenses of the consultant or contractor with respect to any Response Estimate shall be split equally by the Company and the Buyer, paid by each party as incurred reasonably promptly after receipt of any invoice therefor.

Section 6.04. Shareholders Meeting; Board of Directors Recommendation. (a) As soon as reasonably practicable after the date hereof, the Company shall cause a meeting of the Shareholders to be called and held in accordance with all applicable Law and the Organizational Documents of the Company (the “Shareholders Meeting”) for the purpose of adopting and approving this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger) as required by applicable Law (including, for the avoidance of doubt, the WBCL); provided, however, the Company shall not be required to call or hold the Shareholders Meeting until (i) either the final determination of the Aggregate Response Estimate Amount or the Buyer’s agreement in writing that no amount of any Response Estimate shall be deducted from the Per Share Merger Consideration and (ii) the SEC has cleared the Proxy Statement. Subject to the provisions hereof, the Board of Directors of the Company will not condition its submission of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger) to the Shareholders on any basis not specifically provided for herein.

(b) Neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Buyer, the approval, adoption or recommendation by such Board of Directors or such committee of this Agreement or any transaction contemplated hereby (including the Merger and the Plan of Merger), except as provided in Section 5.04 hereof. If the recommendation of the Board of Directors of the Company shall have been withdrawn or modified as provided in Section 5.04, the Company may postpone or cancel the Shareholders Meeting if, but only if, after consultation with the Company’s outside legal counsel, the Board of Directors of the Company determines in good faith by a majority vote that it is required to do so in order to act in a manner consistent with its fiduciary duties under applicable Law.

Section 6.05. Proxy Statement. (a) As promptly as reasonably practicable following the date of this Agreement (but in any case within thirty (45) days of the date of this Agreement), the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the Shareholders Meeting to be held to consider the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger). The Company shall include, except to the extent permitted by Sections 5.04 and 6.04 hereof, the text of this Agreement, the Company Board Recommendation and any other documents required to be included in the Proxy Statement pursuant to applicable Law.

(b) The Buyer covenants and agrees that none of the information provided by it with respect to the Buyer or its Subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Company, the Buyer and NewCo shall cooperate and consult with each other in preparation of the Proxy Statement, and the Company will provide the Buyer a reasonable opportunity for review and comment on the Proxy Statement prior to the filing thereof with the SEC, and the Proxy Statement shall be mutually satisfactory to the Buyer and the Company. Without limiting the generality of the foregoing, each of the Buyer and NewCo will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Each of the Company and the Buyer shall promptly (i) notify the other of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for amendments of, or supplements to, the Proxy Statement, and (ii) provide the other with copies of all filings made with the SEC and all correspondence between the Company and the SEC with respect to the Proxy Statement. The Company shall use Commercially Reasonable Efforts to respond to and resolve all comments from the SEC with respect to the Proxy Statement as promptly as reasonably practicable.

(d) As promptly as reasonably practicable after (i) the Proxy Statement has been cleared by the SEC and (ii) either the final determination of the Aggregate Response Estimate Amount or the Buyer’s agreement in writing that no amount of any Response Estimate shall be deducted from the Per Share Merger Consideration, the Company shall mail the Proxy Statement to the holders of Company Common Stock and, unless the Board of Directors of the Company withdraws or modifies the Company Board Recommendation in accordance with Sections 5.04 and 6.04 hereof, shall use Commercially Reasonable Efforts to solicit proxies and votes in favor of the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger). If at any time prior to the Effective Time any event or circumstance relating to the Company or the Buyer or any of either the Company or Buyer’s Subsidiaries, or their respective officers or directors, should be discovered by the Company or the Buyer, respectively, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other. Each of the Buyer, NewCo and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. All documents that each of the Company and the Buyer is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects, and will be distributed to the Shareholders in compliance with all applicable Law.

Section 6.06. Public Disclosure. The Buyer and the Company shall jointly make a mutually agreed press release with respect to the Merger and this Agreement promptly upon execution and delivery of this Agreement, and the Company shall file a Form 8-K with the SEC containing a copy of such press release and this Agreement. The Buyer, NewCo and the Company will consult with each other before issuing any other press release or otherwise making any other public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to obtaining the consent of the other; provided, however, that such consent shall not be required where such release or public statement is required by applicable Law (including the rules and regulations of the SEC) or in accordance with any actions required to be taken pursuant to this Agreement.

Section 6.07. Legal Requirements. Except as otherwise provided herein, the Buyer, NewCo and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including obtaining all consents from any third party required to fully effect the transactions contemplated by this Agreement and furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly and reasonably cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity and any other such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

Section 6.08. FIRPTA. At or prior to the Closing, the Company shall provide to the Buyer the certification described in Treasury Regulation Section 1.897-2(g)(1)(ii) and, if requested by the Buyer, shall deliver to the IRS a notice that no share of Company Common Stock is a “U.S. Real Property Interest” as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

Section 6.09. Commercially Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of the Buyer, NewCo and the Company under this Agreement, each of the parties to this Agreement will use Commercially Reasonable Efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other documents or instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 6.10. Director and Officer Indemnification and Liability Coverage. (a) The Buyer agrees to provide to or cause to be provided to each of the directors and officers of the Company and each of the Company’s Subsidiaries after the Closing Date substantially the same coverage against personal liability for actions taken after the Closing Date as is provided to directors and officers of the Buyer. The Buyer further agrees to cause the Company, or its successor in interest, for a period of six (6) years after the Closing Date to indemnify the current and past directors and officers of the Company and each of the Company’s Subsidiaries for all actions taken by them prior to the Closing Date in their respective capacities as directors and officers of the Company and each such Subsidiary to the same extent as the indemnification provided by the Company and each such Subsidiary to such directors and officers immediately prior to the Closing Date.

(b) The Buyer agrees that for a period of six (6) years after the Closing Date, the Buyer shall cause to be maintained in effect the Company’s and each of the Banks’ current policies (as in effect on the Closing Date) of directors’ and officers’ liability insurance maintained by the Company with respect to actions and omissions occurring on or prior to the Closing Date, subject to the following conditions:

(i) The Company’s and the each of the Banks’ current directors’ and officers’ liability insurer shall agree to maintain such coverage from and after the Closing Date. In the event such insurer terminates or declines to continue such coverage after the Closing Date, the Buyer shall use Commercially Reasonable Efforts, with the cooperation of the former directors and officers of the Company, to identify and obtain or cause to be obtained similar coverage from another insurance carrier of substantially similar size and reputation to that of such former insurer, if such coverage is reasonably obtainable from the marketplace. If after such Commercially Reasonable Efforts another such insurance carrier is unable or unwilling to provide such similar coverage, the Buyer shall obtain or cause to be obtained the best coverage available, in the reasonable judgment of the Buyer, for a cost up to but not exceeding the Maximum Amount.

(ii) The Buyer may substitute or cause to be obtained therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous.

(iii) In no event shall the Buyer be obligated to expend or cause to be expended, in order to maintain or provide insurance coverage pursuant to this Section 6.11(b), any amount, in the aggregate, in excess of $200,000 (the “Maximum Amount”).

(iv) Prior to the Closing Date, the Company shall notify the appropriate directors’ and officers’ liability insurers of the Merger and of all pending or, to the Knowledge of the Company, Threatened Proceedings asserted or claimed against any officer or director of the Company or any Bank, in accordance with the terms and conditions of the applicable policies.

(v) When the amount of the aggregate premiums paid to maintain or procure such insurance coverage exceeds the Maximum Amount, then, notwithstanding any other provision contained herein, the Buyer’s obligations under this Section 6.10(b) shall cease.

(vi) The Company and its directors and officers shall use reasonable and diligent efforts to cooperate with the Buyer in obtaining the above-described insurance coverages.

Section 6.11. Notification of Certain Other Matters. (a) Each party shall use Commercially Reasonable Efforts to give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date; (ii) any failure of such party to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder; and (iii) any event or series of events which creates a Material Adverse Effect.

(b) On a monthly basis, not later than the last day of each month after the date of this Agreement and on or immediately prior to the Closing Date, the Company shall use Commercially Reasonable Efforts to supplement or amend any of its representations and warranties contained in Article IV hereto relating to the period after the date hereof by delivering a supplemental Disclosure Statement (“Supplemental Disclosure Statement”) to the Buyer with respect to any matter hereafter arising which, to the Company’s Knowledge, would render any such representation or warranty after the date of this Agreement inaccurate or incomplete, in any material respect.

Section 6.12. Regulatory Applications. The Buyer shall file as promptly as reasonably practicable following the date of this Agreement (but in any case within forty-five (45) days from the date hereof) all applications, notices, requests for authorization or other documents with the appropriate federal, state or foreign bank regulatory authorities, including OSFI, the FDIC, the Federal Reserve Board, the WDFI Division of Banking and the IDB, necessary to consummate the transactions contemplated by this Agreement, including, but not limited to, the Merger and the Plan of Merger (the “Regulatory Applications”). The Company shall cooperate and assist (and shall cause each Subsidiary of the Company to cooperate and assist) with the Buyer in all respects with respect to the preparation and filing of all Regulatory Applications. The Buyer shall respond as promptly as reasonably practicable to all inquiries received concerning the Regulatory Applications and shall use Commercially Reasonable Efforts to satisfy all conditions that may be required for the approval or authorization of the Regulatory Applications; provided, however, that the Buyer shall have no obligation to accept non-standard conditions or restrictions with respect to the approval or authorization of the Regulatory Applications if it shall reasonably be determined by the Buyer that such conditions or restrictions would create a Material Adverse Effect with respect to the Company or the Buyer or materially lessen the benefits of the transactions contemplated by this Agreement. In the event of an adverse or unfavorable determination by any Governmental Entity, or in the event the Merger is challenged or opposed by any Proceeding, whether by the United States Department of Justice or otherwise, the Buyer and the Company shall cooperate in determining whether or to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made consistent with their obligations in Section 6.09. The Buyer shall deliver a final copy of the public portions of all Regulatory Applications containing information applicable to the Company or a Subsidiary of the

Company to the Company promptly after such applications are filed with the appropriate Governmental Entity. The Buyer shall advise the Company periodically of the status of the Regulatory Applications upon request.

Section 6.13. Control of the Company’s Business. Nothing contained in this Agreement shall give the Buyer, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.14. Employee Benefits. (a) The Company shall take all action necessary to terminate the Company Stock Option Plans, the Company’s 401(k) Salary Saving Plan (the “Company 401(k) Plan”) and any other Company Qualified Plan (collectively, the “Termination Plans”) effective as of immediately prior to the Closing Date. Prior to the Closing Date, the Company shall be permitted to make such changes to any Termination Plan as it deems appropriate to carry out the provisions of this Section 6.14. As soon as reasonably practicable after receipt of a favorable determination letter from the IRS with respect to the termination of any Termination Plan, the assets of such Termination Plan shall be distributed to the participants or beneficiaries thereof or transferred pursuant to an eligible rollover distribution as a participant or beneficiary may direct (including a rollover into a qualified plan of the Buyer, if approved by the Buyer, in which the individual is then participating).

(b) Prior to the Closing, the Company and its Subsidiaries will accrue as liabilities all payments, contributions and expenses incurred or required to be made prior to the Effective Time pursuant to any Company Benefit Plan.

(c) Each employee of the Company or a Subsidiary of the Company that is employed by the Buyer or a Subsidiary or Affiliate of the Buyer after the Closing (each, a “Continuing Employee”) shall receive credit for the time he or she was employed dating to their most recent hire date by the Company or a Subsidiary of the Company prior to the Closing Date; provided, however, a Continuing Employee shall not receive credit for the time he or she was employed by the Company or a Subsidiary of the Company prior to the Closing Date for purposes of determining benefit service or benefit accrual under the defined benefit retirement plans and retiree health plans of the Buyer or a Subsidiary or Affiliate of the Buyer in which such Continuing Employee is entitled to participate after the Closing Date. After the Closing Date, neither the Buyer nor any Subsidiary nor Affiliate of the Buyer shall impose and they shall cause to be waived, except with respect to short and long term disability coverage for Continuing Employees who have been employed by the Company or a Subsidiary of the Company for less than six (6) months prior to the Closing Date, any eligibility waiting period or pre-existing condition limitation or exclusion for any health benefit or other insurance or insurance-type plan in which any Continuing Employee (or the spouse or eligible dependent of any Continuing Employee) is entitled to participate and, to the extent that the initial period of coverage for any Continuing Employees under any self-insured medical health benefit plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, such Continuing Employees shall be given credit under the applicable self-insured medical health benefit plan for any deductibles by such Continuing Employees under the Company medical health benefit plan during the balance of such 12-month period of coverage. After the Closing Date, Continuing Employees shall be eligible to participate in the employee benefit plans of the Buyer subject to the terms, conditions, and overall administration of such plans applicable to similarly situated employees.

(d) Except as provided in the agreements disclosed in Schedule 4.21(a)(ii) of the Disclosure Statement, notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company, the Buyer, the Surviving Corporation, or any of their respective Subsidiaries, take any action or make any payments that would result, either individually or in the aggregate, in the payment of a “parachute payment” within the meaning of Code Section 280G or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Code Section 162(m). The Company and the Buyer shall use Commercially Reasonable Efforts to resolve matters relating to any of the foregoing.

(e) No provision of this Section 6.14 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) with the Buyer or any of its Affiliates and no provision of this Section 6.14 shall create such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee program or any plan or arrangement which may be established by the Buyer or any of its Affiliates. Neither this Agreement nor any provision hereof shall be construed as amending any employee benefit plan or employee program or arrangement or shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans, programs or arrangements of the Buyer or any of its Affiliates.

(f) Prior to making any written communications to the employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated hereby, the Company shall provide the Buyer with a copy of the intended communication, the Buyer shall have a reasonable period of time to review and comment on the communication, and the Buyer and the Company shall cooperate in providing any such mutually agreeable communication.

(g) On or within a reasonable time prior to the date set forth opposite each Person’s name listed on Exhibit 6.14(g) attached hereto (each, a “Notice Recipient”), the Company hereby agrees to give each Notice Recipient notice that the term of the employment agreement listed next to his or her name on Exhibit 6.14(g) shall expire pursuant to the terms set forth in such employment agreement. Each such notice shall be given in accordance with the listed employment agreement and shall state that the expiration of such employment agreement’s term shall be subject to the consummation of the transactions contemplated by this Agreement. The Company shall use its Commercially Reasonable Efforts to provide the Buyer a copy of each notice sent pursuant to this Section 6.14(g).

(h) As soon as reasonably practicable after the date hereof (but in any event within a reasonable time prior to the giving of notice of the Shareholders Meeting in accordance with the terms hereof), the Company shall take all action necessary to amend the Company 401(k) Plan to provide: (i) that the participants will be entitled to direct the Company 401(k) Plan fiduciaries to vote the shares of Company Common Stock allocated to their accounts at any meeting or with respect to any action of the Shareholders of the Company (including the Shareholders Meeting) and (ii) that the shares of Company Common Stock held by the Company 401(k) Plan but unallocated to participant accounts and the Company Common Stock allocated to individual accounts of participants in the Company 401(k) Plan for which such participants do not provide timely voting instructions with respect thereto shall be voted by the plan fiduciaries in the same proportion (including at the Shareholders Meeting, “FOR” or “AGAINST” this Agreement and the transactions contemplated hereby (including without limitation the Merger and the Plan of Merger) as those shares for which participants provided timely voting instructions.

(i) For purposes of calculating the parachute payment subject to Code section 280G and the amount which may be paid under various employment agreements, the Buyer will exclude from the amount subject to Tax and any contractual restrictions, the non-competition payments for each affected employee equal to the amount of the employee’s annual compensation multiplied by the number of years (or fraction thereof) that such employee is restricted from entering into competition with the Buyer or its Affiliates or from soliciting customers or others as provided in the employee’s employment agreement. The Buyer will not restrict, reduce or eliminate an employee’s right to payment under an employment related agreement in order to avoid application of Code section 280G, unless a restriction on payment is required by the employee’s employment agreement and the payment is contingent on a change in control as described in Code section 280G(b)(2)(A)(i).

Section 6.15. Third Party Consents and Notices. As soon as reasonably practicable following the date hereof, the Company shall use Commercially Reasonable Efforts to provide any notice to, and to obtain all consents, waivers and approvals from, any Person required to be made or obtained under any contract, agreement or other instrument that the Company or any of its Subsidiaries or Affiliates is a party as a result of the consummation of the transactions contemplated hereby (“Third Party Consents and Notices”), and the Buyer shall cooperate with the Company in connection therewith as reasonably requested.

Section 6.16. Financial Statements and Reports. From the date of this Agreement and prior to the Effective Time and to the extent permitted by applicable Law, the Company will deliver to the Buyer any and all reports filed by the Company and any Bank with the FDIC, the Federal Reserve Board, the WDFI Division of Banking, the MDC, the IDB and the SEC as soon as reasonably practicable after the filing of any such report.

Section 6.17. Action by The Reedsburg Bank Board of Directors. Prior to the Closing Date, the Company shall cause the Board of Directors of The Reedsburg Bank to take all action necessary (including adopting a resolution by at least a majority vote) to authorize The Reedsburg Bank to merge with and into Harris N.A. under the title and charter of Harris N.A. and to declare the provisions of Section 6.11 of that certain Agreement and Plan of Reorganization by and among the Company, Merchants New Merger Corp. and Reedsburg Bancorporation, Inc., dated as of April 24, 2003, to be of no effect.

Section 6.18. Exchange Act Deregistration. Prior to the Closing Date, the Company shall cooperate with the Buyer and use Commercially Reasonable Efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws to enable the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 6.19. Transaction Expense Update. From time to time prior to the Closing, upon the Buyer’s reasonable request, the Company shall update the Transaction Expense Estimate.

Section 6.20. Transfer of Seller Debt Obligations. Prior to the Closing, the Seller shall take or cause to be taken all actions, including obtaining and delivering all certificates, opinions and consents and passing all resolutions, necessary in order to transfer all debt obligations of the Seller, including all debentures related to any trust preferred securities to the Surviving Corporation at the Effective Time.

Section 6.21. Adjustments in Respect of the Aggregate Response Estimate Amount. (a) If the Company has elected to pay its regular quarterly cash dividend pursuant to Section 5.01(b) hereof, then reasonably promptly after the aggregate amount of all Response Estimates (the “Aggregate Response Estimate Amount”) has been determined, but in any event prior to the Closing, the following deductions in respect of the Aggregate Response Estimate Amount shall be made: (i) the amount of the Aggregate Response Estimate Amount up to $500,000 shall deducted from the Company’s Earnings and (ii) the amount of the Aggregate Response Estimate Amount in excess of $500,000 up to $3,500,000, divided by the total number of Common Equivalent Shares (rounding to the nearest whole cent), shall be deducted from the Per Share Merger Consideration.

(b) If the Company has elected to defer the payment of all regular quarterly cash dividends until after the Aggregate Response Estimate Amount has been determined, then reasonably promptly after the determination of the Aggregate Response Estimate Amount, but in any event prior to the Closing, the following deductions in respect of the Aggregate Response Estimate Amount shall be made: (i) the amount of the Aggregate Response Estimate Amount up to $500,000 shall deducted from the Company’s Earnings; (ii) the amount of the Aggregate Response Estimate Amount in excess of $500,000 up to $1,500,000 shall be deducted from the total amount of all of the Company’s regular quarterly cash dividends payable pursuant to Section 5.01(b) hereof; and (iii) the amount of the Aggregate Response Estimate Amount in excess of $1,500,000 up to $3,500,000, divided by the total number of Common Equivalent Shares (rounding to the nearest whole cent), shall be deducted from the Per Share Merger Consideration.

(c) Notwithstanding anything herein to the contrary, if the Company has elected to pay its regular quarterly cash dividend pursuant to Section 5.01(b) hereof and the Aggregate Response Estimate Amount is greater than $3,500,000, then either the Buyer or the Company may terminate this Agreement; provided, however, the

Company shall not be entitled to terminate this Agreement under this Section 6.21(c) if the Buyer agrees in writing to limit the aggregate amount of the deductions to the Per Share Merger Consideration to $3,000,000; provided, further, the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 6.21(c) if the Company agrees in writing that the aggregate amount of the deductions to the Per Share Merger Consideration shall not be limited to $3,000,000, but instead shall be equal the entire amount of the Aggregate Response Estimate Amount (or such lesser amount agreed upon in writing by the parties) in excess of $500,000.

(d) Notwithstanding anything herein to the contrary, if the Company has elected to defer the payment of all regular quarterly cash dividends until after the Aggregate Response Estimate Amount has been determined and the Aggregate Response Estimate Amount is greater than $3,500,000, then either the Buyer or the Company may terminate this Agreement; provided, however, the Company shall not be entitled to terminate this Agreement under this Section 6.21(d) if the Buyer agrees in writing to limit the aggregate amount of the deductions to the Per Share Merger Consideration to $2,000,000; provided, further, the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 6.21(d) if the Company agrees in writing that the aggregate amount of the deductions to the Per Share Merger Consideration shall not be limited to $2,000,000, but instead shall be equal the entire amount of the Aggregate Response Estimate Amount (or such lesser amount agreed upon in writing by the parties) in excess of $1,500,000.

(e) Notwithstanding anything herein to the contrary, the aggregate amount of the portion of the Aggregate Response Estimate Amount to be deducted from the Per Share Merger Consideration pursuant to this Section 6.21 (the “Purchase Price Reduction Amount”) shall be reduced by the aggregate amount of any Tax deductions which may be taken by the Buyer, the Surviving Corporation or any of the Surviving Corporation’s Subsidiaries solely in respect of such Purchase Price Reduction Amount assuming that the Buyer, the Surviving Corporation or the Surviving Corporation’s Subsidiaries can utilize 100% of such Tax deductions to offset income that would otherwise be subject to Tax at the assumed combined marginal federal and state income tax rate of thirty-five percent (35%).

ARTICLE VII

CONDITIONS

Section 7.01. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date that:

(a) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the transactions contemplated hereby, including the Merger.

(b) All Governmental Approvals shall have been received in accordance with the applicable provisions hereof and all required waiting periods shall have expired, and no such Governmental Approvals shall contain any material condition which is not reasonably satisfactory to the Buyer.

(c) Shareholder Approval shall have been received.

Section 7.02. Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) The representations and warranties of the Buyer and NewCo contained in Article III of this Agreement shall be true and correct in all respects as of the time immediately prior to the Closing as though made on and as of such time (other than those representations and warranties that address matters only as of a particular date or with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure or failures of all such representations and warranties to be so true and correct, either individually or in the aggregate, do not create a Material Adverse Effect with respect to the Buyer or NewCo.

(b) Each of the Buyer and NewCo shall have performed in all material respects all of their respective obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c) The Company shall have received a certificate signed by duly authorized officers of the Buyer and NewCo, in substantially the form of Exhibit 7.02(c) attached hereto dated as of the Closing Date, certifying that the conditions set forth in Sections 7.02(a) and (b) have been satisfied.

Section 7.03. Additional Conditions to the Obligations of Buyer and NewCo. The obligations of the Buyer and NewCo to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer and NewCo:

(a) The representations and warranties of the Company contained in Article IV of this Agreement shall be true and correct in all respects as of the time immediately prior to the Closing as though made on and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure or failures of all such representations and warranties to be so true and correct, either individually or in the aggregate, do not create a Material Adverse Effect with respect to the Company. This Section 7.03(a) shall give effect to any additions, deletions or other modifications to the Disclosure Statement that may be included in any Supplemental Disclosure Statement if (a) such additions, deletions or other modifications were accepted in writing or deemed accepted by the Buyer (a Supplemental Disclosure Statement shall be deemed accepted by the Buyer if the Buyer fails to give written notice of the rejection of such Supplemental Disclosure Statement to the Company within ten (10) Business Days of receipt by the Buyer of such Supplemental Disclosure Statement), (b) such additions, deletions or other modifications do not, together with any other breaches of the representations and warranties of the Company contained in Article IV, individually or in the aggregate, create a Material Adverse Effect with respect to the Company or (c) the Closing occurs.

(b) The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date; provided, however, a breach of Section 6.11 hereof shall not constitute a basis for asserting a failure of satisfaction of this Section 7.03(b) unless such breach was willful.

(c) Since the date hereof, a Material Adverse Effect with respect to the Company shall not have occurred.

(d) If as of the Closing Date, the Company or any Subsidiary of the Company is a party to any agreement with, or directive or Order issued by, any Governmental Entity that regulates banks or bank holding companies, including the Federal Reserve Board, the FDIC, the WDFI Division of Banking, or the IDB, which imposes any material restrictions or requirements not generally applicable to banks or bank holding companies regulated by the applicable Governmental Entity with respect to the conduct of the Company’s or a Subsidiary of the Company’s business, the Buyer shall have received written confirmation from each Governmental Entity which has entered into such an agreement with the Company or a Subsidiary of the Company or which has issued such a directive or Order, in form and substance reasonably satisfactory to the Buyer, to the effect that such agreement, directive or Order will not be binding, in any way, on the Company, a Subsidiary of the Company, the Surviving Corporation, the Buyer or any Subsidiary of the Buyer or an Affiliate thereof following the Closing Date.

(e) At the Closing, the Company and each of the Banks shall be respectively considered “well capitalized” under Regulation Y, 12 C.F.R. §225.2(r), and the Federal Deposit Insurance Act, as amended, 12 USC §1831(o), and the applicable regulations promulgated thereunder.

(f) Each Phase I Review Period shall have expired, a Phase II with respect to each Phase II Notice shall have been performed, a Response Estimate with respect to each Environmental Condition identified in a Phase II Report shall have been obtained and the aggregate amount of all Response Estimates shall be determined.

(g) The aggregate number of Dissenting Shares shall not exceed fifteen percent (15%) of the issued and outstanding shares of Company Common Stock immediately prior to the Closing.

(h) All Third Party Consents and Notices set forth in Exhibit 7.03(h) attached hereto shall have been given or obtained, as applicable.

(i) The Buyer shall have received a certificate signed by the Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel of the Company in substantially the form of Exhibit 7.03(i) attached hereto, dated as of the Closing Date, certifying that the conditions set forth in Sections 7.03(a), (b), (c), (e), (g) and (h) hereof have been satisfied.

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

Section 8.01. Termination. This Agreement may be terminated as follows:

(a) by mutual written consent duly authorized by the Buyer and the Company; or

(b) by the Buyer:

(i) if any condition set forth in Sections 7.03 of this Agreement has not been satisfied or waived in writing (if capable of waiver) and the satisfaction of such condition has become impossible, unless the failure to satisfy such condition is due to a material breach of this Agreement by the Buyer;

(ii) if any representation or warranty made by the Company is discovered to be or to have become untrue, incomplete or misleading and such breach (A) would result in the failure to satisfy the condition set forth in Section 7.03(a) hereof and (B) if capable of cure, remains uncured for a period of thirty (30) days after notice of such breach;

(iii) if the Company shall have breached one or more agreements or covenants contained in this Agreement in any respect and such breach (A) would result in the failure to satisfy the condition set forth in Section 7.03(b) hereof and (B) if capable of cure, remains uncured for a period of thirty (30) days after notice of such breach; or

(iv) if the board of directors of the Company (A) fails to recommend approval of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger) to the Shareholders or (B) withdraws, modifies, changes, alters or qualifies its favorable recommendation of this Agreement and the transactions contemplated hereby (including the Merger and the Plan of Merger) to the Shareholders in any manner adverse to the Buyer or (C) approves, endorses or recommends, or proposes publicly to approve, endorse or recommend, any Acquisition Proposal.

(c) by the Company:

(i) if any condition set forth in Section 7.02 of this Agreement has not been satisfied or waived in writing (if capable of waiver) and the satisfaction of such condition has become impossible, unless the failure to satisfy such condition is due to a material breach of this Agreement by the Company;

(ii) if any representation or warranty made by the Buyer and NewCo is discovered to be or to have become untrue, incomplete or misleading and such breach (A) would result in the failure to satisfy the condition set forth in Section 7.02(a) hereof, and (B) if capable of cure, remains uncured for a period of thirty (30) days after notice of such breach; or

(iii) if the Buyer shall have breached one or more agreements or covenants contained in this Agreement in any respect and such breach (A) would result in the failure to satisfy the condition set forth in Section 7.02(b) hereof, and (B) if capable of cure, remains uncured for a period of thirty (30) days after notice of such breach;

(iv) if the Board of Directors of the Company shall have approved a Superior Proposal in accordance with Section 5.04(b);

(d) by either the Buyer or the Company:

(i) if any condition set forth in Section 7.01 of this Agreement has not been satisfied and the satisfaction of such conditions has become impossible, unless the failure to satisfy such condition is due to a breach of this Agreement by the party seeking termination;

(ii) if the Closing has not occurred on or before the nine (9) month anniversary of the date hereof, unless the failure of the Closing to occur on or before such date is due to a breach of this Agreement by the party seeking termination; or

(iii) pursuant to Section 6.21 hereof.

Section 8.02. Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to the terms hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided herein, this Agreement shall be of no further force or effect, except for Section 6.01, this Section 8.02, Section 8.03, Section 8.04 and Article IX hereof, each of which shall survive the termination of this Agreement. If this Agreement is terminated for any reason under Section 8.01 or the Closing otherwise does not occur, no party to this Agreement shall have any liability relating to this Agreement or the transactions contemplated hereby of any nature whatsoever (in tort, contract or otherwise, whether known or unknown, whether accrued, absolute, contingent or otherwise) except for (a) the Company’s obligation to pay the Termination Fee if and to the extent required by Section 8.04 hereof or (b) any liability or damage to the extent related to or arising from any knowing and willful breach of any provisions of this Agreement.

Section 8.03. Expenses. Except as provided elsewhere herein, the Buyer and the Company shall each bear and pay all costs and expenses incurred by it and its respective Affiliates or on its or its respective Affiliates behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own Representatives and the Representatives of its respective Affiliates.

Section 8.04. Termination Fee. (a) The Buyer shall be entitled to a one time payment of $4,500,000 (the “Termination Fee”) in cash from the Company, not as a penalty but as an agreed upon termination fee and liquidated damages and as the sole and exclusive remedy of the Buyer against the Company and each party to the Voting Agreement upon the occurrence of any of the following:

(i) the Buyer terminates this Agreement pursuant to Section 8.01(b)(iv) hereof;

(ii) the Buyer terminates this Agreement pursuant to Section 8.01(b)(iii) (A) because of a breach of Section 6.04 hereof but only if (1) the Company shall have failed to call the Shareholders Meeting and mail the Proxy Statement to the holders of the Company Common Stock within ten (10) Business Days after the last to occur of (a) the final determination of the Aggregate Response Estimate Amount and (b) the clearance of the Proxy Statement by the SEC or (2) the Company shall have failed to hold the Shareholders Meeting within sixty (60) days after the last to occur of (a) the final determination of the Aggregate Response Estimate Amount and (b) the clearance of the Proxy Statement by the SEC; or (B) because of a material breach of Section 5.04 hereof;

(iii) either the Buyer or the Company terminates this Agreement pursuant to Section 8.01(d)(i) hereof because of the impossibility of satisfaction of the condition to the Closing specified in Section 7.01(c) hereof, and (A) prior to such termination a material breach of Section 5.04 or Section 6.04 hereof has occurred or (B)(1) at any time after the date of this Agreement and prior to such termination, an Acquisition Proposal has been announced (publicly or in a manner calculated to inform the Shareholders generally) and (2) prior to or within twelve (12) months after such termination (a) the Company or any Subsidiary of the Company shall have entered into a definitive agreement relating to an Acquisition Proposal or (b) a transaction relating to an Acquisition Proposal shall have been consummated; or

(iv) the Company terminates this Agreement pursuant to Section 8.01(c)(iv) hereof.

(b) If the Company is required to pay the Termination Fee under Section 8.04(a), then the Company shall make payment of the Termination Fee in immediately available funds within two (2) Business Days after termination of this Agreement in the case of the occurrence of any event described in Section 8.04(a)(i), (ii), (iii)(A) or (iv) and within two (2) Business Days after a definitive agreement is entered into by the Company or any Subsidiary relating to an Acquisition Proposal or a transaction relating to an Acquisition Proposal is consummated in the case of Section 8.04(a)(iii)(B).

Section 8.05. Amendment. This Agreement may be amended by the parties hereto by action taken by the board of directors of the Buyer, the board of directors of NewCo and the board of directors of the Company at any time before or after Shareholder Approval; provided, however, no amendment shall be made after the receipt of Shareholder Approval which by Law requires further approval of the Shareholders unless such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The Buyer, NewCo and the Company may without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

Section 8.06. Waiver. Any term, provision or condition of this Agreement may be waived in writing at any time by the party which is entitled to the benefits hereof; provided, however, after the receipt of Shareholder Approval, no waiver of any term, provision or condition hereof shall be made which by Law requires further approval of the Shareholders unless such further approval is obtained. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, agreement, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, agreement, covenant, representation or warranty of this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or the parties as specified below if delivered in person or by an internationally recognized commercial delivery service or if sent by certified or registered mail (return receipt requested) or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission and such transmission is confirmed successfully by the transmitting machine, provided that such transmission is received during normal business hours on a Business Day and that any transmission received after normal business hours shall be deemed to be received at the start of the next Business Day, in each case addressed as follows (or at such other address for a party as shall be specified by such party in writing):

if to the Buyer, NewCo or
the Surviving Corporation:	Harris Bankcorp, Inc.
111 West Monroe Street, Suite 21E
Chicago, Illinois 60603
Facsimile: (312) 785-8106
Attention: Paul V. Reagan, Esq.

with a copy to:	Chapman and Cutler LLP
111 West Monroe Street, Suite 15E
Chicago, Illinois 60603
Facsimile: (312) 701-2361
Attention: Douglas R. Hoffman, Esq.

if to the Company:	Merchants and Manufacturers Bancorporation, Inc.
5445 South Westridge Drive
New Berlin, Wisconsin 53151
Facsimile: (262) 796-8158
Attention: Michael J. Murry

with a copy to:	Reinhart Boerner Van Deuren S.C.
1000 North Water Street, Suite 2100
Milwaukee, Wisconsin 53202
Facsimile: (414) 298-8097
Attention: James M. Bedore, Esq.

Notices shall be given to such other addressee or address, or both, as a particular party may from time to time designate by written notice to the other parties hereto. Notice given to a party hereto by any other method shall only be deemed to be given and received when actually received in writing by such party.

Section 9.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 9.03. Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other Person any rights or remedies hereunder; provided, however, (i) the respective Representatives of the parties hereto shall be entitled to rely upon the respective representations and warranties of the parties hereto contained in Sections 3.06 and 4.35 hereof, (ii) the provisions of Article II may be enforced by the applicable shareholders and option holders entitled to receipt of the Aggregate Merger Consideration thereunder and their heirs and/or representatives and (iii) the provisions of Section 6.10 may be enforced by the applicable directors and officers and their heirs and/or representatives. Notwithstanding the foregoing, the parties hereto shall have no monetary liability to any Representative of a party if any of the transactions contemplated hereby (including the Merger and the Plan of Merger) are reportable under Treas. Reg. § 1.6011-4 as promulgated under the Code; and each party hereto agrees to reasonably cooperate with all Representatives of a party hereto, and to provide all information necessary, in order for such Representative to comply with all applicable disclosure requirements under the Code.

Section 9.04. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.05. Surviving Provisions. All representations, warranties, covenants and agreements of the parties in this Agreement shall not survive after the Closing, except that any provisions contained in this Agreement which by their terms survive or are to be performed after the Closing Date shall survive for their respective periods specified, or if no such period is specified, for a reasonable time under the circumstances.

Section 9.06. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.07. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, the Buyer may assign any or all of its rights and obligations under this Agreement to any of its Affiliates (each a “Permitted Assignee”) upon not less than five (5) days prior written notice to the Company. The Buyer’s assignment to a Permitted Assignee as contemplated hereby shall not release or relieve the Buyer from any liability under this Agreement. Contemporaneously with such assignment, the Permitted Assignee shall execute a counterpart of this Agreement and a certificate containing the representations and warranties set forth in Article III conformed to be applicable to such Permitted Assignee.

Section 9.08. Governing Law. The Merger and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Wisconsin. All other provisions in this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Unless the parties agree in writing otherwise, any appraisal, arbitration, claim or other Proceeding shall be held in Chicago, Illinois. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located in the respective location described in the foregoing sentence, agrees that process may be served upon them in any manner authorized by the Law of such jurisdiction and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 9.09. Reliance on Tax Advisers. Except as explicitly provided in this Agreement, each party hereto shall seek the advice of its own Tax advisers relating to the proper characterization of the transactions contemplated by this Agreement (including the Merger and the Plan of Merger) and no party hereto shall be entitled to rely upon e-mails, messages, oral communications or other informal statements from the Representative of any other party hereto for the purpose of avoiding penalties that may be imposed upon the recipient of any such informal statements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

HARRIS BANKCORP, INC.

By:	/s/ PAUL V. REAGAN
Name:	Paul V. Reagan
Title:	Executive Vice President and General Counsel

BOUNDARY ACQUISITION CORPORATION

By:	/s/ PAUL V. REAGAN
Name:	Paul V. Reagan
Title:	Executive Vice President and General Counsel

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

By:	/s/ MICHAEL J. MURRY
Name:	Michael J. Murry
Title:	Chairman and CEO

Appendix B

July 9, 2007

Board of Directors

Merchants and Manufacturers Bancorporation, Inc.

9130 W. Loomis Road

Suite 500

Franklin, WI 53132

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel” or “we”) has been advised that Merchants and Manufacturers Bancorporation, Inc. (“Merchants” or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Harris Bankcorp, Inc. (“Harris”) and Boundary Acquisition Corporation, a wholly-owned subsidiary of Harris (“Boundary”), pursuant to which Boundary will be merged with and into Merchants, with Merchants being the surviving corporation, and each issued and outstanding share of common stock, $1.00 par value, of Merchants, (other than Dissenting Shares (as defined in the Merger Agreement) or shares cancelled pursuant to the terms of the Merger Agreement, each a “Share”) will be converted into the right to receive $37.30 in cash (the “Per Share Consideration”), subject to adjustment and on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

You have requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares, of the Per Share Consideration to be received by such holders of Shares from Harris or Boundary or its successor in connection with the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	reviewed and analyzed a draft copy of the Merger Agreement dated July 2, 2007;

(ii)

reviewed and analyzed the audited consolidated financial statements of Merchants contained in its Annual Report on Form 10-K for the five years ended December 31, 2006 and unaudited consolidated financial statements of Merchants contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(iii)	reviewed and analyzed certain other publicly available information concerning Merchants and Harris;

(iv)	held discussions with Harris’ senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact on Harris;

(v)

reviewed certain non-publicly available information concerning Merchants, including internal financial analyses and forecasts prepared by its management and held discussion with Merchant’s senior management regarding recent developments;

(vi)	participated in certain discussions and negotiations between representatives of Merchants and Harris;

(vii)	reviewed the reported prices and trading activity of the publicly traded equity securities of Merchants;

(viii)	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(ix)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(x)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xi)

took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

Board of Directors—Merchants and Manufacturers Bancorporation, Inc.

July 9, 2007

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel, by or on behalf of Merchants, or that was otherwise reviewed by Stifel and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by Merchants (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Merchants as to the future operating and financial performance of Merchants and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Merchants since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of Merchants are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of Merchants’ assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Merchants. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy. We relied on advice of Merchants’ counsel as to certain legal and tax matters with respect to Merchants, the Merger Agreement and the Merger and other transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or Harris. We have further assumed that none of the potential adjustments to the Per Share Consideration set forth in the Merger Agreement have occurred or will occur.

Our Opinion is limited to whether the Per Share Consideration is fair to the holders of Shares, from a financial point of view. Our Opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Merchants’ Board of Directors (the “Board”) or Merchants including, without limitation, the proposed divestiture of certain assets, businesses and operations of Merchants based in Minnesota and/or Iowa; (ii) the legal, tax or accounting consequences of the Merger on Merchants or Merchants’ shareholders; (iii) any non-solicit, non-compete, employment, severance or similar agreements to which Merchants is subject or which are entered into in connection with the Merger as contemplated by the Merger Agreement, or the fairness to Merchants or Merchants’ shareholders of any payments made in connection with such agreements; (iv) any advice or opinions provided by Keefe, Bruyette & Woods, Inc. or any other advisor to Merchants or Harris; or (v) any environmental liabilities or remediation costs incurred by Merchants. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which Merchants’ or Harris’ securities will trade following public announcement or consummation of the Merger.

Board of Directors—Merchants and Manufacturers Bancorporation, Inc.

July 9, 2007

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of Merchants or Harris as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any shareholder of Merchants or Harris should enter into a voting or shareholders’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Board or the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Merchants in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger (the “Advisory Fee”). We have also acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. In addition, Merchants has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Stifel has provided investment banking services to Merchants from time to time for which we have received customary fees. In the ordinary course of business, Stifel trades Merchants’ common stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Except as required by applicable law, including without limitation federal securities laws, our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent; provided that this Opinion may be included in its entirety in any proxy statement or registration statement filed by Harris with the Securities and Exchange Commission with respect to the Merger in accordance with the terms and conditions of Stifel’s engagement letter agreement with Merchants.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Per Share Consideration to be received by holders of Shares from Harris or Boundary or its successor in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

July 9, 2007

The Board of Directors

Merchants and Manufacturers Bancorporation, Inc.

5445 South Westridge Drive

New Berlin, WI 53151

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Merchants and Manufacturers Bancorporation, Inc. (“Merchants and Manufacturers”) of the cash consideration to be paid to Merchants and Manufacturers shareholders in the proposed merger (the “Merger”) of Merchants and Manufacturers and Harris Bankcorp, Inc. (“Harris”), pursuant to the Agreement and Plan of Reorganization, dated as of July 9, 2007, between Merchants and Manufacturers and Harris (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $1.00 per share, of Merchants and Manufacturers (the “Common Shares”) will be converted into the right to receive thirty seven dollars and thirty cents ($37.30) per share.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Merchants and Manufacturers and Harris, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Merchants and Manufacturers and Harris for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Merchants and Manufacturers. We have acted exclusively for the Board of Directors of Merchants and Manufacturers in rendering this fairness opinion and will receive a fee from Merchants and Manufacturers for our services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Merchants and Manufacturers and Harris and the Merger, including, among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2004, 2005 and 2006 of Merchants and Manufacturers and Harris; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Merchants and Manufacturers and Harris and certain other communications from Merchants and Manufacturers and Harris to their respective stockholders; and (v) other financial information concerning the businesses and operations of Merchants and Manufacturers and Harris furnished to us by Merchants and Manufacturers and Harris for purposes of our analysis. We have also held discussions with senior management of Merchants and Manufacturers and Harris regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

Keefe, Bruyette & Woods • 10 South Wacker Drive, Suite 3400 • Chicago, IL 60606 312.423.8200 • 800.929.6113 • Fax 312.423.8232

C-1

July 9, 2007

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the managements of Merchants and Manufacturers and Harris as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managments. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Merchants and Manufacturers and Harris are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Merchants and Manufacturers and Harris, nor have we examined any individual credit files.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Merchants and Manufacturers and Harris; (ii) the assets and liabilities of Merchants and Manufacturers and Harris; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $37.30 per share cash consideration is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

C-2

Appendix D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 9, 2007 by and among the undersigned directors and shareholders (each, a “Shareholder,” and collectively, the “Shareholders”) of Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation (the “Company”), and HARRIS BANKCORP, INC., a Delaware corporation (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company, Boundary Acquisition Corporation, a Wisconsin corporation, and the wholly owned subsidiary of the Buyer (“NewCo”), and the Buyer have contemporaneously entered into an Agreement and Plan of Merger, dated as of an even date herewith (the “Merger Agreement”), whereby the Buyer agrees to acquire the Company, by causing NewCo to merge with and into the Company (the “Merger”);

WHEREAS, the Shareholders are members of the board of directors of the Company (the “Board”) and in the aggregate own the beneficial interest (as defined below) in approximately five percent (5%) of the shares of Company Common Stock entitled to vote on the Merger Agreement and the transactions contemplated thereby (including the Merger and the Plan of Merger);

WHEREAS, the Board has unanimously recommended the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger and the Plan of Merger) to the shareholders of the Company (the “Favorable Recommendation”);

WHEREAS, pursuant to the terms set forth in this Agreement, each Shareholder hereby agrees to vote, or to take all actions necessary to cause to be voted, the shares of Company Common Stock such Shareholder now owns the beneficial interest in, or hereafter will own the beneficial interest in, in order to induce the Buyer to enter into the Merger Agreement; and

WHEREAS, each Shareholder acknowledges that the agreements set forth herein have constituted a substantial inducement to the Buyer to enter into the Merger Agreement, that the Buyer is relying on the agreements set forth herein in entering into the Merger Agreement and that he/she will benefit directly and substantially from the consummation of the Merger;

NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration under the Merger Agreement, the Shareholders and the Buyer hereby agree as follows:

Section 1. Voting. Until the termination of this Agreement as provided herein, each Shareholder hereby agrees that at any meeting or action of the shareholders of the Company (including a written consent solicitation) called for the purpose of approving the Merger Agreement and/or any of the transactions contemplated therein (including without limitation the Merger and the Plan of Merger), such Shareholder shall vote, or take all actions necessary to cause to be voted, the shares of Company Common Stock the Shareholder now owns the beneficial interest in, or hereafter will own the beneficial interest in, in favor of the Merger Agreement and the transactions contemplated thereby (including without limitation the Merger and the Plan of Merger).

Section 2. No Competing Transaction. Until the termination of this Agreement as provided herein, no Shareholder shall vote any shares of Company Common Stock the beneficial interest in which is owned by the Shareholder in favor of or for the approval of any transaction relating to an Acquisition Proposal.

Section 3. Transfer Restriction. Until the termination of the Agreement as provided herein, no Shareholder shall, directly or indirectly, sell, assign, pledge, transfer or dispose of (nor shall such Shareholder direct or cause the sale, assignment, pledge, transfer or disposition of) any shares of Company Common Stock the Shareholder owns the beneficial interest in on the date hereof or hereafter acquires ownership of the beneficial interest in after the date hereof, except to another Shareholder or pursuant to a charitable contribution made by a Shareholder subject to the obligations of this Agreement.

Section 4. Term of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, or (c) the taking of such action whereby a majority of the Board, in accordance with the terms and conditions of Section 5.04 of the Merger Agreement, withdraws the Favorable Recommendation.

Section 5. Representations and Warranties of Shareholders. Each Shareholder represents and warrants to the Buyer (as to himself or herself) that (a) such Shareholder owns the beneficial interest in, and has the full power and authority to vote, the number of shares of Company Common Stock set forth opposite such Shareholder’s name on Exhibit A attached hereto; (b) such Shareholder has the right, power and authority to execute and deliver this Agreement and that such execution and delivery, and the consummation of the transactions contemplated hereby, will not violate, or require any consent, approval, or notice under any provision of Law or result in the breach of any outstanding agreements or instruments to which such Shareholder is a party or is subject; and (c) this Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

Section 6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Shareholders that (a) it has the right, power and authority to execute and deliver this Agreement and that such execution and delivery, and the consummation of the transactions contemplated hereby, will not violate, or require any consent, approval, or notice under any provision of Law or result in the breach of any outstanding agreements or instruments to which the Buyer is a party or is subject; and (b) this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding agreement of the Buyer, enforceable in accordance with its terms (except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

Section 7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer any direct or indirect ownership or incidence of ownership of or with respect to any shares of Company Common Stock covered by this Agreement. All rights, ownership and economic benefits of and relating to the shares of Company Common Stock covered by this Agreement shall remain and belong to the respective Shareholder that owns such shares, and the Buyer shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or to exercise any power or authority to direct the performance of any of the Shareholder’s duties or responsibilities as a director of the Company.

Section 8. Transferability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Buyer may assign this Agreement to an affiliate of the Buyer without the prior written consent of the Shareholders.

Section 9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed by any of the Shareholders in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction(s) to prevent breaches of this Agreement by the Shareholders and to enforce specifically the terms and provisions hereof in addition to any other remedy to which the Buyer is entitled at Law or in equity, subject in all cases to any limitation of remedies contained in the Merger Agreement.

Section 10. Entire Agreement and Amendment. (a) This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect hereto.

(b) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

Section 11. Definition of Beneficial Interest. For purposes of this Agreement, the term “beneficial interest” means the sole authority to vote any shares of Company Common Stock with respect to any of the matters covered by this Agreement, including but not limited to interests held in trust, by a nominee or by a custodian.

Section 12. Action as Directors or Officers. Nothing in this Agreement is intended to restrict any Shareholder from taking any action in his or her capacity as a director or officer of the Company.

Section 13. General Provisions. This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Headings are for convenience only and shall not affect the meaning of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns. Any term of this Agreement which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HARRIS BANKCORP, INC.		SHAREHOLDERS:

By	/s/ PAUL V. REAGAN	/s/ MICHAEL J. MURRY
Name:	Paul V. Reagan	Michael J. Murry
Its:	EVP and General Counsel

/s/ WILLIAM L. ADAMANY SR.
William L. Adamany Sr.

/s/ STEVEN R. BLAKESLEE
Steven R. Blakeslee

/s/ NICHOLAS S. LOGARAKIS
Nicholas S. Logarakis

/s/ JAMES A. SASS
James A. Sass

/s/ RICHARD C. BEMIS
Richard C. Bemis

/s/ THOMAS J. SHEEHAN
Thomas J. Sheehan

/s/ J. MICHAEL BARTELS
J. Michael Bartels

/s/ RODNEY T. GOODELL
Rodney T. Goodell

/s/ SISTER JOEL READ
Sister Joel Read

/s/ DONALD A. ZELLMER
Donald A. Zellmer

EXHIBIT A

SHAREHOLDER	SHARES OF COMPANY COMMON STOCK
Michael J. Murry	27,896
William L. Adamany Sr.	2,500
Steven R. Blakeslee	6,686
Nicholas S. Logarakis	1,905
James A. Sass	14,196
Richard C. Bemis	4,230
Thomas J. Sheehan	26,479
J. Michael Bartels	31,259
Rodney T. Goodell	54,466
Sister Joel Read	0
Donald A. Zellmer	10,992

D-A-1

APPENDIX E

SECTIONS 180.1301 THROUGH 180.1331 OF THE

WISCONSIN BUSINESS CORPORATION LAW

180.1301 Definitions. In ss. 180.1301 to 180.1331:

(1) “Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(1m) “Business combination” has the meaning given in s. 180.1130(3).

(2) “Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

(3) “Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

(4) “Fair value”, with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Fair value”, with respect to a dissenter’s shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1. to 4.

(5) “Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

(6) “Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

History: 1989 a. 303; 1991 a. 16.

180.1302 Right to dissent. (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

3. The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104. This subdivision does not apply if all of the following are true:

a. The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002(1) to (9).

b. Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c. The number of voting shares, as defined in s. 180.1103(5)(a)(2)., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.

d. The number of participating shares, as defined in s. 180.1103(5)(a)1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.

(b) Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

1. A sale pursuant to court order.

2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

(cm) Consummation of a plan of conversion.

(d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

(3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or 180.1829(1)(c).

(4) Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

(5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

History: 1989 a. 303; 1991 a. 16; 2001 a. 44; 2005 a. 476.

180.1303 Dissent by shareholders and beneficial shareholders. (1) A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a) Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.

(b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

History: 1989 a. 303.

180.1320 Notice of dissenters’ rights. (1) If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

(2) If corporate action creating dissenters’ rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 180.1322.

History: 1989 a. 303.

180.1321 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:

(a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b) Not vote his or her shares in favor of the proposed action.

(2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History: 1989 a. 303.

180.1322 Dissenters’ notice. (1) If proposed corporate action creating dissenters’ rights under s. 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

(2) The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable. The dissenters’ notice shall comply with s. 180.0141 and shall include or have attached all of the following:

(c) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(d) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(e) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(f) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.

(g) A copy of ss. 180.1301 to 180.1331.

History: 1989 a. 303.

180.1323 Duty to demand payment. (1) A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History: 1989 a. 303.

180.1324 Restrictions on uncertificated shares. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under a. 180.1326.

(2) The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

History: 1989 a. 303.

180.1325 Payment. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2) The payment shall be accompanied by all of the following:

(a) The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b) A statement of the corporation’s estimate of the fair value of the shares.

(c) An explanation of how the interest was calculated.

(d) A statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

(e) A copy of ss. 180.1301 to 180.1331.

History: 1989 a. 303.

180.1326 Failure to take action. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under s. 180.1322 and repeat the payment demand procedure.

History: 1989 a. 303.

180.1327 After-acquired shares. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

History: 1989 a. 303.

180.1328 Procedure if dissenter dissatisfied with payment or offer. (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

(c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

(2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

History: 1989 a. 303.

180.1330 Court action. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the Corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

(b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

History: 1989 a. 303.

180.1331 Court costs and counsel fees. (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

(b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

(2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

(b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

History: 1989 a. 303.

Preliminary Copy

Subject to Completion

SPECIAL MEETING OF SHAREHOLDERS OF

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

November 13, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

00030030000000000000 1	111307

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		FOR	AGAINST	ABSTAIN

1.         To approve the Agreement and Plan of Merger, dated as of July 9, 2007 (the “Merger Agreement”), by and among Harris Bankcorp, Inc., its wholly-owned subsidiary, Boundary Acquisition Corporation, and Merchants and Manufacturers Bancorporation, Inc., which provides for the merger of Boundary Acquisition Corporation with and into Merchants.

		☐	☐	☐

2.         To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement thereof, to approve the Merger Agreement.

		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof, including without limitation any proposal to adjourn the Special Meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the approval of the Agreement and Plan of Merger and “FOR” approval of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies to approve the merger.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

November 13, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

00030030000000000000 1	111307

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		FOR	AGAINST	ABSTAIN

1.         To approve the Agreement and Plan of Merger, dated as of July 9, 2007 (the “Merger Agreement”), by and among Harris Bankcorp, Inc., its wholly-owned subsidiary, Boundary Acquisition Corporation, and Merchants and Manufacturers Bancorporation, Inc., which provides for the merger of Boundary Acquisition Corporation with and into Merchants.

		☐	☐	☐

2.         To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement thereof, to approve the Merger Agreement.

		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof, including without limitation any proposal to adjourn the Special Meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the approval of the Agreement and Plan of Merger and “FOR” approval of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies to approve the merger.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

5445 S. Westridge Drive, P.O. Box 511160

New Berlin, Wisconsin

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

This Proxy is solicited by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. (“Merchants”) for the Special Meeting of Shareholders to be held on November 13, 2007.

The undersigned, having received the Notice of Meeting and Proxy Statement dated October 3, 2007, relating to the Special Meeting of Shareholders of Merchants, hereby constitutes and appoints J. Michael Bartels and Sister Joel Read, and each of them, with full power to act alone and with power of substitution, to be the true and lawful attorney and proxy of the undersigned to vote on behalf of the undersigned all of the shares of Common Stock of Merchants held of record by the undersigned as of September 25, 2007, at the Special Meeting of Shareholders of Merchants, to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin 53215, on November 13, 2007 at 4:00 p.m., local time, and at any postponement or adjournment thereof, in accordance with the following instruction.

(Continued and to be signed on the reverse side)

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